The share exchange described in this document involves the securities of a foreign company.  This share exchange is subject to disclosure requirements of Japan that are different from those of the United States.  Financial Statements included in this document have been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the parties and their affiliates and advisors may purchase securities otherwise than under the share exchange, such as in open market or privately negotiated purchases or pursuant to legal rights of the shareholders.

TENDER OFFER EXPLANATORY STATEMENT

February 17, 2010

MITSUBISHI CHEMICAL HOLDINGS CORPORATION

THIS ENGLISH TRANSLATION OF THE TENDER OFFER EXPLANATORY STATEMENT HAS BEEN PREPARED SOLELY FOR THE CONVENIENCE OF NON-JAPANESE SPEAKING SHAREHOLDERS OF MITSUBISHI RAYON CO., LTD. WHILE THIS ENGLISH TRANSLATION IS BELIEVED TO BE GENERALLY ACCURATE, IT IS SUBJECT TO, AND QUALIFIED BY, IN ITS ENTIRETY, THE OFFICIAL JAPANESE-LANGUAGE ORIGINAL FILED WITH THE DIRECTOR-GENERAL OF THE KANTO LOCAL FINANCE BUREAU.  SUCH JAPANESE-LANGUAGE ORIGINAL SHALL BE THE CONTROLLING DOCUMENT FOR ALL PURPOSES.

TENDER OFFER EXPLANATORY STATEMENT
The tender offer (the “Tender Offer”) described in this tender offer explanatory statement (this “Statement”) is to be implemented under the provisions of Chapter II-2, Section 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended).  This Statement is prepared in accordance with Article 27-9 of the Law.

【Filing document】	Tender Offer Registration Statement (the “Registration Statement”)
【Filed with】	The Director-General of the Kanto Local Finance Bureau of the Ministry of Finance Japan
【Filing date】	February 17, 2010
【Filing person】
【Name of filing person】	Mitsubishi Chemical Holdings Corporation
【Address】	14-1, Shiba 4-chome, Minato-ku, Tokyo
【Place to contact】	14-1, Shiba 4-chome, Minato-ku, Tokyo
【Telephone number】	+81-3-6414-4850
【Person to contact】	Eizo Tabaru, Deputy General Manager, Finance and Accounting Office Ken Fujiwara, Chief Manager, Administration Office
【Attorney-in-fact】
【Name of attorney-in-fact】	N/A
【Address】	N/A
【Place to contact】	N/A
【Telephone number】	N/A
【Person to contact】	N/A
【Location at which a copy of the Statement is available to the public】	Head Office Mitsubishi Chemical Holdings Corporation (14-1, Shiba 4-chome, Minato-ku, Tokyo)
Tokyo Stock Exchange Group, Inc. (2-1, Kabutocho, Nihonbashi, Chuo-ku, Tokyo)
Osaka Securities Exchange Co., Ltd. (1-8-16, Kitahama, Chuo-ku, Osaka)

(Note 1)	In this Statement, the “Tender Offeror” or “MCHC” means Mitsubishi Chemical Holdings Corporation and the “Target Company” or “MRC” means Mitsubishi Rayon Co., Ltd.

(Note 2)	When the figures in this Statement are rounded or truncated, the amount recorded in the total column may not always coincide with the aggregate of the relevant figures.

(Note 3)
In this Statement, the “Law” means the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), the “Enforcement Order” means the Financial Instruments and Exchange Law Enforcement Ordinance of Japan (Government Ordinance No. 321 of 1965, as amended), and the “TOB Order” means the Cabinet Ordinance of Japan regarding disclosure of tender offers for shares by non-issuers (MOF Ordinance No. 38 of 1990, as amended).

(Note 4)	Except as specifically provided in this Statement, the number of days or dates and time refer to those of Japan.

(Note 5)
The Tender Offer is being conducted for the shares of Common Stock of the Target Company, a corporation incorporated in Japan.  Although the Tender Offer is being conducted in accordance with the procedures and disclosure standards prescribed by the Law, these procedures and disclosure standards may not always coincide with those of the United States.  In particular, the rules and regulations under Sections 13(e) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), do not apply to the Tender Offer and the Tender Offer is not being conducted in accordance with the procedures and requirements thereunder.  The financial statements contained in the Statement have been prepared in accordance with Japanese accounting standards, not U.S. accounting standards, and may not be comparable to the financial statements of U.S. companies.  It may be difficult to enforce any right or claim arising under U.S. federal securities laws, since the Tender Offeror is incorporated outside the United States.  Shareholders may not be able to sue a non-U.S. company in a non-U.S. court for violations of the U.S. securities laws.  Shareholders may not be able to compel a non-U.S. company and its subsidiaries and affiliates to subject themselves to a U.S. court’s jurisdiction.

(Note 6)
Unless otherwise provided in this Statement, all procedures with respect to the Tender Offer described in this Statement shall be conducted in Japanese.  If any part of the documents relating to the Tender Offer is prepared in English, and in the event that any inconsistency exists between the English and Japanese documents, the Japanese documents shall take priority over the English documents.

(Note 7)
This Statement contains forward-looking statements.  As a result of known or unknown risks, uncertainty or other factors, actual results could differ materially from any forward-looking statements contained herein.  No assurance is given by the Tender Offeror or its affiliates that any such forward-looking statements will be achieved.  The forward-looking statements contained in this Statement were made based on the information available to the Tender Offeror as of the date of this Statement and, except where required by laws or regulations, neither the Tender Offeror nor any of its affiliates accepts any obligation to change or revise the statements to reflect future events or circumstances.

(Note 8)
As applicable, the Tender Offeror will comply with Regulation 14E under the Exchange Act.  The Tender Offeror has determined that the “Tier 1” exemption provided for in Rule 14d-1(c) under the Exchange Act is applicable to the Tender Offer.  The Tender Offeror anticipates that the Tier 1 exemption will also be available for the subsequent transactions described in “(4) Policies on Organizational Restructuring after the Tender Offer (Matters Relating to the Second-Step Takeover)” under “3. Purpose of Tender Offer” in “I.  Terms and conditions of Tender Offer”.  Accordingly, the Tender Offer is exempted from Rule 14e-5 under the Exchange Act, which prohibits a person making a tender offer and certain related persons, including the target company and the parties’ financial advisors, from purchasing or making arrangements to purchase such securities other than pursuant to the tender offer from the time such offer is publicly announced until its expiration.  The Target Company may be required under the Company Law of Japan (Law No. 86 of 2005, as amended) (the “Company Law”) to purchase its own shares from any shareholder who exercises its statutory right to require the Target Company to purchase shares constituting less than a whole unit.  Management stock ownership plan (yakuin mochikabukai) of the Target Company may engage during the tender offer period (the “Tender Offer Period”) in the purchase shares of the Target Company to the extent permitted under Japanese securities regulations.  To the extent any disclosure of such purchase or sale outside the Tender Offer is required under applicable Japanese securities regulations, a written notice of such disclosure will be provided to the shareholders in the United States.

(Note 9)
The financial advisors of the Tender Offeror and the Target Company and the tender offer agent of the Tender Offeror, in the ordinary course of their secondary trading business, may engage in the purchase and sale of shares of the Target Company for their own account or for their customers’ accounts to the extent permitted under Japanese securities regulations and the Tender Offeror has agreed to any such purchases or sales.  To the extent any disclosure of such purchases is required under applicable Japanese securities regulations, a written notice of such disclosure will be provided to shareholders in the United States or notice will be provided on either the Tender Offeror’s website or the Target Company’s website.  To the extent any disclosure of such purchase outside the Tender Offer is required under applicable Japanese securities regulations, a written notice of such disclosure will be provided to the shareholders in the United States or notice will be provided on either the Tender Offeror’s website or the Target Company’s website.

I.           【Terms and Conditions of Tender Offer】
1.	【Name of Target Company】

Mitsubishi Rayon Co., Ltd.

2.	【Class of Shares to be Purchased】

Common stock

3.	【Purpose of Tender Offer】
(1)	Description of the Tender Offer

The Tender Offeror reached an agreement with the Target Company to conduct a management integration (the “Management Integration”), pursuant to which the Target Company will be integrated into the business group of the Tender Offeror (the “Tender Offeror Group”), which is the holding company of the business group.  The two companies executed a “Memorandum of Understanding for Management Integration” (the “Memorandum of Understanding”) as of November 19, 2009 in connection with the foregoing.  The Target Company is listed on the First Sections of the Tokyo Stock Exchange Group, Inc. (the “Tokyo Stock Exchange”) and the Osaka Securities Exchange Co., Ltd. (the “Osaka Securities Exchange”).  The Tender Offeror and the Target Company have confirmed in the Memorandum of Understanding that the ultimate objective of the Management Integration is for the Tender Offeror to acquire all of the issued and outstanding shares of the Target Company, excluding treasury shares of the Target Company (the “Common Stock of the Target Company”).  The details of the Memorandum of Understanding are outlined in “2. Agreements between Tender Offeror and Target Company or its Directors and Officers, and Contents Thereof” under “IV. Transactions between Tender Offeror and Target Company” below.

In the Memorandum of Understanding, the Tender Offeror planned to implement the Tender Offer for all Common Stock of the Target Company as the first step of the Management Integration.  The Board of Directors of the Tender Offeror resolved at its meeting on February 16, 2010 to commence the Tender Offer, after confirming the details of the Memorandum of Understanding that the Tender Offer may be implemented.  In order to complete the Management Integration, the Tender Offeror will implement the Tender Offer to acquire all of the shares of the Target Company.  Furthermore, the minimum number of shares of the Target Company to be purchased in the Tender Offer has been set at 286,114,000 shares, which is equivalent to a majority of the voting rights.  In the event that the number of shares tendered in the Tender Offer does not reach 286,114,000 shares, none of the shares will be purchased.

The Target Company, at the meeting of its Board of Directors held on February 16, 2010, resolved to announce its approval of the Tender Offer and to recommend that its shareholders tender their shares in the Tender Offer.

(2)	Background and Reason for the Tender Offer

The Tender Offeror was established as a pure holding company in October 2005 through a stock-for-stock exchange of Mitsubishi Chemical Corporation (head office: Minato-ku, Tokyo; President: Yoshimitsu Kobayashi; hereinafter, “Mitsubishi Chemical” or “MCC”) and Mitsubishi Pharma Corporation (“Mitsubishi Pharma”), a subsidiary of Mitsubishi Chemical at the time, pursuant to which both companies became wholly-owned subsidiaries of the Tender Offeror.  Subsequently, in October 2007, the Tender Offeror made Mitsubishi Plastics, Inc. (head office: Chuo-ku, Tokyo; President: Hiroshi Yoshida; hereinafter, “Mitsubishi Plastics” or “MPI”) a subsidiary of Mitsubishi Chemical, a direct subsidiary of the Tender Offeror, and Mitsubishi Pharma merged with Tanabe Seiyaku Co., Ltd to become Mitsubishi Tanabe Pharma Corporation (head office: Osaka city, Osaka; President: Michihiro Tsuchiya; hereinafter “Mitsubishi Tanabe Pharma” or “MTPC”), a listed subsidiary in October 2007.  At present, with the Tender Offeror as a holding company, and with Mitsubishi Chemical, Mitsubishi Plastics and Mitsubishi Tanabe Pharma as its core operating business companies, the Tender Offeror Group operates its business in the three business domains of Performance Products, Health Care and Chemicals.  In April 2009, the Tender Offeror established a direct subsidiary, The KAITEKI Institute, Inc., as a research institute that conducts research and studies relating to future societal trends.

On the other hand, since being established in June 1933 as a manufacturing company of rayon staple, the Target Company has developed its core business operations in the fields of synthetic fibers and synthetic resins and now the cornerstone of these businesses is methyl methacrylate (“MMA”) and acrylonitrile monomer operations.  In its MMA business, through the establishment of a unified business structure with products ranging from chemicals to functional plastics and functional chemicals, the Target Company has grown to enjoy the number one position in Asia.  Following the completion of the acquisition of UK-based Lucite International Group Limited (“Lucite”) in May 2009, the Target Company enjoys the largest MMA business operations in the world.  In its acrylonitrile monomer business, the Target Company has established a unified system in the production of carbon-fiber precursors, carbon fibers and composite materials, and will continue to pursue growth whilst developing water treatment business using hollow fiber membranes.

In its core chemicals business, the Tender Offeror Group faces a harsh operating environment due to factors such as declining demand and falling product prices accompanying the slowdown of the world economy; volatile price movements for crude oil and other raw materials; and the strengthening of the yen.  Moreover, Japanese companies have inevitably suffered relative declines in international competitiveness due to the emergence of Chinese companies having an enormous market and Middle Eastern companies, which boast overwhelming strong competitiveness in commodity chemicals markets.  Furthermore, amid increasingly active movements toward large-scale business restructurings, mainly in Europe and the United States, chemicals-related businesses unavoidably face intensifying global competition, increased internationalization of business activities, and initiatives for realizing large business scales.

In response to such circumstances, the Tender Offeror is implementing APTSIS 10, the Tender Offeror Group’s mid-term management plan that is based on a fundamental policy: “respond swiftly to economic contraction by structural reforms, accelerated innovation and leaping ahead.”  In keeping with APTSIS 10, the Tender Offeror is undertaking a drastic business restructuring by concentrating investments on existing growth businesses and scaling back or withdrawing from low-profit businesses; accelerating M&A and R&D activities to realize high performance and high added-value in businesses and to quickly launch new businesses; and expanding overseas businesses to strengthen its international competitiveness.

On the other hand, based on the same recognition of the environment, the Target Company is promoting thorough business portfolio management in accordance with its mid-term management plan New Design MRC (the “New Design MRC Plan”), with the fundamental objectives to “establish and develop the top-ranking business units in the global markets” and “achieve sales revenue of 1 trillion yen and operating profit of 100 billion yen by 2018.”  The acquisition of Lucite gives the Target Company an important foothold and represents a significant step forward as a company that carries out operations globally.

As described above, the Tender Offeror and the Target Company are implementing their own respective measures to respond to the present harsh business environment.  However, with the aim of becoming a corporate group that can survive the expected increasingly severe global competition, the Tender Offeror and the Target Company have reached an agreement to carry out the Management Integration and to conduct the Tender Offer, under which the Tender Offeror will acquire all of the Target Company’s shares.  Under the agreement, the Target Company will become a new core business company of the Tender Offeror Group, with the Tender Offeror serving as the pure holding company, which will enable both companies to consolidate management resources, achieve an expansion in corporate scale and establish a solid business foundation while strengthening business competitiveness and fortifying development capabilities.

The Management Integration will allow the Tender Offeror Group to expand its corporate scale to better respond to an era of global competition, which is a key issue addressed under APTSIS 10, in addition to enabling the Tender Offeror Group to acquire a new core business in the form of the Target Company’s MMA business.  The Tender Offeror Group will also acquire businesses that include the carbon fiber and composite materials businesses, for which demand is expected to expand rapidly, as well as the water treatment business.  Consequently, the Tender Offeror Group will be able to accelerate its current shift toward high added-value businesses and anticipates synergies in carbon fiber and composite materials, water treatment and such specialty chemicals as additives and coatings.  The Tender Offeror also expects to realize cost synergies through the integration of logistics, purchasing and procurement, and business bases as well as through the integration of similar functions carried out by affiliated companies.  Also, the addition of the Target Company and its strong business foundations in Asia, Europe and the United States will enable the Tender Offeror Group to further bolster and accelerate the development of its global business operations.

On the other hand, through the Management Integration, the Tender Offeror believes that the Target Company will be able to utilize the strong business foundation and excellent management resources of the Tender Offeror Group in working to attain the key tasks of the New Design MRC Plan.  These tasks include acceleration of growth of MMA-related businesses and cultivation and expansion of next-generation core businesses such as carbon fiber and composite materials as well as water treatment.  As a result, the Target Company expects to accelerate the realization of a fundamental objective of the New Design MRC Plan, namely, to “establish and develop the top-ranking business units in the global markets” by the synergy effects in the Tender Offeror Group.  The Target Company’s participation in the Management Integration will also lead to an upgrading, expansion, and strengthening of human resources and other management resources.

In the event the Management Integration is completed, in order to become a corporate group that can succeed among the severe global competition, the Tender Offeror will strive for prompt realization of the synergies described above, as well as allocating management resources within the Tender Offeror Group in the most appropriate manner and strengthening developmental capability and business competitiveness with the aim of maximizing profit of the Tender Offeror Group as a whole.

(3)	Purchase Price of the Tender Offer

The Tender Offeror received a share valuation report from Mitsubishi UFJ Securities Co., Ltd. (“Mitsubishi UFJ Securities”) on November 19, 2009 (the “November Mitsubishi Valuation Report”).  In determining the Purchase Price of the Tender Offer (the “Purchase Price”), the Tender Offeror comprehensively considered (i) the Target Company’s due diligence results, (ii) the likelihood of approval of the Tender Offer by the Target Company’s Board of Directors, (iii) the discussions between the Tender Offeror and the Target Company regarding the terms and conditions of the Tender Offer, and (iv) the prospects of the Tender Offer, in addition to the November Mitsubishi Valuation Report.  The Board of Directors of the Tender Offeror determined at its meeting held on November 19, 2009 that the proposed Purchase Price (the “Proposed Purchase Price”) shall be JPY380 per share and the Tender Offeror entered into the Memorandum of Understanding the same day.  The Tender Offeror has received, with certain preconditions, a fairness opinion dated November 19, 2009, from Mitsubishi UFJ Securities, that the Proposed Purchase Price is appropriate from a financial point of view.

Subsequently, in accordance with domestic and international competition laws, the Tender Offeror took necessary procedures in China, the U.S., the EU and various other countries.  On February 16, 2010,  after completing the following procedures and based on the Memorandum of Understanding, the Tender Offeror determined that the Proposed Purchase Price shall be the Purchase Price.

In determining the Proposed Purchase Price to be the Purchase Price on February 16, 2010, based on the Memorandum of Understanding, the Tender Offeror considered the opinions in the second share valuation report with respect to the Target Company’s shares dated February 16, 2010 (the “February Mitsubishi Valuation Report”), which it requested Mitsubishi UFJ Securities to submit to use as reference material.  The Tender Offeror has received, with certain preconditions, a second fairness opinion dated February 16, 2010 from Mitsubishi UFJ Securities, that the Proposed Purchase Price is appropriate from a financial point of view.

Mitsubishi UFJ Securities used the average market price method and the discounted cash flow method (“DCF method”) in the share valuation analysis of the Target Company in the November Mitsubishi Valuation Report and the February Mitsubishi Valuation Report. The ranges of the per share value of the Common Stock of the Target Company reached using each method in the February Mitsubishi Valuation Report are as follows:

1.	average market price method:	¥230 ― ¥259

2.	DCF method:	¥353― ¥434

1.
Under the average market price method, the range of the per share value of the Common Stock of the Target Company derived was between JPY230 and JPY259.  Based on the assumption that the share price of the Target Company increased due to speculation about the Tender Offer reported in the news media on August 10, 2009, the share value was derived based on the average closing price of the Common Stock of the Target Company on the First Section of the Tokyo Stock Exchange for the three months and six months prior to August 7, 2009, which is the business day prior to any impact from the news media.

2.
Under the DCF method, the range of the per share value of the Common Stock of the Target Company derived was between JPY353 and JPY434.  Through the DCF method, the corporate value and share value of the Target Company were analyzed using the present value of free cash flows which the Target Company is expected to produce in the future discounted at a certain discount rate, based on various factors including earnings forecasts and business investment plans of the Target Company, and the expected synergies between the Target Company and the Tender Offeror, and other factors of the Target Company.

The Tender Offeror considers the valuation results obtained under the DCF method to be the most comprehensive in terms of reflecting the future earnings capability and growth potential of the Target Company.  Accordingly, in considering the Proposed Purchase Price and the Purchase Price, the Tender Offeror put emphasis on the calculation results of the DCF method and considered the ranges in relation to the results.

After comprehensive consideration of the above Mitsubishi UFJ Securities calculation results, the results of the additional due diligence conducted in order to verify any change to the Target Company’s status after November 19, 2009, and other factors, at the Tender Offeror’s Board of

Directors’ meeting on February 16, 2010, the Tender Offeror, based on the Memorandum of Understanding, determined that the Proposed Purchase Price of JPY380 per share would be the Purchase Price of Common Stock of the Target Company.

The Purchase Price of the Tender Offer of JPY380 per share is equal to (i) the closing price of JPY271 of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange on November 18, 2009 which is one business day prior to the announcement of the Proposed Purchase Price, plus a premium of 40.22% (rounded to the nearest hundredth of a percent), (ii) the average closing price of JPY303 (rounded to the nearest whole number) for the month preceding November 18, 2009, plus a premium of 25.41% (rounded to the nearest hundredth of a percent), (iii) the average closing price of JPY311 (rounded to the nearest whole number) for the three months preceding November 18, 2009, plus a premium of 22.19% (rounded to the nearest hundredth of a percent), (iv) the average closing price of JPY288 (rounded to the nearest whole number) for the six months preceding November 18, 2009, plus a premium of 31.94% (rounded to the nearest hundredth of a percent), and (v) the closing price of JPY373 of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange on February 16, 2010 which is one business day prior to the submission of this Statement, plus a premium of 1.88% (rounded to the nearest hundredth of a percent).

(Note)
As stated above, speculation about the Tender Offer was reported in the news media on August 10, 2009 which has likely caused the share price of the Target Company to increase with the expectation of implementing the Tender Offer as a part of the Management Integration.  The Purchase Price of JPY380 per share for the Tender Offer is also equal to (vi) the average closing price of JPY259 (rounded to the nearest whole number) of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange for the three months preceding August 7, 2009, one business day immediately prior to any impact from the news media on August 10, 2009, when the share price of the Target Company increased, plus a premium of 46.72% (rounded to the nearest hundredth of a percent), and (vii) the average closing price of JPY230 (rounded to the nearest whole number) of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange for the six months preceding August 7, 2009 which is also one business day prior to the news media on August 10, 2009, plus a premium of 65.22% (rounded to the nearest hundredth of a percent).

(4)	Policies on Organizational Restructuring after the Tender Offer (Matters Relating to the Second-Step Takeover)

As detailed in “(1) Outline of the Tender Offeror” above, the Tender Offeror plans to acquire all of the Common Stock of the Target Company.  If the Tender Offeror is unable to acquire all of the Common Stock of the Target Company through the Tender Offer, following the completion of the Tender Offer, the Tender Offeror plans to acquire all of the Common Stock of the Target Company through a share exchange to make the Tender Offeror the sole shareholder of the Target Company and the Target Company a wholly-owned subsidiary of the Tender Offeror (the “Share Exchange”), on or around October 1, 2010.

With respect to the Share Exchange, shareholders of the Target Company, excluding the Tender Offeror, will, in exchange for their shares of the Target Company, be allocated shares of the Tender Offeror as consideration, and shareholders of the Target Company who are allocated 1 (one) or more share of the Tender Offeror will become shareholders of the Tender Offeror.  The Share Exchange may be implemented without obtaining approval at a general meeting of shareholders of the Tender Offeror, pursuant to a short form statutory share exchange as prescribed under Article 796, Paragraph 3 of the Company Law of Japan (the “Company Law”).  Furthermore, the Share Exchange may be implemented without obtaining approval at a general meeting of shareholders of the Target Company pursuant to a short form share exchange under Article 784, Paragraph 1 of the Company Law.

The share exchange ratio to be used in the Share Exchange (the “Share Exchange Ratio”) will be determined, based on the Purchase Price of the Tender Offer, after diverse and rational review by the Tender Offeror and the Target Company taking into consideration the respective share prices, financial conditions, business results trends and other factors of the Tender Offeror and the Target Company, and following discussion and agreement in good faith between the Tender Offeror and the Target Company.  At the commencement of the Tender Offer, unless there are specific circumstances, the Purchase Price will be used to determine the equity value of the Common Stock of the Target Company in deciding the consideration to be received by the shareholders of the Target Company through the Share Exchange (shareholders are scheduled to receive shares of the Tender Offeror).  However, due to differences in the point of time of the equity value to be used in this calculation, as a result of discussions between the Tender Offeror and the Target Company, the Tender Offeror and Target Company may, upon thorough consideration of the profits of each of their respective shareholders, use an equity value that differs from the Purchase Price.

Furthermore, the Target Company intends to cancel all of its treasury shares following the completion of the Tender Offer and by the effective date of the Share Exchange. (According to the 85th Third Quarter Securities Report submitted by the Target Company to the Kanto Local Finance Bureau on February 12, 2010, the number of treasury shares of the Target Company as of September 30, 2009 is 27,771,772, representing 4.63% of the Common Stock of the Target Company.)

During the Share Exchange, shareholders of the Target Company, which is to become a wholly-owned subsidiary of the Tender Offeror, have the right to demand that the shares he or she holds be purchased in accordance with the procedures pursuant to the Company Law.  The price at which shares will be purchased pursuant to such demand may differ from the Purchase Price of the Common Stock of the Target Company in the Tender Offer and the economic value of the consideration received through the Share Exchange as a result of factors such as the respective share prices, financial conditions and business results trends of the Tender Offeror and the Target Company and any judicial determinations.

Please consult your tax advisor regarding the tax treatment regarding the Tender Offer, the Share Exchange or the right to demand the purchase of shares during the Share Exchange.

Due to (i) any tax or legal effect that the Tender Offeror or the Target Company may be subject to in connection with the Share Exchange, (ii) legal, tax-related, systematic or other amendments or regulator’s interpretations related to the Share Exchange, (iii) changes in the ratio of the Tender Offeror’s shareholdings following the Tender Offer, (iv) changes in the shareholdings of the Target Company’s shareholders other than the Tender Offeror, (v) fluctuations in the business results trends of the Tender Offeror and the Target Company, and (vi) the impact of the stock market, and other factors, the Share Exchange may or may not be implemented and the timing, conditions or method of making the Target Company a wholly-owned subsidiary may change.  In the event that the details of the Share Exchange are modified or there is a change in the method of making the Target Company a wholly-owned subsidiary, the details will be discussed with the Target Company and publicly announced as soon as they are determined.

(5)	Expected Delisting and Reasons Thereof

The shares of Common Stock of the Target Company are, at present, listed on the First Sections of the Tokyo Stock Exchange and the Osaka Securities Exchange.  However, because the Tender

Offeror has not set the maximum number of shares which the Tender Offeror will purchase through the Tender Offer, depending on the result of the Tender Offer, the shares of the Target Company may be delisted through specified procedures pursuant to the delisting standards of the Tokyo Stock Exchange and the Osaka Securities Exchange.  Even if such delisting standards are not met upon completion of the Tender Offer, as detailed in “(4) Policies on Organizational Restructuring after the Tender Offer (Matters Relating to the Second-Step Takeover)” above, the Tender Offeror plans to make the Target Company a wholly-owned subsidiary through the Share Exchange and the Common Stock of the Target Company is scheduled to be exchanged for shares of the Tender Offeror.  In such case, pursuant to the delisting standards of the Tokyo Stock Exchange and the Osaka Securities Exchange, and upon completing the necessary procedures, the Common Stock of the Target Company will be delisted.  After the delisting, the Common Stock of the Target Company will not be able to be traded on either the Tokyo Stock Exchange or the Osaka Securities Exchange.

(6)	Other

a.	Dividend forecast of the Target Company

According to the Target Company’s Third Quarter Consolidated Financial Results for the fiscal year ending March 31, 2010 (dated February 8, 2010), the forecasted cash dividend amount for the fiscal year ending March 31, 2010 is ¥0.

b.	Remedial measures under the Anti-Monopoly Act

In 2001, Mitsubishi Chemical Corporation, a wholly-owned subsidiary of the Tender Offeror, and the Target Company established Dia-Nitrix Co., Ltd. (“DNX”), a joint venture which manufactures acrylamide (“AAM”) for paper strengthener.  In establishing DNX, the Japan Fair Trade Commission (the “JFTC”) raised concerns regarding the AAM sales market under the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade of Japan (Act No. 54 of 1947, as amended) (the “Anti-Monopoly Act”).  As a remedial measure to address such concerns, with respect to the sales of AAM manufactured by DNX, each of Mitsubishi Chemical Corporation and the Target Company have independently operated its sales business of AAM products by buying the products from DNX.

In the event the Management Integration is completed, the Target Company will participate in the Tender Offeror’s corporate group which Mitsubishi Chemical Corporation belongs to.  As a result of the advance pre-filing consultation with the JFTC regarding the acquisition of shares of the Target Company through the Tender Offer, the Tender Offeror and the Target Company plan to transfer the Target Company’s AAM sales business to SNF CO., LTD. (“SNF”) as of April 1, 2010, as a remedial measures to address the aforementioned concerns.

4.	【Tender Offer Period, Price and Number of Shares】

(1)	Tender Offer Period

a.	Tender Offer Period as of the time of filing of the Registration Statement (the “Registration Statement”) (Japan standard time)

Tender Offer Period	From Wednesday, February 17, 2010 through Friday, March 19, 2010 (23 business days in Japan)
Date of Public Notice	Wednesday, February 17, 2010
Name of Newspaper for Public Notice
Public disclosure will be made electronically, and a notice of such disclosure will be published in the Nihon Keizai Shimbun.
EDINET (electronic disclosure for investors’ network): (http://info.edinet-fsa.go.jp/）

b.	Possible extension of the Tender Offer Period based on the Target Company’s request

If the Target Company submits an opinion report requesting an extension of the Tender Offer Period pursuant to Article 27-10, Paragraph 3 of the Law, the Tender Offer Period shall be extended to 30 business days in Japan, until Wednesday, March 31, 2010.

c.	Contact information in case of extension of the Tender Offer Period

Mitsubishi Chemical Holdings Corporation
14-1, Shiba 4-chome, Minato-ku, Tokyo
Telephone: 81-3-6414-4850
Ken Fujiwara, Chief Manager, Administration Office

Hours: between 10:00 a.m. and 5:00 p.m. on weekdays

(2)	Tender Offer Purchase Price

Shares	¥380 per share
Certificate of Stock Acquisition Rights	―
Bond with Stock Acquisition Rights	―
Trust Beneficiary Certificates for Shares	―
Depositary Receipts for Shares	―
Basis of Calculation
The Tender Offeror received the November Mitsubishi Valuation Report from Mitsubishi UFJ Securities on November 19, 2009.  In determining the Purchase Price of the Tender Offer, the Tender Offeror comprehensively considered (i) the Target Company’s due diligence results, (ii) the likelihood of approval of the Tender Offer by the Target Company’s Board of Directors, (iii) the discussions between the Tender Offeror and the Target Company regarding the terms and conditions of the Tender Offer, and (iv) the prospects of the Tender Offer, in addition to the November Mitsubishi Valuation Report.  The Board of Directors of the Tender Offeror determined the Proposed Purchase Price as JPY380 per share at its meeting on November 19, 2009, and the Tender Offeror entered into the Memorandum of Understanding the same day.  The Tender Offeror has received, with certain preconditions, a fairness opinion dated November 19, 2009 from Mitsubishi UFJ Securities, that the Proposed Purchase Price is appropriate from a financial point of view.  Subsequently, in accordance with domestic and international competition laws, and after proceeding with and completing the necessary procedures in China, the U.S., the EU and various other countries, the Tender Offeror completed the following procedures and, based on the Memorandum of Understanding, determined that the Proposed Purchase Price would be the Purchase Price, on February 16, 2010.

In determining that, based on the Memorandum of Understanding, the Proposed Purchase Price would be the Purchase Price, on February 16, 2010, the Tender Offeror requested Mitsubishi UFJ Securities to re-submit the February Mitsubishi Valuation Report with respect to the Target Company’s shares as reference material and the Tender Offeror considered these opinions in its determination.  The Tender Offeror has received, with certain preconditions, a second fairness opinion dated February 16, 2010 from Mitsubishi UFJ Securities, that the Proposed Purchase Price is appropriate from a financial point of view.

Mitsubishi UFJ Securities used the average market price method and the DCF method in the equity value analysis of the Target Company in the November Mitsubishi Valuation Report and the February Mitsubishi Valuation Report. The ranges of the per share value of the Common Stock of the Target Company reached using each method in the February Mitsubishi Valuation Report are as follows:

1. average market price method:	¥230 ― ¥259

2. DCF method:	¥353― ¥434

1. Under the average market price method, the range of the per share value of the Target Company derived was between JPY230 and JPY259.  Based on the assumption that the share price of the Target Company increased due to certain news media reporting details of the Tender Offer on August 10, 2009, the share value was derived based on the average closing price of the Common Stock of the Target Company on the First Section of the Tokyo Stock Exchange for the three months and six months prior to August 7, 2009, which is the business day prior to any impact from the news media.

2. Under the DCF method, the range of the per share value of the Target Company derived was between JPY353 and JPY434.  Through the DCF method, the corporate value and share value of the Target Company were analyzed using the present value of free cash flows which the Target Company is expected to produce in the future discounted at a certain discount rate, based on the future earnings forecasts and various business investment plans of the Target Company, taking into account the synergies between the Target Company and the Tender Offeror, and other factors of the Target Company.

With respect to the consideration of the Proposed Purchase Price and the Purchase Price, the Tender Offeror considers the valuation results obtained under the DCF method to be the most comprehensive in terms of reflecting the future earnings capability and growth potential of the Target Company.  Accordingly, the Tender Offeror gave priority to the calculation results achieved through the DCF method and reviewed the ranges in relation to the results.

After comprehensive consideration of the above Mitsubishi UFJ Securities calculation results, the results of the additional due diligence conducted in order to verify any change to the Target Company’s status after November 19, 2009, and other factors, at the Tender Offeror’s Board of Directors’ meeting on February 16, 2010, the Tender Offeror, based on the Memorandum of Understanding, determined that the Proposed Purchase Price of JPY380 per share would be the Purchase Price of Common Stock of the Target Company.

The Purchase Price of the Tender Offer of JPY380 per share is equal to (i) the closing price of JPY271 of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange on November 18, 2009 which is one business day prior to the announcement of the Proposed Purchase Price, plus a premium of 40.22% (rounded to the nearest hundredth of a percent), (ii) the average closing price of JPY303 (rounded to the nearest whole number) for the month preceding November 18, 2009, plus a premium of 25.41% (rounded to the nearest hundredth of a percent), (iii) the average closing price of JPY311 (rounded to the nearest whole number) for the three months preceding November 18, 2009, plus a premium of 22.19% (rounded to the nearest hundredth of a percent), (iv) the average closing price of JPY288 (rounded to the nearest whole number) for the six months preceding November 18, 2009, plus a premium of 31.94% (rounded to the nearest hundredth of a percent), and (v) the closing price of JPY373 of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange on February 16, 2010 which is one business day prior to the submission of this Statement, plus a premium of 1.88% (rounded to the nearest hundredth of a percent).

(Note)   As stated above, although news media on August 10, 2009,

based on certain assumptions regarding the potential Tender Offer, are likely to have caused the share price of the Target Company to increase with the expectation of implementing the Tender Offer as a part of the Management Integration, the Purchase Price of JPY380 per share for the Tender Offer is also equal to (v) the average closing price of JPY259 (rounded to the nearest whole number) of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange for the three months preceding August 7, 2009, one business day immediately prior to any impact from the news media on August 10, 2009, when the share price of the Target Company increased, plus a premium of 46.72% (rounded to the nearest hundredth of a percent), and (vi) the average closing price of JPY230 (rounded to the nearest whole number) of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange for the six months preceding August 7, 2009 which is also one business day prior to the news media on August 10, 2009, plus a premium of 65.22% (rounded to the nearest hundredth of a percent).

Background of Calculation
With the participation of the Target Company, as a core business company, in the corporate group under which the Tender Offeror will serve as the pure holding company, the Tender Offeror and the Target Company have held numerous discussions from around September 2008 with the aim to become a corporate group that can survive the expected increasingly severe global competition by consolidating their management resources, achieving an expansion in corporate scale and establishing a solid business foundation while strengthening business competitiveness and fortifying development capabilities.  During this process, the Tender Offeror comprehensively considered (i) the November Mitsubishi Valuation Report received from Mitsubishi UFJ Securities on November 19, 2009, (ii) the Target Company’s due diligence results, (iii) the likelihood of approval of the Tender Offer by the Target Company’s Board of Directors, (iv) the discussions between the Tender Offeror and the Target Company regarding the terms and conditions of the Tender Offer, and (v) the prospects of the Tender Offer, the Tender Offeror’s Board of Directors determined the Proposed Purchase Price to be JPY380 per share at its meeting on November 19, 2009, and executed a Memorandum of Understanding.  The Tender Offeror has received, with certain preconditions, a fairness opinion dated November 19, 2009 from Mitsubishi UFJ Securities, that the Proposed Purchase Price is appropriate from a financial point of view.  Subsequently, in accordance with domestic and international competition laws, and after proceeding with and completing the necessary procedures in China, the U.S., the EU and various other countries, the Tender Offeror completed the following procedures and, based on the Memorandum of Understanding, determined that the Proposed Purchase Price would be the Purchase Price, on February 16, 2010.

In determining that, based on the Memorandum of Understanding, the Proposed Purchase Price would be the Purchase Price, on February 16, 2010, the Tender Offeror requested Mitsubishi UFJ Securities to re-submit the February Mitsubishi Valuation Report with respect to the Target Company’s shares as reference material and the Tender Offeror considered these opinions in its determination.  The Tender Offeror has received, with certain preconditions, a second fairness opinion dated February 16, 2010 from Mitsubishi UFJ Securities, that the Proposed Purchase Price is appropriate from a financial point of view.

Mitsubishi UFJ Securities used the average market price method and the DCF method in the equity value analysis of the Target Company in the November Mitsubishi Valuation Report and the February Mitsubishi Valuation Report. The ranges of the per share value of the Common Stock of the Target Company reached using each method in the February Mitsubishi Valuation Report are as follows:

1. average market price method:	¥230 ― ¥259

2. DCF method:	¥353― ¥434

1. Under the average market price method, the range of the per share value of the Target Company derived was between JPY230 and JPY259.  Based on the assumption that the share price of the Target Company increased due to certain news media reporting details of the Tender Offer on August 10, 2009, the share value was derived based on the average closing price of the Common Stock of the Target Company on the First Section of the Tokyo Stock Exchange for the three months and six months prior to August 7, 2009, which is the business day prior to any impact from the news media.

2. Under the DCF method, the range of the per share value of the Target Company derived was between JPY353 and JPY434.  Through the DCF method, the corporate value and share value of the Target Company were analyzed using the present value of free cash flows which the Target Company is expected to produce in the future discounted at a certain discount rate, based on the future earnings forecasts and various business investment plans of the Target Company, taking into account the synergies between the Target Company and the Tender Offeror, and other factors of the Target Company.

With respect to the consideration of the Proposed Purchase Price and the Purchase Price, the Tender Offeror considers the valuation results obtained under the DCF method to be the most comprehensive in terms of reflecting the future earnings capability and growth potential of the Target Company.

Accordingly, the Tender Offeror gave priority to the above calculation results achieved through the DCF method and reviewed the ranges in relation to the results.  After comprehensive consideration of the Mitsubishi UFJ Securities calculation results, the results of the additional due diligence conducted in order to verify any change to the Target Company’s status after November 19, 2009, and other factors, at the Tender Offeror’s Board of Directors’ meeting on February 16, 2010, the Tender Offeror, based on the Memorandum of Understanding, determined that the Proposed Purchase Price of JPY380 per share would be the Purchase Price of Common Stock of the Target Company.

The Purchase Price of the Tender Offer is equal to (i) the closing price of JPY271 of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange on November 18, 2009 which is one business day prior to the announcement of the Proposed Purchase Price on November 19, 2009, plus a premium of 40.22% (rounded to the nearest hundredth of a percent), (ii) the average closing price of JPY303 (rounded to the nearest whole number) for the month preceding November 18, 2009, plus a premium of 25.41% (rounded to the nearest hundredth of a percent), (iii) the average closing price of JPY311 (rounded to the nearest whole number) for the three months preceding November 18, 2009, plus a premium of 22.19% (rounded to the nearest hundredth of a percent), (iv) the average closing price of JPY288 (rounded to the nearest whole number) for the six months preceding November 18, 2009, plus a premium of 31.94% (rounded to the nearest hundredth of a percent) and (v) the closing price of JPY373 of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange on February 16, 2010 which is one business day prior to the submission of this Statement, plus a premium of 1.88% (rounded to the nearest hundredth of a percent).

As stated above, although news media on August 10, 2009, based on certain assumptions regarding the potential Tender Offer, are likely to have caused the share price of the Target Company to increase with the expectation of implementing the Tender Offer as a part of the Management Integration, the Purchase Price of JPY380 per share for the Tender Offer is also equal to (v) the average closing price of JPY259 (rounded to the nearest whole number) of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange for the three months preceding August 7, 2009, one business day immediately prior to any impact from the news media on August 10, 2009, when the share price of the Target Company increased, plus a premium of 46.72% (rounded to the nearest hundredth of a percent), and (vi) the average closing price of JPY230 (rounded to the nearest whole number) of the Common Stock of the Target Company quoted on the First Section of the Tokyo Stock Exchange for the six months preceding August 7, 2009 which is also one business day prior to the news media on August 10, 2009, plus a premium of 65.22% (rounded to the nearest hundredth of a percent).

On the other hand, in determining the appropriateness of the Proposed Purchase Price as set forth in the Memorandum of Understanding dated November 19, 2009, executed between the Tender Offeror and the Target Company, the Target Company chose Mizuho Securities Co., Ltd. (“Mizuho Securities”) and JPMorgan Securities Japan Co., Ltd. (“JPMorgan Securities”), third parties independent from both the Tender Offeror and the Target Company and unrelated parties of the Tender Offeror and the Target Company, as their financial advisors and requested calculations of the Target Company’s equity value.  The Target Company received these calculations in share valuation reports (the “Mizuho Valuation Report” or the “JPMorgan Valuation Report”) from Mizuho Securities and JPMorgan on November 19, 2009.  The Target Company received opinion letters from Mizuho Securities and JPMorgan Securities, respectively, on November 19, 2009, to the effect that, under certain preconditions, the Proposed Purchase Price is appropriate from a financial perspective for the shareholders of the Target Company.

Following this, in order to evaluate the fairness of the Purchase Price, the Target Company received, as reference material, the Mizuho Valuation Report and JPMorgan Valuation Report from Mizuho Securities and JPMorgan Securities, respectively, on February 16, 2010.  The Target Company again received opinion letters from Mizuho Securities and JPMorgan Securities, respectively, on February 16, 2010, to the effect that, under certain preconditions, the Proposed Purchase Price is appropriate from a financial perspective for the shareholders of the Target Company.

With respect to certain preconditions and disclaimer conditions specified respectively by Mizuho Securities and JPMorgan Securities in the preparation and submission of the aforementioned opinion letters, please refer to the Target Company’s press release entitled, “Announcement of Opinion with respect to Tender Offer conducted by Mitsubishi Chemical Holdings Corporation for Shares of Mitsubishi Rayon Co., Ltd.” dated February 16, 2010.

Based on the above awareness, consideration and analysis of the appropriateness of the Purchase Price of the Tender Offer, among other factors, as a result of the Target Company’s serious consideration and discussion of the various conditions of the Tender Offer, the Target Company has determined that the Tender Offer will provide an opportunity for growth by maximizing the Target Company’s corporate value through the strengthening and expansion of the operating resources of the Target Company, and that the conditions of the Tender Offer are fair and provide an opportunity for shareholders to sell their shares at a reasonable price.  The Target Company is in agreement with the implementation of the Tender Offer, under which the Target Company will become a wholly-owned subsidiary of the Tender Offeror, and recommends that shareholders tender their shares in the Tender Offer.

The Target Company has received the necessary legal opinions from its legal advisors, TMI Associates, with respect to the ensuring the fairness of the decision-making process regarding the Tender Offer.

(3)	Number of Shares to be Purchased in the Tender Offer

Number of shares intended to be purchased	Minimum number of shares intended to be purchased	Maximum number of shares intended to be purchased
572,226,048	286,114,000	―

(Note 1)
If the total number of shares tendered is less than the number indicated above in “Minimum number of shares intended to be purchased” (286,114,000 shares) (the “Minimum Number of Shares Intended to be Purchased”), none of the tendered shares will be purchased by the Tender Offeror.  If the total number of shares tendered in the Tender Offer exceeds the Minimum Number of Shares Intended to be Purchased, all tendered shares will be purchased by the Tender Offeror.

(Note 2)	The Tender Offeror does not intend to acquire treasury shares of the Target Company through the Tender Offer.

(Note 3)
The number of shares intended to be purchased is 572,226,048 shares.  This number is calculated by deducting the number of treasury shares of the Target Company as of September 30, 2009 (27,771,772 shares) (as described in the 85th Third Quarter Securities Report filed by the Target Company with the Kanto Local Finance Bureau on February 12, 2010) from the total number of issued and outstanding shares of the Target Company as of February 12, 2010 (599,997,820 shares) (as described in the 85th Third Quarter Securities Report).

(Note 4)
The Minimum Number of Shares Intended to be Purchased (286,114,000 shares) is equivalent to the majority (286,114 units) of voting rights (572,226 units) with respect to the number of shares (572,226,048 shares) which is calculated by deducting the treasury shares of the Target Company as of September 30, 2009 (27,771,772 shares) from the total number of issued and outstanding shares of the Target Company as of February 12, 2010 described in the 85th Third Quarter Securities Report filed by the Target Company with the Kanto Local Finance Bureau on February 12, 2010 (599,997,820 shares).

(Note 5)
Shares constituting less than a whole unit and cross-held shares will also be subject to purchase through the Tender Offer.  The Target Company may purchase its own shares in accordance with legal procedures during the Tender Offer Period from any shareholder who exercises the right under the Company Law to require the Target Company to purchase shares constituting less than a whole unit.

5.	【Ownership Percentage of Shares after the Tender Offer】
Category	Number of Voting Rights
(a) Number of Voting Rights Represented by Shares to be Purchased	572,226
(b) Number of Voting Rights Represented by Shares (diluted) included in item (a)	―
(c) Number of Voting Rights Represented by Trust Beneficiary Certificates and Depositary Receipts for Share included in item (b)	―
(d) Number of Voting Rights Represented by Shares Owned by Tender Offeror (as of February 17, 2010)	―
(e) Number of Voting Rights Represented by Shares (diluted) included in item (d)	―
(f) Number of Voting Rights Represented by Trust Beneficiary Certificates and Depositary Receipts for Shares included in item (e)	―
(g) Number of Voting Rights Represented by Shares Owned by Specially Related Parties (as of February 17, 2010)	6,517
(h) Number of Voting Rights Represented by Shares (diluted) included in item (g)	―
(i) Number of Voting Rights Represented by Trust Beneficiary Certificates and Depositary Receipts for Shares included in item (h)	―
(j) Total Number of Voting Rights of Shareholders and Other Parties of the Target Company (as of September 30, 2009)	568,504
Percentage of Voting Rights Represented by Shares to be Purchased to the Total Number of Voting Rights of Shareholders and Other Parties (a/j) (%)	100.00
Ownership Percentage of Shares following the Tender Offer ((a+d+g)/{j+(b-c)+(e-f)+(h-i)}×100) (%)	100.00

(Note 1)	The “Number of Voting Rights Represented by Shares to be Purchased” (item (a)) is the number of voting rights with respect to the number of shares intended to be purchased (572,226,048 shares).

(Note 2)
The “Number of Voting Rights Represented by Shares Owned by Specially Related Parties (as of February 17, 2010)” (item (g)) represents the total number of voting rights with respect to the number of shares held by each specially related party.  Because the shares held by specially related parties are also subject to the Tender Offer, for the purpose of calculating the “Ownership Percentage of Shares following the Tender Offer”, the “Number of Voting Rights Represented by Shares Owned by Specially Related Parties (as of February 17, 2010” (item (g)) has not been added to the numerator.

(Note 3)
The “Total Number of Voting Rights of Shareholders and Other Parties of the Target Company (as of September 30, 2009)” (item (j)) represents the total number of voting rights of all shareholders of the Target Company as of September 30, 2009, as described in the 85th Third Quarter Securities Report (submitted by the Target Company to the Kanto Local Finance Bureau as of February 12, 2010).  However, because shares constituting less than a whole unit and cross-held shares are also subject to the Tender Offer, for the purpose of calculating the “Percentage of Voting Rights Represented by Shares to be Purchased to the Total Number of Voting Rights of Shareholders and Other Parties” and the “Ownership Percentage of Shares following the Tender Offer”, the “Total Number of Voting Rights of Shareholders and Other Parties of the Target Company” (item (j)) used in the calculation was 572,226 units.  This number was calculated by adding the number of voting rights corresponding to the shares constituting less than a whole unit and cross-held shares (3,722 units, (the number of voting rights corresponding to the 3,722,048 shares which was calculated by adding 18,000 cross-held shares as of September 30, 2009 to the number calculated by deducting 772 treasury shares constituting less than a whole unit as of September 30, 2009 from 3,704,820 shares constituting less than a whole unit as of September 30, 2009 described in the 85th Second Quarter Securities Report as mentioned above)), to the “Total Number of Voting Rights of Shareholders and Other Parties of the Target Company”.

(Note 4)
The “Percentage of Voting rights Represented by Shares to be Purchased to the Total Number of Voting Rights of Shareholders and Other Parties” and the “Ownership Percentage of Shares following the Tender Offer” are rounded to the nearest hundredth of a percent.

6.	【Approval with respect to the Acquisition of Shares】

(1)	Class of Shares

Common stock

(2)	Governing Law

a.	Act on Prohibition of Private Monopolization and Maintenance of Fair Trade of Japan

Pursuant to the Anti-Monopoly Act, the Tender Offeror is required to file a notification with respect to the Tender Offer with the JFTC prior to the acquisition of the shares of the Target Company (the “Acquisition of Shares”).  After such filing is received, the Acquisition of Shares by the Tender Offeror is prohibited until the end of the waiting period (a 30-day period (which may be shortened) starting from the date of receipt of such filing, as defined in Article 10, Paragraph 8 of the Anti-Monopoly Act).

Under the Anti-Monopoly Act, no corporation shall acquire stock of any other corporation where the effect of such acquisition of stock may be substantially to restrain competition in any particular field of trade, and the JFTC may order the relevant corporation to cease and desist from the said act (the “Cease and Desist Order”) by imposing necessary measures (such as disposition of shares or partial transfer of business).  When the aforementioned prior notification is filed and the JFTC intends to issue the Cease and Desist Order, the JFTC is required to notify the addressee of content and other details of the Cease and Desist Order within the period under the Anti-Monopoly Act (a period (i) when there is a possibility that the addressee might receive a prior notice of the Cease and Desist Order under the Anti-Monopoly Act, as defined in Article 10, Paragraph 9 of the Anti-Monopoly Act, and (ii) which is, in principle, 30 days after the receipt of the above notification, but it may be extended or shortened).

The Tender Offeror consulted the JFTC regarding the Acquisition of Shares in advance, and received the response from the JFTC on January 29, 2010 that, subject to the condition that the Target Company transfers its AAM sales business to SNF as described in “3. Purpose of Tender Offer”, “(6) Other,” “b. Remedial measures under the Anti-Monopoly Act,” the Acquisition of Shares would not raise issues under the Anti-Monopoly Act.  The Tender Offeror submitted a prior notification with respect to the Acquisition of Shares to the JFTC on February 8, 2010 and the waiting period is scheduled to end after March 10, 2010.

b.	U. S. Hart-Scott-Rodino Antitrust Improvements Act of 1976

Pursuant to the U. S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) (the “HSR Act”), the Tender Offeror is required to file a notification with respect to the Acquisition of Shares with the Antitrust Division of the U. S. Department of Justice and the Federal Trade Commission (collectively, the “U. S. Antitrust Agencies”) prior to the Acquisition of Shares.  If the U. S. Antitrust Agencies do not obtain a court injunction against the Acquisition of Shares within a certain waiting period imposed after the notification is received (in principle, the waiting period is 15 days, but it may be extended or shortened), the Tender Offeror may implement the Acquisition of Shares after the termination of the waiting period.

The prior notification with respect to the Acquisition of Shares was submitted to and received by the U. S. Antitrust Agencies on February 1, 2010 (local time).

c.	Competition Law of the European Community

Pursuant to the Council Regulation (EC) No 139/2004 of 20 January 2004, the Tender Offeror is required to file a notification with respect to the Acquisition of Shares with the European Commission.  If the European Commission approves the Acquisition of Shares or the statutory review period (in principle, the review period is 25 business days in Europe after the date of filing a notification, but it may be extended) ends without the European Commission making an official decision, the Tender Offeror may exercise the voting rights of the shares the Tender Offeror acquired through the implementation of the Acquisition of Shares.

The prior notification with respect to the Acquisition of Shares was submitted to and received by the European Commission on January 22, 2010 (local time).

d.	Chinese Anti-Monopoly Law

Pursuant to the Chinese Anti-Monopoly Law, the Tender Offeror is required to file a notification with respect to the Acquisition of Shares with the Ministry of Commerce of the People’s Republic of China (the “Chinese Ministry of Commerce”) prior to the Acquisition of Shares.  The Chinese Ministry of Commerce determines whether it will approve the Acquisition of Shares or conduct more detailed review of the Acquisition of Shares (the “Detailed Review”) within the 30-day review period imposed after the notification is received.  In the event that the Chinese Ministry of Commerce decides to conduct the Detailed Review, if the Chinese Ministry of Commerce approves the Acquisition of Shares within the 90-day review period after the date of such determination (the review period may be extended by a maximum of 60 days), the Tender Offeror may implement the Acquisition of Shares.

The prior notification with respect to the Acquisition of Shares was submitted to the Chinese Ministry of Commerce on November 19, 2009 (local time) and received by the Chinese Ministry of Commerce on November 24, 2009.  Following this, on December 23, 2009 (local time), the Chinese Ministry of Commerce decided that it would conduct the Detailed Review.  As a result of the Detailed Review, on February 11, 2010 (local time), the Chinese Ministry of Commerce issued a document regarding its approval of the Acquisition of Shares.

e.	Taiwanese Fair Trade Law of 2002

Pursuant to the Taiwanese Fair Trade Law of 2002 (as amended), the Tender Offeror is required to file a notification with respect to the Acquisition of Shares with the Taiwan Fair Trade Commission prior to the Acquisition of Shares.  In the event that the Taiwan Fair Trade Commission decides to exercise its authority to review the Acquisition of Shares, if the Taiwanese Fair Trade Commission does not impose any measures such as the prohibition of the Acquisition of Shares within a certain waiting period imposed after the notification is received (in principle, the waiting period is 30 days, but it may be extended to up to 60 days), the Tender Offeror may implement the Acquisition of Shares after the completion of the waiting period.  If the Taiwan Fair Trade Commission decides not to exercise its authority to review the Acquisition of Shares, the Tender Offeror may implement the Acquisition of Shares after such determination.

The prior notification with respect to the Acquisition of Shares was submitted to the Taiwanese Fair Trade Commission on January 7, 2010 (local time) and received by the Taiwanese Fair Trade Commission on January 22, 2010 (local time).  On January 29, 2010 (local time), the Taiwan Fair Trade Commission issued a document regarding its determination not to exercise its authority to review the Acquisition of Shares.

f.	Antimonopoly Legislation of Russia

Pursuant to the Antimonopoly Legislation of Russia, the Tender Offeror is required to file a notification with respect to the Acquisition of Shares with the Russian Federal Antimonopoly Service prior to the Acquisition of Shares.  If the Russian Federal Antimonopoly Service approves the Acquisition of Shares or states that approval for the Acquisition of Shares is not required within a certain review period imposed after the notification is received (in principle, the review period is 30 days, but it may be extended), the Tender Offeror may implement the Acquisition of Shares.

The prior notification with respect to the Acquisition of Shares was submitted to and received by the Russian Federal Antimonopoly Service on January 21, 2010 (local time).

g.	Act on the Protection of Competition of Turkey

Pursuant to the Act on the Protection of Competition of Turkey, the Tender Offeror is required to file a notification with respect to the Acquisition of Shares with the Turkish Competition Authority prior to the Acquisition of Shares.  If the Turkish Competition Authority approves the Acquisition of Shares or does not impose any measures such as the prohibition of the Acquisition of Shares within a certain review period imposed after the notification is received (in principle, the review period is 30 days, but it may be extended), the Tender Offeror may implement the Acquisition of Shares.

The prior notification with respect to the Acquisition of Shares was submitted to the Turkish Competition Authority on December 25, 2009 (local time), and on January 12, 2010 (local time), the Turkish Competition Authority issued a document to approve the Acquisition of Shares.

h.	Competition Law of Ukraine

Pursuant to the Competition Law of Ukraine, the Tender Offeror is required to file a notification with respect to the Acquisition of Shares with the Antimonopoly Committee of Ukraine prior to the Acquisition of Shares.  If the Antimonopoly Committee of Ukraine approves the Acquisition of Shares or does not impose any measures such as the prohibition of the Acquisition of Shares within a certain review period imposed after the notification is received (in principle, the review period is 30 days, but it may be extended), the Tender Offeror may implement the Acquisition of Shares.

The prior notification with respect to the Acquisition of Shares was submitted to the Antimonopoly Committee of Ukraine on December 23, 2009 (local time) and received by the Antimonopoly Committee of Ukraine on January 8, 2010 (local time).  After that, on January 19, 2010 (local time), the Antimonopoly Committee of Ukraine issued a document to approve the Acquisition of Shares.

The Tender Offeror may withdraw the Tender Offer if, up until one day prior to the last day of the Tender Offer Period (including the case where the Tender Offer Period is extended), (a) the waiting period under the HSR Act does not terminate, or an injunction order against the Acquisition of Shares is issued by a court upon request of  the U.S. Antitrust Agencies, (b) the statutory review period by the European Commission does not end or the European Commission does not approve the Acquisition of Shares, or (c) the Russian Federal Antimonopoly Service does not approve the Acquisition of Shares and does not confirm that an approval is not required for the Acquisition of Shares, on the premise that such circumstances constitutes the occurrence of an event stipulated in Article 14, Paragraph 1, Item 4 of the Enforcement Order, as described in “11. Other Conditions and Methods of Purchase, etc.”, “(2) Conditions of Withdrawal of Tender Offer, Details thereof and Method of Disclosure of Withdrawal” below.

(3)	Date and Number of Authorization

Country or Region	Name of Authority that Approved the Transaction	Date of Approval (Local time)	Approval Number
China	Ministry of Commerce of the People’s Republic of China	February 11, 2010	Shang-fanlong-shenchahou [2010] -1
Taiwan	Taiwan Fair Trade Commission	January 29, 2010	Gong-Er-Zi-Di 0990000839
Turkey	Turkish Competition Authority	January 12, 2010	B.50.0.REK.0.05.00.00-120/56
Ukraine	Antimonopoly Committee of Ukraine	January 19, 2010	8-p

7.	【Method of Application for Tender Offer and Cancellation thereof 】
(1)	Method of Application for Tender Offer

a.	Tender Offer Agent

Mitsubishi UFJ Securities Co., Ltd.
2-4-1, Marunouchi, Chiyoda-ku, Tokyo

b.	Shareholders wishing to tender their shares in the Tender Offer (“Tendering Shareholders”) are requested to fill out the prescribed “Tender Offer Application Form” (koukai kaitsuke oubo moushikomisho) and submit it to the head office or any branch office of the tender offer agent (the “Tender Offer Agent”) in Japan by 16:00 on the last day of the Tender Offer Period.  A seal (inkan) and identification documents may be required at the time of application.  (Note 1)

c.
Those shareholders who do not already have an existing account with the Tender Offer Agent will be required to open a new account.  Identification documents are required when opening a new account with the Tender Offer Agent (Note 1).  In some cases identification documents may also be required from shareholders with existing accounts.  For more information regarding identification documents, please contact the Tender Offer Agent.

d.
In order for applications from Tendering Shareholders to be accepted, shares intended to be tendered in the Tender Offer must be recorded at an account with the Tender Offer Agent under the name of the Tendering Shareholders (the “Tendering Shareholders’ Account”).  Therefore, if shares intended to be tendered in the Tender Offer are recorded at an account with financial institutions other than the Tender Offer Agent (including where shares are recorded at the special account with Mitsubishi UFJ Trust and Banking Corporation, the share registration agent of the Target Company), prior to submitting an application, the transfer process of such shares to the Tendering Shareholders’ Account must have been completed.

e.	No application for the Tender Offer made through securities firms other than the Tender Offer Agent will be accepted.

f.	Upon submission of an application to the Tender Offer Agent, the Tendering Shareholder will receive a receipt of application for the Tender Offer (“Receipt of Application for the Tender Offer”).

g.
For individual shareholders residing in Japan, any capital gain representing the difference between the amount received for the shares sold through the Tender Offer and the amount paid to purchase such shares, will be subject to self-assessment tax separate from other income.  (Note 2)

h.
For shareholders who reside outside of Japan (including corporate shareholders) (“Foreign Shareholders”) please submit applications to the Tender Offer Agent through your standing proxy residing in Japan.  You are required to submit identification documents.  (Note 1)

(Note 1)	Identification Documents

Shareholders who are opening a new account with the Tender Offer Agent must provide the following identification documents.

Major Identification Documents:

Individual Shareholders:
A copy of a residence certificate (jyumin-hyo), (the original of which must have been issued within the last 6 months), a health insurance card (kenkou-hoken-sho), driver’s license, passport, basic resident register card (jumin-kihon-daicho-card) (which confirms name, address and date of birth)

Corporate Shareholders:
Certificate of corporate registry (toukibo-touhon), document issued by governmental authorities (which has been issued within the last 6 month and confirms (i) the company’s name and (ii) the location of the company’s headquarters or principal office).

In addition to identification documents for the corporate entity, identification of an individual in charge of the transaction (if corporate shareholder’s representative is in charge of the transaction, identification of the representative) will be required.

Foreign Shareholders:
Foreign shareholders (excluding those resident in Japan) and corporate shareholders whose headquarters or main office is located outside of Japan must submit identification documents such as documents issued by a foreign government recognized by the Japanese government or a competent international organization, which are comparable to identification documents for Japanese residents.

(Note 2)	Self-Assessment Tax Separate from Other Income with Regard to Capital Gains (For Individual Shareholders residing in Japan):

For individual shareholders residing in Japan, capital gains realized from a transfer of shares will, as a general rule, be subject to self-assessment taxation separate from other income.  Each shareholder is responsible for, and should consult his or her own licensed tax accountant or other expert with any specific question regarding, the tax consequences of the Tender Offer to such shareholder.

(2)	Method of Cancellation of Application for Tender Offer

Tendering Shareholders may, at any time during the Tender Offer Period, cancel an application for the Tender Offer.  In the event of such cancellation, the Tendering Shareholders must deliver or mail a written request to cancel the application for the Tender Offer (the “Written Request for Cancellation”), with the Receipt of Application for the Tender Offer attached, to the head office or any branch office in Japan of the Tender Offer Agent by 16:00 on the last day of the Tender Offer Period.  Cancellation of application shall become effective when the Written Request for Cancellation is delivered to or received by the Tender Offer Agent defined below.  If by mail, the cancellation of the acceptance of the Tender Offer will not be effective unless the Written Request for Cancellation is received by the Tender Offer Agent by 16:00 on the last day of the Tender Offer Period.

Entities authorized to receive the Written Request for Cancellation:

Mitsubishi UFJ Securities Co., Ltd.
2-4-1, Marunouchi, Chiyoda-ku, Tokyo
(and other branch offices of Mitsubishi UFJ Securities Co., Ltd. in Japan)

(3)	Method of Returning Shares

If a Tendering Shareholder gives notice of cancellation of the application for the Tender Offer in the manner described in “(2) Method of Cancellation of Application for Tender Offer” above, the relevant shares will be returned immediately following the completion of the cancellation procedures as indicated in “(4) Method of Returning Shares” of “10.  Method of Settlement” below.

(4)	Name and Location of Head Office of Financial Instrument Firms Holding and Returning Shares

Mitsubishi UFJ Securities Co., Ltd.
2-4-1, Marunouchi, Chiyoda-ku, Tokyo

8.	【Funds Required for Tender Offer, etc.】
(1)	Funds Required for Tender Offer, etc.

Aggregate Tender Offer Price (a)	¥217,445,898,240
Type of Consideration other than Cash	―
Total amount of Consideration other than Cash	―
Commission (b)	¥400,000,000
Others (c)	¥45,000,000
Total (a)＋(b)＋(c)	¥217,890,828,240

(Note 1)	The “Aggregate Tender Offer Price (a)” above is calculated by multiplying the number of shares intended to be purchased (572,226,048 shares) by the Purchase Price per share (JPY380).

(Note 2)	“Commission (b)” is the estimated amount to be paid to the Tender Offer Agent.

(Note 3)	“Others (c)” is the estimated fees and expenses pertaining to the public notice and for printing this Statement and other necessary documents, etc.

(Note 4)	Expenses to be incurred by the Tender Offer Agent and fees for legal counsel will also be paid. However, the amount thereof has not yet been determined.

(Note 5)	Consumption tax and similar charges are not included in the above amounts.

(2)	Deposits or Loans Available as Funds for Tender Offer

a.	Deposits as of one or two days preceding the submission date of the Registration Statement

Type of Deposits	Amount (¥ thousands)
Time deposit	35,000,000
Total (a)	35,000,000

b.	Borrowings as of the day preceding the submission date of the Registration Statement

【Financial Institutions】

	Category of Business of Lender	Name of Lender	Terms of contract	Amount (¥ thousands)
1	―	―	―	―
2	―	―	―	―
	Total			―

【Non-Financial Institutions】

Category of Business of Lender	Name of Lender	Terms of contract	Amount (¥ thousands)
―	―	―	―
Total			―

c.	Funds to be borrowed after the submission date of the Registration Statement

【Financial Institutions】

	Category of Business of Lender	Name of Lender	Terms of contract	Amount (¥ thousands)
1	―	―	―	―
2	Bank	The Bank of Tokyo-Mitsubishi UFJ, Ltd. (2-7-1, Marunouchi, Chiyoda-ku, Tokyo)	Loan to be utilized as funds required to purchase shares (Note)	128,000,000
Total (b)				128,000,000

(Note)
Details with respect to the above loan, such as specific timing, method, and interest rates, shall be determined upon separate discussions.  The Tender Offeror has obtained a certificate, as evidence of the above financing commitment, from The Bank of Tokyo-Mitsubishi UFJ, Ltd., stating that The Bank of Tokyo-Mitsubishi UFJ, Ltd. agrees to finance the Tender Offeror up to JPY128,000,000 thousand.

【Non-Financial Institutions】

Category of Business of Lender	Name of Lender	Terms of contract	Amount (¥ thousands)
Manufacturing	Mitsubishi Chemical Corporation (4-14-1, Shiba, Minato-ku, Tokyo)	Loan to be utilized as funds required to purchase shares (Note)	55,000,000
Total (c)			55,000,000

(Note)
Details with respect to the above loan, such as specific timing, method, and interest rates, shall be determined upon separate discussions between the Tender Offeror and Mitsubishi Chemical Corporation.  The Tender Offeror has obtained a certificate, as evidence of the above financing commitment, from Mitsubishi Chemical Corporation, stating that Mitsubishi Chemical Corporation agrees to finance the Tender Offeror up to JPY55,000,000 thousand.

d.	Other methods of financing

Description	Amount (¥ thousands)
―	―
Total (d)	―

e.	Total of deposits or loans of funds available to be applied to the Tender Offer

JPY218,000,000 thousand ((a)＋(b)＋(c)＋(d))

(3)	Relationship between Tender Offeror and Company Issuing Securities to be Used as Consideration for Tender Offer

None

9.	【Condition of Company Issuing Securities to be Used as Consideration for Tender Offer】

N/A

10.	【Method of Settlement】

(1)	Name and Address of the Head Office of the Financial Instrument Firm in Charge of Settlement

Mitsubishi UFJ Securities Co., Ltd.
2-4-1, Marunouchi, Chiyoda-ku, Tokyo

(2)	Settlement Commencement Date

Tuesday, March 30, 2010

(Note)
If the Target Company submits an opinion report requesting an extension of the Tender Offer Period pursuant to Article 27-10, Paragraph 3 of the Law, the settlement commencement date shall be Thursday, April 8, 2010.

(3)	Method of Settlement

A notice of purchase will be mailed to the address of each shareholder who has applied for the Tender Offer (or the standing proxy in the case of Foreign Shareholders) promptly after the end of the Tender Offer Period.

Payment of the purchase price will be made in cash.  The Tender Offer Agent will, in accordance with the instructions of the Tendering Shareholders (or the standing proxy in the case of Foreign Shareholders), remit the purchase price promptly after the commencement of settlement to the account designated by the Tendering Shareholder (or the standing proxy in the case of Foreign Shareholders).

(4)	Method of Returning Shares

If all of the shares tendered are not purchased under the terms mentioned in “(1) Conditions set forth in each Item of Article 27-13, Paragraph 4 of the Law” and “(2) Conditions of Withdrawal, etc. of Tender Offer, Details thereof and Method of Disclosure of Withdrawal” under “11.  Other Conditions and Methods of Purchase, etc.”, the tendered shares will be returned to the Tendering Shareholders by restoring the record of such shares to the original record as of immediately before the shares have been tendered, promptly after the settlement date.

11.	【Other Conditions and Methods of Purchase, etc. 】

(1)	Conditions set forth in each Item of Article 27-13, Paragraph 4 of the Law

If the total number of shares tendered is less than the Minimum Number of Shares Intended to be Purchased (286,114,000 shares), none of the tendered shares will be purchased by the Tender Offeror.

If the total number of shares tendered meets or exceeds the Minimum Number of Shares Intended to be Purchased (286,114,000 shares), the Tender Offeror will purchase all of the tendered shares.

(2)	Conditions of Withdrawal, etc. of Tender Offer, Details thereof and Method of Disclosure of Withdrawal

Upon the occurrence of any event listed in Article 14, Paragraph 1, Items 1.1 through 1.9 and Items 1.12 through 1.18, Items 3.1 through 3.8, Item 4, Item 5, as well as Article 14, Paragraph 2, Items 3 through 6 of the Enforcement Order, the Tender Offeror may withdraw the Tender Offer if, up until one day prior to the last day of the Tender Offer Period (including the case where the Tender Offer Period is extended), (a) the waiting period under the HSR Act does not terminate, or an injunction order against the Acquisition of Shares is issued by a court upon request of the U.S. Antitrust Agencies, (b) the statutory review period by the European Commission does not end or the European Commission does not approve the Acquisition of Shares, or (c) the Russian Federal Antimonopoly Service does not approve the Acquisition of Shares and does not confirm that an approval is not required for the Acquisition of Shares.

Should the Tender Offeror intend to withdraw the Tender Offer, it will give notice through electronic disclosure as well as in the Nihon Keizai Shimbun; provided, that if it is deemed difficult to give such notice within the Tender Offer Period, the Tender Offeror will make an official announcement pursuant to Article 20 of the TOB Order and forthwith give public notice.

(3)	Conditions of Reduction of Purchase Price, etc., Details thereof and Method of Disclosure of Reduction, etc.

Pursuant to Article 27-6, Paragraph 1, Section 1 of the Law, if the Target Company takes any action enumerated in Article 13, Paragraph 1 of the Enforcement Order during the Tender Offer Period, the Tender Offeror may reduce the Purchase Price of the Tender Offer pursuant to standards set forth in Article 19, Paragraph 1, of the TOB Order.  Should the Tender Offeror intend to reduce the per share Purchase Price to be paid in the Tender Offer, it will give notice through electronic disclosure and give notice of such disclosure in the Nihon Keizai Shimbun; provided, however, that if it is deemed difficult to give such notice within the Tender Offer Period, the Tender Offeror will make an official announcement pursuant to Article 20 of the TOB Order and forthwith give notice.  If the Purchase Price is reduced, the Tender Offeror will purchase any shares tendered prior to the announcement of such reduction at the amended Purchase Price.

(4)	Matters Concerning Tendering Shareholders’ Right of Cancellation of Application

A Tendering Shareholder may cancel an application for the Tender Offer at any time during the Tender Offer Period.  The method of cancellation is as described in “(2) Method of Cancellation of Application for Tender Offer” of “7.  Method of Application for Tender Offer and Cancellation thereof.”

No compensation for damages or penalty payment will be demanded of any Tendering Shareholder by the Tender Offeror in the event that the application by the Tendering Shareholder is canceled.  The cost of returning the shares held in custody by the Tender Offeror will be borne by the Tender Offeror.

(5)	Method of Disclosure if the Conditions or other Terms of Tender Offer are Changed

Except where such change is prohibited pursuant to each item of Paragraph 1 of Article 27-6 of the Law and Article 13 of the Enforcement Order, the Tender Offeror may change the terms or conditions of the Tender Offer during the Tender Offer Period.

Should any terms or conditions of the Tender Offer be changed, the Tender Offeror will give public notice thereof through electronic disclosure and give notice of such disclosure in the Nihon Keizai Shimbun; provided, however, that if it is deemed difficult to make such notice within the Tender Offer Period, the Tender Offeror will make an official announcement in accordance with Article 20 of the TOB Order, and forthwith give public notice.  The purchase of the shares and other securities tendered prior to such public notice will also be made in accordance with the terms and conditions as changed.

(6)	Method of Disclosure if Amendment to Registration Statement is Submitted

If the Tender Offeror submits an amendment to the Registration Statement to the Director-General of the Kanto Local Finance Bureau (except in circumstances provided for under the proviso in Article 28-8, Paragraph 11 of the Law), the Tender Offeror will promptly make an official announcement of the contents of such amended statement to the extent relevant to the contents of the public notice of the Tender Offer, pursuant to Article 20 of the TOB Order.  The Tender Offeror will also promptly amend this Statement and provide an amended Statement to the Tendering Shareholders who have received the original Statement.  If the amendments are limited in extent, however, the Tender Offeror may, instead of providing an amended Statement, prepare and deliver a document stating the reason for the amendments, the matters amended and the details thereof to the Tendering Shareholders.

(7)	Method of Disclosure of Results of Tender Offer

The Tender Offeror will announce the results of the Tender Offer in accordance with methods stipulated in Article 9-4 of the Enforcement Order and Article 30-2 of the TOB Order on the day following the last day of the Tender Offer Period.

II.           【Information on the Tender Offeror】
1.	【In the Case of a Company】
(1)	Outline of the Tender Offeror

a.	History of the Tender Offeror

Date	Description
April 2005
Agreement executed to establish the Tender Offeror, the parent company of both the Mitsubishi Chemical Corporation and the Mitsubishi Pharma Corporation (current Mitsubishi Tanabe Pharma Corporation), jointly through a stock-for-stock exchange (kabushiki iten)

June 2005
Resolved at the respective ordinary general meeting of shareholders of Mitsubishi Chemical Corporation and Mitsubishi Pharma Corporation to establish the Tender Offeror through a stock-for-stock exchange and make the Mitsubishi Chemical Corporation and the Mitsubishi Pharma Corporation wholly-owned subsidiaries of the Tender Offeror

October 2005
Established the Tender Offeror through a stock-for-stock exchange of Mitsubishi Chemical Corporation and Mitsubishi Pharma Corporation;
Listed common stock on Tokyo Stock Exchange and Osaka Securities Exchange

March 2007	Additional acquisition of common stock of Mitsubishi Plastics, Inc. by Mitsubishi Chemical Corporation through Tender Offer
September 2007	Acquisition of all of the common stock of Mitsubishi Plastics, Inc. held by Mitsubishi Chemical Corporation through in-kind transfer (genbutsu haitou)
October 2007	Made Mitsubishi Plastics, Inc. a wholly-owned subsidiary of the Tender Offeror, through share exchange (kabushiki kokan)
October 2007	Mitsubishi Pharma Corporation and Tanabe Seiyaku Co., Ltd. merged to create and launch a new listed consolidated subsidiary, the Mitsubishi Tanabe Pharma Corporation
April 2008
Mitsubishi Chemical Corporation transferred all of the common stock it held in Mitsubishi Polyester Film, Inc., Mitsubishi Chemical Functional Products, Inc. and Mitsubishi Chemical MKV Company to the Tender Offeror and transferred the Functional Products Division to Mitsubishi Plastics, Inc. through respective sink decompositions.  Mitsubishi Plastics, Inc. merged with Mitsubishi Polyester Film, Inc., Mitsubishi Chemical Functional Products, Inc. and Mitsubishi Chemical MKV Company to launch as a new integrated company

April 2009	Established the wholly-owned direct subsidiary of the Tender Offeror, The KAITEKI Institute, Inc.

The respective histories of the Mitsubishi Chemical Corporation and the Mitsubishi Pharma Corporation up until the establishment of the Tender Offeror (October, 2005) are as follows.

(Mitsubishi Chemical Corporation)

Date	Description
August 1934	Mitsubishi Chemical Corporation was founded as Nippon Tar Industries
October 1936	The trading name was changed to Nippon Chemical Industries Co., Ltd.
April 1944	Nippon Chemical Industries Co., Ltd. merged with Asahi Glass Co., Ltd. and the trading name was changed to Mitsubishi Chemical Industries Co., Ltd.
June 1950
Through a corporate restructuring development plan, Shinko Rayon Co., Ltd. (current Mitsubishi Rayon Co., Ltd.) was in charge of the textiles division, Asahi Glass Co.,  Ltd. was in charge of the glass division, and the company was launched with Nippon Chemical Industries Co., Ltd. taking over the chemical industries division

June 1950	Common stock listed on the Tokyo Stock Exchange
July 1952	The trading name was changed to Mitsubishi Chemical Industries Co., Ltd.
April 1956	Mitsubishi Group and Shell Group jointly established Mitsubishi Petrochemical Co., Ltd.
February 1981	Accepted third-party allocation of shares from Tokyo Tanabe Co., Ltd. and commenced business alliance with Tokyo Tanabe Co., Ltd.
June 1988	The trading name was changed to Mitsubishi Kasei Corporation
October 1994	Mitsubishi Kasei Corporation and Mitsubishi Petrochemical Co., Ltd. merged and started operations as Mitsubishi Chemical Corporation
October 1999	Mitsubishi Chemical Corporation merged with Tokyo Tanabe Co., Ltd. and established a subsidiary, Mitsubishi-Tokyo Pharmaceuticals, Inc., to take over combined pharmaceutical operations.
October 2001	Mitsubishi-Tokyo Pharmaceuticals, Inc. and Welfide Corporation merged and started Mitsubishi Pharma Corporation as a subsidiary of Mitsubishi Chemical Corporation.
December 2003	Additional acquisition of common stock of Mitsubishi Pharma Corporation through Tender Offer
October 2005
Common stock of the Mitsubishi Chemical Corporation was delisted following the establishment of Tender Offeror, the parent company of both the Mitsubishi Chemical Corporation and the Mitsubishi Pharma Corporation, through a share transfer

(Mitsubishi Pharma Corporation)

Date	Description
August 1940	Chobei Takeda & Co., Ltd. (current Takeda Pharmaceutical Company Limited) and Nippon Chemical Industries Co., Ltd. jointly invested in the launch of Takeda Kasei Co., Ltd.
December 1946	The trading name was changed to Yoshitomi Pharmaceutical Industries, Ltd.
May 1949	Listed common stock on Tokyo Stock Exchange and Osaka Securities Exchange
April 1998	Merged with Green Cross Corporation
April 2000	The trading name was changed to Welfide Corporation
October 2001	Merged with Mitsubishi-Tokyo Pharmaceuticals Inc. and the trading name was changed to Mitsubishi Pharma Corporation
October 2005
Common stock of the Mitsubishi Pharma Corporation was delisted following the establishment of Tender Offeror, the parent company of both the Mitsubishi Chemical Corporation and the Mitsubishi Pharma Corporation, through a share transfer

b.	Business purpose of the Tender Offeror and the details of its business

(Business purpose of the Tender Offeror)

1.	The purpose of the Tender Offeror shall be, by means of holding shares or interests, to control and manage the business activities of companies engaged in the following businesses.

(1)	Manufacture of organic and inorganic industrial chemicals, pharmaceuticals, chemical fertilizers and other chemical industries

(2)	Manufacture of petroleum and coal products

(3)	Manufacture of carbon and graphite products

(4)	Manufacture of plastics

(5)	Manufacture of electrical machinery, equipment and supplies, including magnetic tapes and disks

(6)	Manufacture of electronic parts and devices

(7)	Manufacture of precision instruments and machinery, including medical instruments and apparatus

(8)	Manufacture of foodstuffs

(9)	Manufacture of non-ferrous metals and fabricated metal products

(10)	Supply of electricity, gas and heat

(11)	Wholesale and retail trade, including wholesale of chemical products and wholesale and retail trade of pharmaceuticals and cosmetics

(12)	Construction work, including general construction work and equipment installation work

(13)	Transportation services including road freight transport, water transport and warehousing

(14)	Information services including computer programming and other software services, data processing and information services

(15)	Medical and other health services, care services and inspection services

(16)	Real estate agencies and real estate lessors and managers

(17)	Credit and finance businesses, non-life insurance agents and brokers, and life insurance agents and brokers

(18)	Education and learning support including businesses relating to vocational and educational support facilities

(19)	Miscellaneous services including scientific and development research institutes, travel sub-agencies, services for amusement and hobbies, waste disposal businesses and worker dispatching services

(20)	Eating and drinking places, accommodations

(21)	Printing and publishing businesses

(22)	Any and all businesses incidental and relating to any of the foregoing items

2.	The Tender Offeror can engage in management consultation activities.

(Details of businesses of the Tender Offeror)

As of December 31, 2009, the Tender Offeror Group is comprised of 318 subsidiary companies and 63 affiliate companies.  The positioning of the Tender Offeror and the significant related companies in relation to the primary divisions and relevant respective divisions is as follows.  The relevant respective divisions are divided into the same industry segment sections as in “Segment Information” under “(2) Financial Condition of the Tender Offeror: Consolidated Financial Statements.”

(1)	Direct subsidiaries

(Subsidiary)	(Principal Business)
Mitsubishi Chemical Corporation	Conducts manufacture and sale of chemical products
Mitsubishi Plastics, Inc.	Conducts manufacture and sale of plastic products
Mitsubishi Tanabe Pharma Corporation	Conducts manufacture and sale of pharmaceuticals
The KAITEKI Institute, Inc.	Conducts research and studies relating to future social trends

(Note 1)	Mitsubishi Chemical Corporation conducts businesses including businesses in the Electronics Applications segment, the Designed Materials segment, the Chemicals segment and the Polymers segment.

(Note 2)	Mitsubishi Plastics, Inc. conducts businesses including businesses in the Electronics Applications segment and the Designed Materials segment.

(Note 3)	Mitsubishi Tanabe Pharma Corporation conducts businesses in the Health Care segment.

(Note 4)	The KAITEKI Institute, Inc. conducts fundamental research activities that cannot be classified under a specific segment.

(2)	Indirect subsidiaries and affiliated companies

(i)	Electronics Applications Segment

(Subsidiary)	(Principal Business)
Shinryo Corporation	Conducts ecological recycling and manufacture and sale of semiconductors
Nippon Kasei Chemical Company Limited	Conducts manufacture and sale of inorganic chemicals
Mitsubishi Kagaku Media Co., Ltd.	Conducts development and sale of various types of recording media and computer peripheral equipment
PT. MC PET FILM INDONESIA	Conducts manufacture and sale of polyester films
Dia Moulding Slovakia s.r.o.	Conducts manufacture, processing and sale of electronics products
Tai Young High Tech Co., Ltd.	Conducts manufacture and sale of electronics grade chemicals

Verbatim Americas, LLC	Conducts development and sale of various types of recording mediums and computer peripheral equipment
Verbatim Limited	Conducts development and sale of various types of recording mediums and computer peripheral equipment
Mitsubishi Kagaku Imaging Corporation	Conducts manufacture and sale of copy machine-related products, etc.
Mitsubishi Chemical Infonics Pte Ltd	Conducts manufacture and sale of optical disks and copy machine-related products, etc.
Mitsubishi Polyester Film GmbH	Conducts manufacture and sale of polyester films
Mitsubishi Polyester Film, Inc.	Conducts manufacture and sale of polyester films
Future Graphics Imaging Corporation	Conducts sale of copy machine-related products, etc.

(ii)	Designed Materials Segment

(Subsidiary)	(Principal Business)
Japan Epoxy Resins Co., Ltd.	Conducts manufacture and sale of epoxy resins
The Nippon Synthetic Chemical Industry Co., Ltd.	Conducts manufacture and sale of plastic products, etc.
Aquamit B.V.	Holds the common stock of Quadrant AG
Quadrant AG	Conducts the management administration of its subsidiaries by means of holding shares
Nippon Gohsei (U.S.A) Co., Ltd.	Conducts manufacture and sale of plastic products
Nippon Gohsei UK Limited	Conducts manufacture and sale of plastic products
Noltex, LLC	Conducts manufacture and sale of plastic products
Mitsubishi Plastics Composites America, Inc.	Conducts manufacture and sale of industrial materials

(iii)	Health Care Segment

(Subsidiary)	(Principal Business)
API Corporation	Conducts manufacture and sale of active pharmaceutical ingredients and intermediates and chemical products
Mitsubishi Tanabe Pharma Factory Ltd.	Conducts manufacture and sale of pharmaceuticals
BIPHA CORPORATION	Conducts manufacture and sale of pharmaceuticals
Benesis Corporation	Conducts manufacture and sale of pharmaceuticals
Mitsubishi Chemical Medience Corporation	Conducts diagnostics testing and related medical services and sale of diagnostic reagents
MP Healthcare Venture Management, Inc.	Conducts investments in bio-ventures
Mitsubishi Tanabe Pharma America, Inc.	Holds the common stock of subsidiaries and affiliated companies in the US
Tianjin Tanabe Seiyaku Co., Ltd.	Conducts manufacture and sale of pharmaceuticals
Mitsubishi Tanabe Pharma (Guangzhou) Co., Ltd.	Conducts manufacture and sale of pharmaceuticals

(iv)	Chemicals Segment

(Subsidiary)	(Principal Business)
KANSAI COKE AND CHEMICALS CO., LTD.	Conducts manufacture and sale of coke
Dia Terephthalic Acid Corporation	Conducts sale of terephthalic acid
MCC PTA Asia Pte Company Limited	Conducts sale of terephthalic acid
MCC PTA India Corp Private Limited	Conducts manufacture and sale of terephthalic acid
Ningbo Mitsubishi Chemical Co., Ltd.	Conducts manufacture and sale of terephthalic acid
PT. Mitsubishi Chemical Indonesia	Conducts manufacture and sale of terephthalic acid
Mitsubishi Chemical Singapore Pte Ltd	Conducts sale of chemical products

(Affiliated companies)	(Principal Business)
Kashima Kita Electric Power Corp.	Conducts the generation and supply of electricity
KAWASAKI KASEI CHEMICALS LTD.	Conducts manufacture and sale of chemical products
San-Dia Polymers, Ltd.	Conducts manufacture and sale of super-absorbent polymers
Dia-Nitrix Co., Ltd.	Conducts manufacture and sale of acrylonitrile and acrylamide
Nippon Ester Co., Ltd.	Conducts manufacture and sale of polyester fibers and PET resins
Sam Nam Petrochemical Co., Ltd.	Conducts manufacture and sale of terephthalic acid

(v)	Polymers Segment

(Subsidiary)	(Principal Business)
V-Tech Corporation	Conducts manufacture and sale of vinyl chloride monomer, etc.
Japan Polyethylene Corporation	Conducts manufacture and sale of polyethylene resins
Japan Polychem Corporation	Holds the common stock of Japan Polyethylene Corp. and Japan Polypropylene Corp.
Japan Polypropylene Corporation	Conducts manufacture and sale of polypropylene resins
PCR Investments Japan Corporation	Holds the common stock of Sinopec Mitsubishi Chemical Polycarbonate (Beijin) co., ltd
Mytex Polymers US Corporation	Conducts manufacture and sale of polypropylene compounds

(Affiliated companies)	(Principal Business)
Mitsubishi Engineering-Plastics Corporation	Conducts manufacture and sale of engineering plastics
Sinopec Mitsubishi Chemical Polycarbonate (Beijin) co., ltd	Plans to conduct manufacture and sale of bisphenol-A and polycarbonate resins
Sam Yang Kasei Co., Ltd.	Conducts manufacture and sale of polycarbonate

(vi)	Others

(Subsidiary)	(Principal Business)
Alphatec Solutions Co., Ltd.	Conducts information processing services
DIA RIX CORPORATION	Conducts real estate, building renovation, insurance agency and office services
Mitsubishi Chemical Engineering Corporation	Conducts engineering, civil engineering, plant construction, maintenance and other construction work
Mitsubishi Chemical Group Science and Technology Research Center, Inc.	Conducts research, development, analysis, measurements and investigations, etc. related to all types of chemistry
Mitsubishi Chemical Logistics Corporation	Conducts shipping and storage services
Ryoka Systems Inc.	Conducts information processing services and communication network services
RHOMBIC CORPORATION	Conducts processing and sale of synthetic resins, manufacture and distribution of resin compounds and related services.
Mitsubishi Chemical Hong Kong Ltd.	Conducts sale of chemical products
Mitsubishi Chemical USA, Inc.	Conducts financing and intermediary duties for affiliated companies in the U.S.

(Affiliated companies)	(Principal Business)
Kodama Chemical Industry Co., Ltd.	Conducts manufacture and sale of synthetic resin products
TAIYO NIPPON SANSO CORPORATION	Conducts manufacture and sale of industrial gases, etc.
NITTO KAKO CO., LTD.	Conducts manufacture and sale of rubber products and synthetic resin products

c.	Amount of share capital and total number of issued and outstanding shares

(as of February 17, 2010)
Amount of Share Capital	Total Number of Shares Issued and Outstanding
¥50,000,000,000	1,506,288,107 shares

d.	Major shareholders	(as of September 30, 2009)
Name	Address	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
The Master Trust Bank of Japan Ltd. (Trust Account)	2-11-3, Hamamatsu-cho, Minato-ku, Tokyo	71,276	4.7
Meiji Yasuda Life Insurance Company (Standing proxy: Trust & Custody Services Bank, Ltd.	2-1-1, Marunouchi, Chiyoda-ku, Tokyo (1-8-12, Harumi, Chuo-ku, Tokyo)	60,644	4.0
Takeda Pharmaceutical Company Limited	4-1-1, Doshomachi, Chuo-ku, Osaka-shi, Osaka	51,730	3.4
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	50,937	3.3
Nippon Life Insurance Company	1-6-6, Marunouchi, Chiyoda-ku, Tokyo	49,428	3.2
Japan Trustee Services Bank, Ltd. (Trust Account)	1-8-11, Harumi, Chuo-ku, Tokyo	45,521	3.0
Tokio Marine & Nichido Fire Insurance Co., Ltd.	1-2-1, Marunouchi, Chiyoda-ku, Tokyo	41,972	2.7
Taiyo Life Insurance Company	1-2-3, Kaigan, Minato-ku, Tokyo	23,547	1.5
Japan Trustee Services Bank, Ltd. (Trust Account 4G)	1-8-11, Harumi, Chuo-ku, Tokyo	22,737	1.5
Mitsubishi UFJ Trust and Banking Corporation (Standing proxy: The Master Trust Bank of Japan Ltd.)	1-4-5, Marunouchi, Chiyoda-ku, Tokyo (2-11-3, Hamamatsu-cho, Minato-ku, Tokyo)	20,289	1.3
Total	―	438,087	29.08

(Note 1)
Other than above, the Tender Offeror holds 129,540 thousand treasury shares (investment ratio of 8.60%).  Pursuant to the provision of Article 308, Paragraph 2 of the Company Law, the Tender Offeror does not have voting rights with respect to these treasury shares.

(Note 2)
Although it is not included in the above list of major shareholders, as of September 30, 2009, there are 4,750 thousand shares (investment ratio of 0.31%) which The Bank of Tokyo-Mitsubishi UFJ, Ltd. entrusted as retirement benefit trust (name on the shareholders register is “Nomura Trust and Banking Co., Ltd., Retirement Benefit Trust (Bank of Tokyo-Mitsubishi UJF, Ltd. Account)”).  For the purpose of trust agreement, voting rights with respect to such shares are held by The Bank of Tokyo-Mitsubishi UFJ, Ltd.

(Note 3)
Although it is not included in the above list of major shareholders, as of September 30, 2009, there are 3,395 thousand shares (investment ratio of 0.22%) which Mitsubishi UFJ Trust and Banking Corporation entrusted as retirement benefit trust (name on the shareholders register is “Nomura Trust and Banking Co., Ltd., Retirement Benefit Trust (Mitsubishi UJF Trust and Banking Corporation Account)”).  For the purpose of trust agreement, voting rights with respect to such shares are held by Mitsubishi UFJ Trust and Banking Corporation.

(Note 4)
The Tender Offeror received a report from AllianceBernstein L.P. and the companies set forth below with which AllianceBernstein L.P. jointly owns shares of the Tender Offeror that, according to the substantial shareholding report which was submitted on October 6, 2009, such companies held the following numbers of shares of the Tender Offeror as of September 30, 2009.  However, because the Tender Offeror is unable to confirm the number of shares actually held under the names of the companies as of September 30, 2009, for the purpose of creating the above list of major shareholders, the Tender Offeror used the number of shares which was registered on the shareholders’ register.

Name	Address	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
AllianceBernstein L.P.	1345 Avenue of the Americas, New York, NY 10105, U.S.A.	46,656	3.10
AXA Rosenberg Investment Management Ltd.	1-17-3, Shirokane, Minato-ku, Tokyo	14,730	0.98
AllianceBernstein Japan Ltd.	Marunouchi Trust Tower Main, 1-8-3, Marunouchi, Chiyoda-ku, Tokyo	2,458	0.16

(Note 5)
The Tender Offeror received a report from The Bank of Tokyo-Mitsubishi UFJ, Ltd. and the companies set forth below with which The Bank of Tokyo-Mitsubishi UFJ, Ltd. jointly owns shares of the Tender Offeror that, according to the substantial shareholding report which was submitted on December 7, 2009, such companies held the following numbers of shares of the Tender Offeror as of November 30, 2009.

Name	Address	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	55,687	3.70
Mitsubishi UFJ Trust and Banking Corporation	1-4-5, Marunouchi, Chiyoda-ku, Tokyo	70,572	4.69
Mitsubishi UFJ Securities Co., Ltd.	2-4-1, Marunouchi, Chiyoda-ku, Tokyo	1,716	0.11
Mitsubishi UFJ Securities International plc	6 Broadgate, London EC2M 2AA, U.K.	2,389	0.16
Mitsubishi UFJ Asset Management Co., Ltd.	1-4-5, Marunouchi, Chiyoda-ku, Tokyo	5,254	0.35
MU Investments Co., Ltd.	3-2-15, Nihonbashi Muromachi, Chuo-ku, Tokyo	5,740	0.38

e.	Employment histories of and number of shares held by officers	(as of February 17, 2010)

Title/Job Responsibility	Name	Date of Birth	Employment History		Number of Shares Owned (thousand shares)
Chairman, Director	Ryuichi Tomizawa	August 21, 1941	Apr. 1965	Joined Mitsubishi Chemical Industries Co., Ltd. (current Mitsubishi Chemical Corporation)	87
			Jun. 1996	Director of Mitsubishi Chemical Corporation
			Jun. 1999	Managing Executive Officer of Mitsubishi Chemical Corporation
			Oct. 1999	Managing Director of Mitsubishi-Tokyo Pharmaceuticals Inc. (current Mitsubishi Tanabe Pharma Corporation)
			Apr. 2000	Director and President of Mitsubishi-Tokyo Pharmaceuticals Inc.
			Oct. 2001	Director and Vice President of Mitsubishi Pharma Corporation (current Mitsubishi Tanabe Pharma Corporation)
			Apr. 2002	Deputy Chief Executive Officer of Mitsubishi Chemical Corporation
			Jun. 2002	Director and President of Mitsubishi Chemical Corporation (until March 2007)
			Jun. 2004	Director and Chairman of Mitsubishi Pharma Corporation (until October 2005)
			Oct. 2005	Director and President of Mitsubishi Chemical Holdings Corporation
			Apr. 2007	Director and Chairman of Mitsubishi Chemical Holdings Corporation (current) Director of Mitsubishi Chemical Corporation (current)
Representative Director, President & Chief Executive Officer	Yoshimitsu Kobayashi	November 18, 1946	Dec. 1974	Joined Mitsubishi Chemical Industries Co., Ltd. (current Mitsubishi Chemical Corporation)	33
			Jun. 2003	Executive Officer of Mitsubishi Chemical Corporation
			Apr. 2005	Managing Executive Officer of Mitsubishi Chemical Corporation (until March 2007)
			Jun. 2006	Director of Mitsubishi Chemical Holdings Corporation (until March 2007)
			Feb. 2007	Director of Mitsubishi Chemical Corporation
			Apr. 2007	Director and President of Mitsubishi Chemical Holdings Corporation (current) Director and President of Mitsubishi Chemical Corporation (current)
			Apr. 2009	Director and President of The KAITEKI Institute, Inc. (current)

Representative Director	Shotaro Yoshimura	February 13, 1949	Apr. 1972	Joined Mitsubishi Chemical Industries Co., Ltd. (current Mitsubishi Chemical Corporation)	25
			Jun. 2002	Corporate Auditor of Mitsubishi Pharma Corporation (current Mitsubishi Tanabe Pharma Corporation) (until June 2007)
			Jun. 2003	Executive Officer of Mitsubishi Chemical Corporation (until March 2006)
			Oct. 2005	Executive Officer of Mitsubishi Chemical Holdings Corporation
			Apr. 2006	Managing Executive Officer of Mitsubishi Chemical Holdings Corporation (current) Managing Executive Officer of Mitsubishi Chemical Corporation (current)
			Jun. 2006	Director of Mitsubishi Chemical Holdings Corporation (current) Director of Mitsubishi Chemical Corporation (current)
			Jun. 2008	Director of Mitsubishi Tanabe Pharma Corporation (until June 2009)
Director	Etsujiro Koge	July 20, 1946	Apr. 1969	Joined Mitsubishi Petrochemical Co., Ltd. (current Mitsubishi Chemical Corporation)	30
			Apr. 2002	Executive Officer of Mitsubishi Chemical Corporation
			Apr. 2005	Managing Executive Officer of Mitsubishi Chemical Corporation (until March 2009)
			Jun. 2007	Director of Mitsubishi Chemical Holdings Corporation (current) Director of Mitsubishi Chemical Corporation (until March 2009)
			Apr. 2009	Managing Executive Officer of Mitsubishi Chemical Holdings Corporation (current)
Director, General Manager of Corporate Strategy Office	Hitoshi Ochi	October 21, 1952	Apr. 1977	Joined Mitsubishi Chemical Industries Co., Ltd. (current Mitsubishi Chemical Corporation)	9
			Jun. 2007	Executive Officer of Mitsubishi Chemical Holdings Corporation (current) Executive Officer of Mitsubishi Chemical Corporation (current)
			Apr. 2009	Director of Mitsubishi Plastics, Inc. (current)
			Jun. 2009	Director of Mitsubishi Chemical Holdings Corporation (current)
Director	Michihiro Tsuchiya	July 12, 1947	Apr. 1976	Joined Tanabe Seiyaku Co., Ltd. (current Mitsubishi Tanabe Pharma Corporation)	8
			Apr. 1999	Executive Officer of Tanabe Seiyaku Co., Ltd.
			Jun. 2001	Director of Tanabe Seiyaku Co., Ltd.
			Jun. 2003	Managing Director of Tanabe Seiyaku Co., Ltd.
			Jun. 2005	Director and Managing Executive Officer of Tanabe Seiyaku Co., Ltd.
			Jun. 2006	Director and Senior Corporate Executive Officer of Tanabe Seiyaku Co., Ltd.
			Oct. 2007	Director, Executive Vice President of Mitsubishi Tanabe Pharma Corporation (until June 2009)
			Jun. 2008	Director of Mitsubishi Chemical Holdings Corporation (current)
			Jun. 2009	President and Representative Director of Mitsubishi Tanabe Pharma Corporation (current)

Director	Hiroshi Yoshida	October 20, 1947	Apr. 1970	Joined Mitsubishi Chemical Industries Co., Ltd. (current Mitsubishi Chemical Corporation)	11
			Jun. 2002	Executive Officer of Mitsubishi Chemical Corporation
			Apr. 2006	Managing Executive Officer of Mitsubishi Chemical Corporation
			Apr. 2007	Vice President and Executive Officer of Mitsubishi Plastics, Inc. (until March 2008)
			Jun. 2007	Director of Mitsubishi Plastics, Inc.
			Apr. 2008	Director and President of Mitsubishi Plastics, Inc. (current)
			Jun. 2008	Director of Mitsubishi Chemical Holdings Corporation (current)
			Apr. 2009	Director of The KAITEKI Institute, Inc. (current)
Corporate Auditor (Full-time)	Kazutoshi Kondo	May 18, 1947	Jul. 1971	Joined Mitsubishi Chemical Industries Co., Ltd. (current Mitsubishi Chemical Corporation)	26
			Jun. 2003	Executive Officer of Mitsubishi Chemical Corporation
			Apr. 2005	Director and Vice President of Mitsubishi Chemical MKV Company (current Mitsubishi Plastics, Inc.)
			Jun. 2005	Director and President of Mitsubishi Chemical MKV Company
			Jun. 2008	Corporate Auditor of Mitsubishi Chemical Holdings Corporation (current) Corporate Auditor of Mitsubishi Plastics, Inc. (current)
			Apr. 2009	Corporate Auditor of The KAITEKI Institute, Inc. (current)
Corporate Auditor (Full-time)	Takayasu Kishi	April 18, 1946	Apr. 1970	Joined Mitsubishi Chemical Industries Co., Ltd. (current Mitsubishi Chemical Corporation)	16
			Jun. 2000	General Manager of Finance and Accounting Department of Mitsubishi-Tokyo Pharmaceuticals Inc. (current Mitsubishi Tanabe Pharma Corporation)
			Oct. 2001	Deputy General Manager of Corporate Planning Division of Mitsubishi Pharma Corporation (current Mitsubishi Tanabe Pharma Corporation)
			Jun. 2003	Executive Officer of Mitsubishi Pharma Corporation
			Jun. 2005	Corporate Auditor of Mitsubishi Pharma Corporation (until September 2007)
			Oct. 2005	Corporate Auditor of Mitsubishi Chemical Holdings Corporation (current)
			Jun. 2007	Corporate Auditor of Mitsubishi Chemical Corporation (current)

Corporate Auditor (Full-time)	Takashi Nishida	September 28, 1953	Apr. 1976	Joined The Mitsubishi Bank, Ltd. (current The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	4
			Sep. 2002	Executive Officer of Mitsubishi Securities Co., Ltd. (current Mitsubishi UFJ Securities Co., Ltd.)
			Jun. 2003	Managing Executive Officer of Mitsubishi Securities Co., Ltd
			Jun. 2004	Executive Officer of The Bank of Tokyo-Mitsubishi, Ltd. (current The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
Jun. 2007
Corporate Auditor of Mitsubishi Pharma Corporation (current Mitsubishi Tanabe Pharma Corporation) (current)
Corporate Auditor of Mitsubishi Chemical Corporation (current)
Corporate Auditor of Mitsubishi Chemical Holdings Corporation (current)

Corporate Auditor	Hiroyasu Sugihara	May 18, 1938	Apr. 1963	Appointed as prosecutor	―
			Jun. 1999	Superintending prosecutor of Osaka High Public Prosecutors Office (resigned in May 2001)
			May 2003	Registered as attorney-at-law
			Jun. 2003	Corporate Auditor of Mitsubishi Chemical Corporation (current)
			Oct. 2005	Corporate Auditor of Mitsubishi Chemical Holdings Corporation (current)
Corporate Auditor	Somitsu Takehara	April 1, 1952	Jan. 1977	Joined Peat, Marwick, Mitchell & Co.	―
			Sep. 1990	Partner of Chuo Shinko Audit Corporation
			Aug. 1996	Representative Partner of Chuo Audit Corporation
			Jul. 2003	Council of Chuo Aoyama Audit Corporation
			Mar. 2005	Resigned from Chuo Aoyama Audit Corporation
			Oct. 2005	Corporate Auditor of Mitsubishi Chemical Holdings Corporation (current)
Total					249

(Note)	Takashi Nishida, Hiroyasu Sugihara and Somitsu Takahara, Corporate Auditors, are outside auditors as defined in Article 2, Section 16 of the Company Law.

(3)	Financial Condition of the Tender Offeror

1.	Methods of Preparation of Consolidated Financial Statements

The consolidated financial statements of the Tender Offeror have been prepared in accordance with the “Regulations Concerning Terminology, Forms and Methods of Preparation of Consolidated Financial Statements” (Finance Ministerial Ordinance No. 28 of 1976, the “Financial Statements Regulations”).

The consolidated financial statements of the 3rd consolidated fiscal year (from April 1, 2007 to March 31, 2008) have been prepared in accordance with the Financial Statements Regulations prior to amendment.  The consolidated financial statements of the 4th consolidated fiscal year (from April 1, 2008 to March 31, 2009) have been prepared in accordance the Financial Statements Regulations as amended.

2.	Methods of Preparation of Quarterly Consolidated Financial Statements

The quarterly consolidated financial statements of the Tender Offeror have been prepared in accordance with the “Regulations Concerning Terminology, Forms and Methods of Preparation of Quarterly Consolidated Financial Statements” (Cabinet Ordinance No. 64 of 2007, the “Quarterly Financial Statements Regulations”).

The 3rd quarter consolidated financial statements of the 4th consolidated fiscal year (from October 1, 2008 to December 31, 2008) and the nine-month consolidated financial statements of the 4th consolidated fiscal year (from April 1, 2008 to December 31, 2008) of the Tender Offeror have been prepared in accordance with the Quarterly Financial Statements Regulations prior to amendment.  The 3rd quarter consolidated financial statements of the 5th consolidated fiscal year (from October 1, 2009 to December 31, 2009) and the nine-month consolidated financial statements of the 5th consolidated fiscal year (from April 1, 2009 to December 31, 2009) of the Tender Offeror have been prepared in accordance with the Quarterly Financial Statements Regulations as amended.

The 3rd quarter consolidated financial statements of the 5th consolidated fiscal year (from October 1, 2009 to December 31, 2009) and the nine-month consolidated financial statements of the 5th consolidated fiscal year (from April 1, 2009 to December 31, 2009) of the Tender Offeror have been prepared in accordance with the Quarterly Financial Statements Regulations as amended, pursuant to Proviso of Article 7, Paragraph 1, supplementary provisions of Item 1 and 4 of the “Cabinet Office Ordinance of Amendment to the Regulation for Terminology, Forms and Preparation of Financial Statements” (Cabinet Ordinance No. 5 of March 24, 2009).

3.	Audit Certificate

(i)
Pursuant to the provision of Article 193-2, Item 1 of the Law, the consolidated financial statements of the 3rd consolidated fiscal year (from April 1, 2007 to March 31, 2008) were audited by ERNST & YOUNG SHINNIHON LLC (Shin-nihon kansa houjin) and the consolidated financial statements of the 4th consolidated fiscal year (from April 1, 2008 to March 31, 2009) were audited by ERNST & YOUNG SHINNIHON LLC (Shin-nihon yūgen sekinin kansa houjin).

ERNST & YOUNG SHINNIHON LLC (Shin-nihon kansa houjin) changed its trade name to ERNST & YOUNG SHINNIHON LLC (Shin-nihon yūgen sekinin kansa houjin) as of July 1, 2008, in accordance with a change in the type of auditing business it operates.

(ii)
Pursuant to the provision of Article 193-2, Item 1 of the Law, the 3rd quarter consolidated financial statements of the 4th consolidated fiscal year (from October 1, 2008 to December 31, 2008) and the nine-month consolidated financial statements of the 4th consolidated fiscal year (from April 1, 2008 to December 31, 2008), and the 3rd quarter consolidated financial statements of the 5th consolidated fiscal year (from October 1, 2009 to December 31, 2009) and the nine-month consolidated financial statements of the 5th consolidated fiscal year (from April 1, 2009 to December 31, 2009) were audited by ERNST & YOUNG SHINNIHON LLC.

 【CONSOLIDATED FINANCIAL STATEMENTS】

1.	CONSOLIDATED BALANCE SHEET
  (¥ millions)
ASSETS	Year ended March 31, 2008		Year ended March 31, 2009
Current assets:	(Note)		(Note)
Cash and deposits	*2	116,073	*2	96,364
Notes and accounts receivable-trade	*6	599,887	*2, *6	499,688
Short-term investment securities		55,677		155,180
Inventories	*2	427,143		―
Merchandise and finished goods		―	*2	309,193
Work in process		―		26,713
Raw materials and supplies		―		127,399
Deferred tax assets		32,703		34,828
Other	*2	94,615	*2	76,190
Allowance for doubtful accounts		(1,127)		(875)
Total current assets		1,324,971		1,324,680
Noncurrent assets:
Property, plant and equipment:
Buildings and structures, net	*2	233,127	*2	235,344
Machinery, equipment and vehicles, net	*2	276,419	*2	246,122
Land	*2	212,763	*2	211,841
Construction in progress		105,693	*2	115,085
Other, net	*2	24,804	*2	25,654
Total property, plant and equipment	*1	852,806	*1	834,046
Intangible assets:
Goodwill		98,746		89,328
Other	*2	20,488	*2	23,964
Total intangible fixed assets		119,234		113,292
Investment and other assets:
Investment securities	*3	352,318	*2, *3	303,207
Long-term loans receivable		5,858		3,434
Deferred tax assets		26,634		72,955
Other		85,311		92,569
Allowance for doubtful accounts		(1,295)		(3,307)
Total investments and other assets		468,826		468,858
Total noncurent assets		1,440,866		1,416,196
TOTAL ASSETS		2,765,837		2,740,876

(¥ millions)
LIABILITIES	Year ended March 31, 2008		Year ended March 31, 2009
Current liabilities:	(Note)		(Note)
Notes and accounts payable-trade		435,096		368,028
Short-term loans payable	*2	217,368	*2	287,242
Commercial paper		51,500		105,000
Current portion of bonds		39,083		45,000
Income taxes payable		24,764		20,753
Provision for bonuses		34,998		32,540
Provision for repairs within one year		7,665		5,881
Provision for loss on disposal of non current assets		4,160		3,536
Other		184,219		186,499
Total current liabilities		998,853		1,054,479
Noncurrent liabilities:
Bonds payable		170,000		145,000
Bonds with subscription rights to shares		140,311		140,224
Long-term loans payable	*2	204,258	*2	310,773
Provision for retirement benefits		82,577		82,955
Provision for directors’ retirement benefits		1,437		1,616
Provision for loss on litigation and other		18,051		26,362
Provision for regularly repairs		3,201		2,026
Provision for loss on disposal of non current assets		2,435		2,395
Provision for loss on liquidation of subsidiaries and affiliates		2,545		1,597
Other		46,242	*2	33,335
Total noncurrent liabilities		671,057		746,283
TOTAL LIABILITIES		1,669,910		1,800,762
NET ASSETS
Shareholders’ equity:
Capital stock		50,000		50,000
Capital surplus		303,063		303,194
Retained earnings		465,638		376,375
Treasury stock		(37,109)		(37,278)
Total shareholders’ equity		781,592		692,291
Valuation and translation adjustments:
Valuation difference on available-for-sale securities		44,720		12,411
Deferred gains or losses on hedges		(789)		(567)
Revaluation reserve for land		1,765		1,765
Foreign currency translation adjustment		2,246		(32,708)
Unfunded retirement benefit obligation with respect to a foreign subsidiary		(1,725)		(4,219)
Total valuation and translation adjustments		46,217		(23,318)
Subscription rights to shares		807		805
Minority interests		267,311		270,336
TOTAL NET ASSETS		1,095,927		940,114
TOTAL LIABILITIES AND NET ASSETS		2,765,837		2,740,876

2.	CONSOLIDATED STATEMENT OF OPERATION

(¥ millions)
	Year ended March 31, 2008		Year ended March 31, 2009
	(Note)	(Amount)	(Note)	(Amount)
Net sales		2,929,810		2,909,030
Cost of sales	*14	2,358,509	*1, *14	2,412,824
Gross profit		571,301		496,206
Selling, general and administrative expenses
Selling expenses	*2	108,656	*2	111,759
General and administrative expenses	*3*14	337,599	*3*14	376,269
Total selling, general and administrative expenses		446,255		488,028
Operating income		125,046		8,178
Non-operating income:
Interest income		3,158		3,428
Dividends income		5,780		7,013
Equity in earnings of affiliates		8,101		―
Insurance income		―	*4	10,509
Rent income on noncurrent assets		3,730		3,362
Foreign exchange gains		3,280		―
Gain on reimbursement of salaries for employees on secondment, net		1,307		―
Other		9,021		4,854
Total non-operating income		34,377		29,166
Non-operating expenses:
Interest expenses		15,312		13,659
Equity in losses of affiliates		―		5,061
Foreign exchange losses		―		4,862
Loss on sales and disposal of property, plant and equipment, net		2,954		3,571
Amortization of business commencement expenses		1,949		―
Other		10,323		12,097
Total non-operating expenses		30,538		39,250
Ordinary income (loss)		128,885		(1,906)
Extraordinary income:
Gain on sales of noncurrent assets	*5	269	*5	9,474
Gain on sales of investment securities		799		2,609
Gain on change in equity	*6	118,091		―
Other		4,133		2,673
Total extraordinary income		123,292		14,756
Extraordinary loss:
Loss on valuation of investment securities		161		11,499
Impairment loss		1,883	*7	11,389
Provision for possible losses in connection with litigation	*8	9,532	*8	8,800
Loss on cancellation of materials purchases contracts		―		5,048
Special retirement expenses		1,253		4,344
Administrative fine		―		3,721
Non-recurring depreciation on noncurrent assets	*9	331	*9	1,759
Loss on sales and retirement of noncurrent assets	*10	2,749		1,154
Provision for prospective loss on removal of fixed assets		1,821		533
Loss on liquidation of subsidiaries and affiliates	*11	2,822		528
Cost related to MTPC merger	*12	4,904		―

Loss caused by plant shutdown and low operation at MCCs Kashima plant		3,007		―
Other	*13	5,923	*13	8,077
Total extraordinary losses		34,386		56,852
Income (loss) before income taxes and minority interests		217,791		(44,002)
Income taxes
Current		39,773		37,825
Deferred		6,218		(25,436)
Total income taxes		45,991		12,389
Minority interests in income		7,736		10,787
Net income (loss)		164,064		(67,178)

3.           CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

Year ended March 31, 2008 (April 1, 2007 - March 31, 2008)	(¥ millions)

	Shareholders’ Equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the end of previous period	50,000	379,793	322,049	(120,693)	631,149
Effect of changes applied to IFRS			―		―
Changes of items during the period
Dividends from surplus			(20,544)		(20,544)
Net income (loss)			164,064		164,064
Purchase of treasury stock				(604)	(604)
Disposal of treasury stock		5,390		2,069	7,459
Retirement of treasury stock		(82,120)		82,120	―
Changes of merge non-consolidated by consolidated company			239		239
Change of scope of consolidation			―		―
Change of scope of equity method			―		―
Decrease by change of scope of equity method			(217)		(217)
Reversal of revaluation reserve for land			93		93
Other			(46)		(46)
Net changes of items other than shareholders’ equity
Total changes of items during the period	―	(76,730)	143,589	83,584	150,443
Balance at the end of the current period	50,000	303,063	465,638	(37,109)	781,592

	Valuation and translation adjustments							Minority interests	Total net assets
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Foreign currency translation adjustment	Unfunded retirement benefit obligation with respect to a foreign subsidiary	Total valuation and translation adjustments	Subscription rights to shares
Balance at the end of previous period	80,016	(16)	1,858	3,179	(4,026)	81,011	543	46,049	758,752
Effect of changes applied to IFRS									―
Changes of items during the period
Dividends from surplus									(20,544)
Net income (loss)									164,064
Purchase of treasury stock									(604)
Disposal of treasury stock									7,459
Retirement of treasury stock									―
Changes of merge non-consolidated by consolidated company									239
Change of scope of consolidation									―
Change of scope of equity method									―
Decrease by change of scope of equity method									(217)
Reversal of revaluation reserve for land			(93)			(93)			―
Other									(46)
Net changes of items other than shareholders’ equity	(35,296)	(773)	―	(933)	2,301	(34, 701)	263	221,262	186,824
Total changes of items during the period	(35,296)	(773)	(93)	(933)	2,301	(34, 794)	263	221,262	337,175
Balance at the end of the current period	44,720	(789)	1,765	2,246	(1,725)	46,217	807	267,311	1,095,927

Year ended March 31, 2009 (April 1, 2008 - March 31, 2009)	(¥ millions)

	Shareholders’ Equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the end of previous period	50,000	303,063	465,638	(37,109)	781,592
Effect of changes applied to IFRS			(1,146)		(1,146)
Changes of items during the period
Dividends from surplus			(22,026)		(22,026)
Net income (loss)			(67,178)		(67,178)
Purchase of treasury stock				(266)	(266)
Disposal of treasury stock		132		97	229
Retirement of treasury stock		―		―	―
Changes of merge non-consolidated by consolidated company			294		294
Change of scope of consolidation			(193)		(193)
Change of scope of equity method			986		986
Decrease by change of scope of equity method			―		―
Reversal of revaluation reserve for land			―		―
Other			―		―
Net changes of items other than shareholders’ equity
Total changes of items during the period	―	132	(88,117)	(169)	(88,155)
Balance at the end of the current period	50,000	303,194	376,375	(37,278)	692,291
	Valuation and translation adjustments							Minority interests	Total net assets
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Foreign currency translation adjustment	Unfunded retirement benefit obligation with respect to a foreign subsidiary	Total valuation and translation adjustments	Subscription rights to shares
Balance at the end of previous period	44,720	(789)	1,765	2,246	(1,725)	46,217	807	267,311	1,095,927
Effect of changes in applied to IFRS									(1,146)
Changes of items during the period
Dividends from surplus									(22,026)
Net income (loss)									(67,178)
Purchase of treasury stock									(266)
Disposal of treasury stock									229
Retirement of treasury stock									―
Changes of merge non-consolidated by consolidated company									294
Change of scope of consolidation									(193)
Change of scope of equity method									986
Decrease by change of scope of equity method									―
Reversal of revaluation reserve for land			―			―			―
Other									―
Net changes of items other than shareholders’ equity	(32,309)	222	―	(34,954)	(2,494)	(69,535)	(1)	3,025	(66,511)
Total changes of items during the period	(32,309)	222	―	(34,954)	(2,494)	(69,535)	(1)	3,025	(154,666)
Balance at the end of the current period	12,411	(567)	1,765	(32,708)	(4,219)	(23,318)	805	270,336	940,114

4.	CONSOLIDATED STATEMENT OF CASH FLOWS	(¥ millions)

	Year ended March 31, 2008	Year ended March 31, 2009
Net cash provided by (used in) operating activities:
Income (loss) before income taxes and minority interests	217,791	(44,002)
Depreciation and amortization	101,841	117,471
Non-recurring depreciation on noncurrent assets	331	1,759
Amortization of goodwill	7,576	9,575
Interest and dividends income	(8,938)	(10,441)
Equity in (earnings) losses of affiliates	(8,101)	5,061
Foreign exchange losses (gains)	(2,216)	6,655
Interest expenses	15,312	13,659
Loss (gain) on change in equity	(118,091)	―
Loss (gain) on sales of noncurrent assets	(269)	(9,474)
Loss (gain) on sales of investment securities	(799)	(2,609)
Loss (gain) on valuation of investment securities	161	11,499
Impairment loss	1,883	11,389
Provision for possible losses in connection with litigation	9,532	8,800
Administrative fine	―	3,721
Loss on sales and disposal of property, plant and equipment, net	5,703	4,725
Provision for prospective loss on removal of fixed assets	1,821	533
Loss on liquidation of subsidiaries and affiliates	2,822	528
Decrease (increase) in notes and accounts receivable-trade	56,388	127,054
Decrease (increase) in inventories	(36,437)	(13,841)
Increase (decrease) in notes and accounts payable-trade	(28,880)	(114,256)
Increase (decrease) in provision for retirement benefits	(24,701)	(20,504)
Other, net	(9,021)	(10,987)
Subtotal	183,708	96,315
Interest and dividends income received	13,025	17,948
Interest expenses paid	(15,821)	(13,822)
Income taxes (paid) refund	(24,739)	(24,292)
Net cash provided by (used in) operating activities	156,173	76,149
Net cash provided by (used in) investing activities:
Purchase of short-term investment securities	―	(57,980)
Proceeds from sales and redemption of securities	6,412	49,506
Purchase of property, plant and equipment	(172,005)	(138,452)
Proceeds from sales of property, plant and equipment	1,615	12,585
Purchase of intangible assets	(4,273)	(5,438)
Purchase of investment securities	(10,939)	(74,149)
Proceeds from sales and redemption of investment securities	11,478	14,022
Purchase of investments in subsidiaries resulting in change in scope of consolidation	(1,033)	―
Proceeds from sales of investments in subsidiaries resulting in change in scope of consolidation	5	―
Payments of loans receivable	(8,536)	(2,324)
Collection of loans receivable	2,711	10,671
Payments into long-term time deposits	(2,825)	―
Proceeds from withdrawal of long-term time deposits	―	3,000
Other, net	(595)	(674)
Net cash provided by (used in) investing activities	(177,985)	(189,233)
Net cash provided by (used in) financing activities:
Net increase (decrease) in short-term loans payable	(38,104)	56,679
Increase (decrease) in commercial papers	31,500	53,500
Proceeds from long-term loans payable	40,477	159,424
Repayment of long-term loans payable	(29,027)	(39,960)
Proceeds from issuance of bonds	139,988	19,891
Redemption of bonds	(55,594)	(39,038)
Cash dividends paid	(20,544)	(22,026)
Cash dividends paid to minority shareholders	(1,679)	(8,359)
Proceeds from stock issuance to minority shareholders	4,488	―
Purchase of treasury stock	(667)	(469)
Other, net	33	(116)
Net cash provided by (used in) financing activities	70,871	179,526
Effect of exchange rate change on cash and cash equivalents	296	(9,429)

Net increase (decrease) in cash and cash equivalents	49,355	57,013
Cash and cash equivalents at beginning of period	67,955	165,748
Increase (decrease) in cash and cash equivalents resulting from change of scope of consolidation	48,398	3,649
Cash and cash equivalents at end of period (Note 1)	165,748	226,410

SIGNIFICANT ACCOUNTING POLICIES

	Year ended March 31, 2008	Year ended March 31, 2009
1. Scope of Consolidation
a.  Number of consolidated subsidiaries: 189 companies
(Increase: 30 companies)
The increase was a result of:
•  New establishment: Verbatim Marketing India Private Limited and 4 other companies
•  Increase in materiality: 5 subsidiaries of MTPC and 4 other companies*
(*) 9 companies changed from non-consolidated subsidiaries accounted for by the equity method to consolidated subsidiaries from the current consolidated fiscal year.
•  Additional acquisition of shares: Alphatec Solutions Co., Ltd.
•  Mergers of subsidiaries: 15 companies
(Decrease: 12 companies)
The decreased was a result of:
•  Extinguishment as a result of mergers: MYA Corporation and 4 other companies
•  Completion of liquidation: Kitakyushu Prince Hotel and 3 other companies
•  Disposition of shares: 1 subsidiary company of Nippon Kasei Chemical Co., Ltd.
•  Decrease in materiality: 1 subsidiary company of MTPC and 1 other company

a.  Number of consolidated subsidiaries: 177 companies
(Increase: 10 companies)
The increase was a result of:
•  New establishment: 2 subsidiaries of Mitsubishi Kagaku Imaging Corporation and 1 other company
•  Increase in materiality: Dia Chemical Co., Ltd. and 4 other companies*
(*) 9 companies changed from non-consolidated subsidiaries accounted for by the equity method to consolidated subsidiaries from the current consolidated fiscal year.
•   Additional acquisition of shares: Japan Polyethylene Corporation and 1 other company
(Decrease: 22 companies)
The decrease was a result of:
•  Extinguishment as a result of mergers: Mitsubishi Polyester Film Corporation and 13 other companies
•  Completion of liquidation: HMT Polystyrene Co. Ltd. and 7 other companies

b.  Names of principal non-consolidated subsidiaries, etc.
Principal non-consolidated subsidiary:  Mitsubishi Chemical Techno-Research Corporation
The total values of the total assets, net sales, net income/loss for the period (corresponding to MCHC’s interest), and retained earnings (corresponding to MCHC’s interest) of the non-consolidated subsidiaries do not materially affect the accompanying consolidated financial statements and have therefore been excluded from the scope of consolidation.

b.  Names of principal non-consolidated subsidiaries, etc.
Principal non-consolidated subsidiary:  Mitsubishi Chemical Techno-Research Corporation
The total values of the total assets, net sales, net income/loss for the period (corresponding to MCHC’s interest), and retained earnings (corresponding to MCHC’s interest) of the non-consolidated subsidiaries do not materially affect the accompanying consolidated financial statements and have therefore been excluded from the scope of consolidation.

2. Application of Equity Method
a.  Non-consolidated subsidiaries accounted for by the equity method:  32 companies
Principal non-consolidated subsidiary:  Mitsubishi Chemical Techno-Research Corporation
(Increase: 1 company)
The increase was a result of:

a.  Non-consolidated subsidiaries accounted for by the equity method:  24 companies
Principal non-consolidated subsidiary:  Mitsubishi Chemical Techno-Research Corporation
(Increase: 4 companies)
The increase was a result of:

Year ended March 31, 2008	Year ended March 31, 2009

•  Additional acquisition of shares: Japan Polyethylene Corporation
(Decrease: 11 companies)
The decrease was a result of:
•  Completion of liquidation: Intepro Company. Ltd. and 1 other company
•  Conversion to consolidated subsidiary: 5 subsidiaries of MTPC and 4 other companies

•  Additional acquisition of shares: Choseido Pharmaceutical Co., Ltd. and 3 other companies
(Decrease: 12 companies)
The decrease was a result of:
•  Extinguishment as a result of mergers: Asahi Kako Co.,Ltd. and 4 other companies
•  Completion of liquidation: Dia Chemco Co., Ltd
•  Conversion to consolidated subsidiary: Japan Polyethylene Corporation and 5 other companies

b.  Number of principal affiliated companies accounted for by the equity method: 39 companies
 Principal affiliates: The Nippon Synthetic Chemical Industry Co., Ltd.; KAWASAKI KASEI CHEMICALS LTD.
(Increase: 5 companies)
The increase was a result of:
•  Mergers of subsidiaries: 5 companies
(Decrease: 4 companies)
The decrease was a result of:
•  Completion of liquidation: Sasol Dia Acrylates (Pty) Limited
•   Disposition of shares: DIA-FINE. CO., LTD and 1 other company
•  Additional acquisition of shares, resulting in becoming a subsidiary: Japan Polyethylene Corporation

b.  Number of principal affiliated companies accounted for by the equity method: 39 companies
      Principal affiliates: The Nippon Synthetic Chemical Industry Co., Ltd.; KAWASAKI KASEI CHEMICALS LTD.
      (Increase: 2 companies)
      The increase was a result of:
•  Additional acquisition of shares: Oita Fukusuke Co., Ltd. and 1 other company
(Decrease: 2 companies)
The decrease was a result of:
•  Disposition of shares: Techno Polymer Co., Ltd. and 1 other company

c.   The total values of the net income/loss for the period (corresponding to MCHC’s interest), and retained earnings (corresponding to MCHC’s interest) of the non-consolidated subsidiary excluded from equity method application (DIA MEDIA CO., LTD., and others) and affiliated companies (KASHIMA CHLORINE & ALKARI CO., LTD and others) do not materially affect the accompanying consolidated financial statements and have therefore been excluded from the application of the equity method.

c.   The total values of the net income/loss for the period (corresponding to MCHC’s interest), and retained earnings (corresponding to MCHC’s interest) of the non-consolidated subsidiary excluded from equity method application (ZHUJIAN. OPTONIX. NEW. MATERIAL. CO. LTD, and others) and affiliated companies (KASHIMA CHLORINE & ALKARI CO., LTD and others) do not materially affect the accompanying consolidated financial statements have therefore been excluded from the application of the equity method.

	Year ended March 31, 2008	Year ended March 31, 2009
3. Fiscal year-end of the consolidated subsidiaries
Principal companies with fiscal year-ends differing from the consolidated fiscal year-end are as follows:
(Fiscal year-end: September 30)
1 subsidiary of MTPC
(Fiscal year-end: December 31)
V-Tech Corporation, Japan Polypropylene Corporation, Calgon Mitsubishi Chemical Corporation, MCC PTA India Corp Private Limited, PT. Mitsubishi Chemical Indonesia

Principal companies with fiscal year-ends differing from the consolidated fiscal year-end are as follows:
(Fiscal year-end: September 30)
1 subsidiary of MTPC
(Fiscal year-end: December 31)
V-Tech Corporation, Japan Polyethylene Corporation, Japan Polypropylene Corporation, Calgon Mitsubishi Chemical Corporation, MCC PTA India Corp Private Limited, PT. Mitsubishi Chemical Indonesia

(Fiscal year-end: February 28)
Echizen Polymer Co., Ltd.
MCHC prepared its consolidated financial statements using the financial statements of each subsidiary.  With respect to overseas subsidiaries, such as Mitsubishi Polyester Film GmbH, which prepare their own consolidated financial statements based on the accounting standards of the country in which they are based, MCHC used the consolidated fiscal year-end values of such subsidiaries to prepare its consolidated financial statements.
MCHC has made necessary adjustments for any significant transactions which occurred between the above fiscal year-end dates and the consolidated fiscal year-end.
With respect to a subsidiary of MTPC, due to the fiscal year-end being September 30, MCHC has used financial statements based on the provisional settlement of accounts as of the consolidated fiscal year-end.

(Fiscal year-end: February 28)
Echizen Polymer Co., Ltd.
MCHC prepared its consolidated financial statements using the financial statements of each subsidiary.  With respect to overseas subsidiaries, such as Mitsubishi Polyester Film GmbH, which prepare their own consolidated financial statements, MCHC used the consolidated fiscal year-end values of such subsidiaries to prepare its consolidated financial statements.
MCHC has made necessary adjustments for any significant transactions which occurred between the above fiscal year-end dates and the consolidated fiscal year-end.
With respect to a subsidiary of MTPC, due to the fiscal year-end being September 30, MCHC has used financial statements based on the provisional settlement of accounts as of the consolidated fiscal year-end.

With respect to Mitsubishi Polyester Film Corporation and 3 other companies, as the fiscal year-end dates were changed from December 31 to March 31 during the current consolidated fiscal year, MCHC has prepared its consolidated financial statements based on a combination of the financial statements of these companies for the 12 months ending on the fiscal year-end date of December 31, 2007 and the financial statements for the 3 months ending on the fiscal year-end date of March 31, 2008.

With respect to 7 subsidiaries of MPI, as the fiscal year-end dates were changed from December 31 to March 31 during the current consolidated fiscal year, MCHC has prepared its consolidated financial statements based on a combination of the financial statements of these companies for the 12 months ending on the fiscal year-end date of December 31, 2008 and the financial statements for the 3 months ending on the fiscal year-end date of March 31, 2009.

4. Accounting Policies	a. Basis and method of valuation of material assets	a. Basis and method of valuation of material assets

(1) Valuation of securities
Held-to-maturity debt securities are amortized, while other short-term investment securities with market prices are primarily based on market prices at fiscal year-end (differences in valuation are accounted for by incorporation of

(1) Valuation of securities
Held-to-maturity debt securities are amortized, while other short-term investment securities with market prices are primarily based on market prices at fiscal year-end (differences in valuation are accounted for by incorporation of

Year ended March 31, 2008	Year ended March 31, 2009
direct net assets, and sales cost is calculated using the moving-average method). Valuation of other short-term investment securities without market prices are primarily stated at cost based on the moving-average method.	direct net assets, and sales cost is calculated using the moving-average method). Other short-term investment securities without market prices are primarily based on cost method based on the moving-average method.
(2) Derivative Transactions Based on the market price method.	(2) Derivative Transactions Based on the market price method.

(3) Inventories
Merchandise and finished goods (excluding land held for sale) are primarily stated at the lower cost determined by the average cost method.  Land held for sale, semi-finished products, raw materials, work in process and supplies (packaging materials and deteriorated assets) are primarily stated at cost based on the average cost method.  Supplies (excluding packing materials and deteriorated assets) are primarily stated at cost based on the moving-average method.

(3) Inventories
Merchandise, finished goods, semi-finished products, raw materials, work in process and supplies (packaging materials and deteriorated assets) are primarily stated at cost based on the average cost method.  Supplies (excluding packaging materials and deteriorated assets) are primarily stated at cost based on the moving-average method.  Balance sheet amounts are calculated by writing down their book values in accordance with decreases in profitability.

(Accounting policy change)
With regard to inventories held for sale in the ordinary course, merchandise and finished goods (excluding land held for sale) were previously stated at the lower cost determined by the average cost method, and other inventories were primarily stated at cost based on the average cost method. However, as the standard “Accounting Standard for Measurement of Inventories” (“Statement No. 9” issued by the Accounting Standards Board of Japan (“ASBJ”) on July 5, 2006) was applied from the current consolidated fiscal year, these assets are calculated primarily at cost based on the average cost method (balance sheet amounts are calculated by writing down their book values in accordance with decreases in profitability).

    As a result, in the current fiscal year operating income decreased ¥6,595 million, ordinarily loss and loss before income taxes and minority interests in consolidated subsidiaries increased by ¥7,316 million, compared to the amounts that would have been recorded under the previous method.  Impacts on segment information are described in the “Segment Information” section.

Year ended March 31, 2008		Year ended March 31, 2009

b. Depreciation and amortization methods applicable to material depreciable assets
Depreciation and amortization of assets of MCHC and its domestic consolidated subsidiaries is calculated primarily using the declining balance method over the

b. Depreciation and amortization methods applicable to material depreciable assets
Depreciation and amortization of assets of MCHC and its domestic consolidated subsidiaries is calculated primarily using the declining balance method over the estimated estimated useful lives of the respective assets, except for buildings (excluding fixtures attached to the buildings), acquired on or after April 1, 1998 by MCHC or its domestic consolidated subsidiaries, which are depreciated by the straight-line method over their respective estimated useful lives.  Depreciation of assets of the overseas consolidated subsidiaries is calculated primarily using the straight-line method over their estimated useful lives.
Principal estimated useful lives of the assets are as follows:

useful lives of the respective assets, except for buildings (excluding fixtures attached to the buildings), acquired on or after April 1, 1998 by MCHC and its domestic consolidated subsidiaries, which are depreciated by the straight-line method over their respective estimated useful lives.  Depreciation of assets of the overseas consolidated subsidiaries is calculated primarily using the straight-line method over their estimated useful lives.
Principal estimated useful lives of the assets are as follows:

Buildings and structures:	10-50 years	Buildings and structures:	10-50 years
Machinery, equipment and vehicles:	4-17 years	Machinery, equipment and vehicles:	4-17 years

(Accounting policy change)
MCHC and its domestic consolidated subsidiaries have adopted a new method of depreciation for property, plant and equipment acquired on or after April 1, 2007.  This change was made based on an amendment to the Japanese Corporate Tax Law (the “Corporate Tax Law”).  As a result of this change, operating income decreased by ¥2,957 million, and ordinary income and income before income taxes and minority interests both decreased by ¥3,114 million, compared to the amounts that would have been recorded under the previous method.  Impacts on segment information are described in the “Segment Information” section.

(Additional information)
Pursuant to an amendment to the Corporate Tax Law, from the fiscal year ended March 31, 2009, the estimated useful lives of machinery and equipment of MCHC and its domestic consolidated subsidiaries are calculated in accordance with the Corporate Tax Law amendment.  As a result, operating income decreased ¥2,757 million, and ordinary loss and loss before income taxes and minority interests increased by ¥2,815 million, compared to the amounts that would have been recorded under the previous method.  Impacts on segment information are described in the “Segment Information” section.

c. Method of providing major allowances and reserves		c. Method of providing major allowances and reserves

(1) Allowance for doubtful accounts
Allowance for doubtful accounts is provided for at an amount estimated with reference to individual accounts deemed uncollectible plus an amount calculated by a historical rate based on the actual uncollectible amounts in prior years.

(1) Allowance for doubtful accounts
Allowance for doubtful accounts is provided for at an amount estimated with reference to individual accounts deemed uncollectible plus an amount calculated by a historical rate based on the actual uncollectible amounts in prior years.

(2) Provision for bonuses
To provide for payments of bonuses to its employees, MCHC records provision for bonuses and MCHC’s contributions to the health insurance at the amount expected to be paid in the consolidated fiscal year ended March 31, 2008.

(2) Provision for bonuses
To provide for payments of bonuses to its employees, MCHC records provision for bonuses and MCHC’s contributions to the health insurance at the amount expected to be paid in the consolidated fiscal year ending as of March 31, 2009.

Year ended March 31, 2008	Year ended March 31, 2009
(3) Provision for loss on litigation and other Provision for loss on litigation and other are set aside for payments to settle lawsuits and in preparation for payments that may arise in the future.	(3) Provision for loss on litigation and other Provision for loss on litigation and other are set aside for payments to settle lawsuits and in preparation for payments that may arise in the future.

1.  Provision for health management allowances for HIV compensation: ¥1,758 million
To provide for future payments for health management allowances and settlement payments (including attorney’s fees) in connection with a lawsuit for damages filed by plaintiffs infected with HIV, MTPC, a consolidated subsidiary of MCHC, has set aside an estimated amount for such future payments.

1.  Provision for health management allowances for HIV compensation: ¥1,728 million

To provide for future payments for health management allowances and settlement payments (including attorney’s fees) in connection with a lawsuit for damages filed by plaintiffs infected with HIV, MTPC, a consolidated subsidiary of MCHC, has set aside an estimated amount for such future payments.

(Additional information)
Mitsubishi Pharma Corporation, which merged with MTPC and was a former consolidated subsidiary of MCHC, previously set aside the estimated amount of future settlement payments (including attorney’s fees) in “Current liabilities.”  A number of years have passed since the settlement reached in March 1996 and, in recent years, the number of people who have reached settlement has declined substantially.  Accordingly, MTPC has revaluated its previous provision for settlement payments (including attorney’s fees) and, at the same time, because the number of people receiving payments of health management allowances can now be estimated, it has become possible to rationally calculate the amount of future payments.

As a result, the health management allowances for people with AIDS have been recorded as “Provision for loss on litigation and other” under “Non-current liabilities.”  In accordance with the settlement reached in March 1996, for health management allowances, MCHC has set aside the present value of the estimated amount of future payments to be made calculated with reference to the amounts actually paid to patients with AIDS who have already reached settlements; and, for settlement payments, MCHC has set aside, for patients infected with HIV through the use of antihemophilic preparations (non-heat-treated concentrated preparations), the estimated amount of payments to be made to existing plaintiffs of HIV lawsuits as of March 31, 2008 and to future plaintiffs, calculated with reference to settlement outcomes up to March 31, 2008.

Year ended March 31, 2008	Year ended March 31, 2009

2. Provision for HCV litigation: ¥11,200 million
To provide for losses that may arise in the future from a settlement of lawsuits filed by plaintiffs infected with HCV (hepatitis C virus), MTPC, a consolidated subsidiary of MCHC, has set aside an estimated amount for payments related to such settlement based on estimates of the number of people receiving relief and the amount of relief required under law that stipulates the relief be provided to people who contracted hepatitis C from specific fibrinogen products or specific coagulation factor IX products (the “Relief Law”).

2. Provision for HCV litigation: ¥20,000 million
      To provide for losses that may arise in the future from a settlement of lawsuits filed by plaintiffs infected with HCV (hepatitis C virus), MTPC, a consolidated subsidiary of MCHC, has set aside an estimated amount for payments related to such settlement based on estimates of the number of people receiving relief and the amount of relief payments required under the Relief Law which has been promulgated and put into effect, and which stipulates that relief be provided to people who contracted hepatitis C from specific fibrinogen products or specific coagulation factor IX products.

(Additional information)
     Mitsubishi Pharma Corporation, which merged with MCHC and was a former consolidated subsidiary of MCHC and Benesis Corporation which was a consolidated subsidiary of Mitsubishi Pharma Corporation, the Japanese government, and certain other parties are defendants in a number of ongoing lawsuits since October 21, 2002, in which the plaintiffs seek compensation for damages allegedly suffered through infection with HCV (hepatitis C virus) following the use of a fibrinogen product or a non-heat-treated prothrombin complex concentrate manufactured and sold by the former Green Cross Corporation.

(Additional information)
      After the Relief Law was promulgated and put into effect on January 16, 2008, MCHC discussed the method and percentage of expenses to be borne for the payment of relief by the Health Minister and MTPC, based on Article 16 of the Relief Law.  Following the announcement of standards by the Health Minister on April 10, 2009, MCHC considered the number of people receiving relief and other circumstances as of the end of the consolidated fiscal year, and set aside an estimated amount to be borne by MTPC for payments to cover expenses necessary for such relief.
      The estimated amount for payment of relief to be borne by MTPC may be changed due to an increase or decrease in the number of people eligible to receive relief.

Year ended March 31, 2008	Year ended March 31, 2009

Previously, provision for losses that may arise in the future with respect to this issue was set aside as “Provision for loss on litigation and other” under “Noncurrent liabilities” at an amount deemed necessary to resolve the issue for existing plaintiffs as of the end of the fiscal year.  However, in consideration of the fact that the Japanese government promulgated and put into effect the Relief Law on January 16, 2008, MTPC has changed its accounting treatment with respect to this issue to a method which sets aside the estimated amount of relief to be paid by MTPC, based on estimates of the number of people who will receive relief payments, the amounts of such payments in accordance with the Relief Law.  In accordance with Article 16 of the Relief Law (consultations between the Minister of Health, Labour and Welfare and manufacturers), the method and allocation of the expense required to provide payments of this relief are to be determined based on consultations between the Minister of Health, Labour and Welfare and MTPC. The estimated amount of relief to be paid by MTPC may change based on the outcome of future consultations or due to an increase or decrease in the number of people eligible to receive relief.

3.  Provision for health management allowances for SMON (Sub-acute Myelo-Optical-Neuropathy) compensation: ¥5,093 million
     MTPC, a consolidated subsidiary of MCHC, has made a provision in the accompanying consolidated financial statements for the estimated future payments for health management allowances and nursing expenses to be made over the remaining lives of the parties entitled to such payments under the settlement reached in the SMON litigation.

3.  Provision for health management allowances for SMON (Sub-acute Myelo-Optical-Neuropathy) compensation: ¥4,634 million
         MTPC, a consolidated subsidiary of MCHC, has made a provision in the accompanying consolidated financial statements for the estimated future payments for health management allowances and nursing expenses to be made over the remaining lives of the parties entitled to such payments under the settlement reached in the SMON litigation.

(4) Provision for regularly repairs
     To provide for the costs of regular repairs of production facilities in plants and oil tanks MCHC records costs at the amount they are expected to cost in the consolidated fiscal year ending March 31, 2008.

(4) Provision for regularly repairs
      To provide for the costs of regular repairs of production facilities in plants and oil tanks MCHC records costs at the amount they are expected to cost in the consolidated fiscal year ending March 31, 2009.

(5) Provision for retirement benefits
     To provide for retirement benefits of employees, MCHC records an amount based on the projected amounts of the liability for retirement benefits and pension assets at the end of the consolidated fiscal year.

(5) Provision for retirement benefits
     To provide for retirement benefits of employees, MCHC records an amount based on the projected amounts of the liability for retirement benefits and pension assets at the end of the consolidated fiscal year.
     Prior service liabilities are amortized on the

Year ended March 31, 2008	Year ended March 31, 2009

     Prior service liabilities are amortized on the straight-line method over a specified number of years (primarily five), that is less than the average remaining period of employment for employees from the time the liability arose.  The difference based on an actuarial calculation is charged to income beginning in the following consolidated fiscal year, using the pro rata amounts amortized on the straight-line method based on a specified number of years (primarily five) that is less than the average remaining period of employment for employees at the time the difference arose.  The difference arising from the change in accounting standards is primarily charged to income on the same average basis over fifteen years.

     straight-line method over a specified number of years (primarily five), that is less than the average remaining period of employment for employees from the time the liability arose.  The difference based on an actuarial calculation is charged to income beginning in the following consolidated fiscal year, using the pro rata amounts amortized on the straight-line method based on a specified number of years (primarily five) that is less than the average remaining period of employment for employees at the time the difference arose.  The difference arising from the change in accounting standards is primarily charged to income on the same average basis over fifteen years.

(6) Provision for directors’ retirement benefits
     To provide for payment of retirement benefits for directors and executive officers, MCHC records the period-end required payment amount based primarily on internal regulations.

(6) Provision for directors’ retirement benefits
     To provide for payment of retirement benefits for directors and executive officers, MCHC records the period-end required payment amount based primarily on internal regulations.

(7) Provision for loss on liquidation of subsidiaries and affiliates To provide for future costs for liquidation of its subsidiaries and affiliates, MCHC records an amount for estimated costs.	(7) Provision for loss on liquidation of subsidiaries and affiliates To provide for future costs for liquidation of its subsidiaries and affiliates, MCHC records an amount for estimated costs.
(8) Provision for loss on disposal of noncurrent assets To provide for expenses on disposal of noncurent assets, MCHC records an amount for estimated losses.	(8) Provision for loss on disposal of noncurrent assets To provide for expenses on disposal of noncurent assets, MCHC records an amount for estimated losses.

d.  Material currency conversion standards used by consolidated subsidiaries when converting assets and liabilities denominated in foreign currencies to Japanese yen:
     Financial assets and liabilities denominated in foreign currencies are translated into Japanese yen using the spot exchange rates in effect at the fiscal year-end date with any gains or losses from translation adjustments included in earnings.

d.  Material currency conversion standards used by consolidated subsidiaries when converting assets and liabilities denominated in foreign currencies to Japanese yen:
     Financial assets and liabilities denominated in foreign currencies are translated into Japanese yen using the spot exchange rates in effect at the fiscal year-end date with any gains or losses from translation adjustments included in earnings.

The assets and liabilities of overseas subsidiaries, among others, are translated into Japanese yen using the spot exchange rates in effect at the fiscal year-end date.   Income and expenses of overseas subsidiaries, among others, are translated into Japanese yen using the average spot exchange rates during the period.  Translation adjustments are included as “Foreign currency translation adjustment” and “Minority Interests” under Net Assets.

The assets and liabilities of overseas subsidiaries, among others, are translated into Japanese yen using the spot exchange rates in effect at the fiscal year-end date.   Income and expenses of overseas subsidiaries, among others, are translated into Japanese yen using the average spot exchange rates during the period.  Translation adjustments are included as “Foreign currency translation adjustment” and “Minority Interests” under Net Assets.

Year ended March 31, 2008	Year ended March 31, 2009

e.  Material Leases
     Financial leases of MCHC and consolidated domestic subsidiaries, except for those leases under which the ownership of the leased assets is considered to be transferred to the lessee, are primarily accounted for in the same manner as operating leases.

f. Hedge accounting	e. Hedge accounting

(1) Method of hedge accounting
     Hedging transactions that meet the criteria of hedge accounting are accounted for using deferral hedge accounting, which requires unrealized gains or losses to be deferred as a component of net assets until gains or losses relating to the underlying hedged items are recognized.  However, forward foreign exchange contracts associated with financial assets and liabilities denominated in foreign currencies are based on the Accounting Standards of FX Trades, etc., when the requirements for the application of such standards are satisfied.  Special treatment is adopted for interest rate swap contracts that satisfy the requirements for special treatment.

(1) Method of hedge accounting
      Hedging transactions that meet the criteria of hedge accounting are accounted for using deferral hedge accounting, which requires unrealized gains or losses to be deferred as a component of net assets until gains or losses relating to the underlying hedged items are recognized.  However, forward foreign exchange contracts associated with financial assets and liabilities denominated in foreign currencies are based on the Accounting Standards of FX Trades, etc., when the requirements for the application of such standards are satisfied.  Special treatment is adopted for interest rate swap contracts that satisfy the requirements for special treatment.

(2) Hedging method and hedged items
     Forward foreign exchange contracts and currency swaps are used to hedge the risk of fluctuations in foreign currency exchange rates associated with import and export transactions, the procuring of funds and operating transactions denominated in foreign currencies.  Interest rate swaps are used to hedge the risk arising from fluctuations in interest rates associated with the procuring of funds and financial transactions.  Interest rate cap contracts are used to hedge the risk arising from fluctuations in interest rates associated with financial transactions.  Commodity future contracts are used to hedge the risk of fluctuations in raw material prices associated with purchase transactions.

(2) Hedging method and hedged items
      Forward foreign exchange contracts and currency swaps are used to hedge the risk of fluctuations in foreign currency exchange rates associated with import and export transactions, the procuring of funds and operating transactions denominated in foreign currencies.  Interest rate swaps are used to hedge the risk arising from fluctuations in interest rates associated with the procuring of funds and financial transactions.  Interest rate cap contracts are used to hedge the risk arising from fluctuations in interest rates associated with financial transactions.  Commodity future contracts are used to hedge the risk of fluctuations in raw material prices associated with purchase transactions.

(3) Hedging Policy
     It is MCHC’s policy to keep derivative transactions with the range of actual demand and not to enter into such transactions for speculative purpose.  Furthermore, in order to drastically minimize the risk of credit-related losses in the event of non-performance by counterparties, MCHC limits the counterparties of derivative transactions to financial institutions, among others, with good credit reputations.

(3) Hedging Policy
      It is MCHC’s policy to keep derivative transactions with the range of actual demand and not to enter into such transactions for speculative purpose.  Furthermore, in order to drastically minimize the risk of credit-related losses in the event of non-performance by counterparties, MCHC limits the counterparties of derivative transactions to financial institutions, among others, with good credit reputations.

	Year ended March 31, 2008	Year ended March 31, 2009

(4) Assessment of effectiveness of hedging
     With respect to the implementation of derivative transactions, the significant criteria relating to the hedge methods and hedged items are in approximate agreement with each other and are verified as being able to offset market fluctuations at the commencement of the hedging and subsequently as well.
     Furthermore, MCHC makes an assessment regarding whether or not the possibility of execution of proposed transactions is extremely high.

(4) Assessment of effectiveness of hedging
     With respect to the implementation of derivative transactions, the significant criteria relating to the hedge methods and hedged items are in approximate agreement with each other and are verified as being able to offset market fluctuations at the commencement of the hedging and subsequently as well.
      Furthermore, MCHC makes an assessment regarding whether or not the possibility of execution of proposed transactions is extremely high.

g. Other significant matters pertaining to the preparation of the consolidated financial statements
     (1) Accounting for consumption taxes
            Consumption taxes are accounted for using the net-of-tax method.
(2) Application of the consolidated tax system
      The consolidated tax system is applied.

f. Other significant matters pertaining to the preparation of the consolidated financial statements
     (1) Accounting for consumption taxes
            Consumption taxes are accounted for using the net-of-tax method.
(2) Application of the consolidated tax system
      The consolidated tax system is applied.

5. Valuation of the assets and liabilities of consolidated subsidiaries	The assets and liabilities of consolidated subsidiaries are evaluated using the full fair value method.	The assets and liabilities of consolidated subsidiaries are evaluated using the full fair value method.
6. Amortization of goodwill and negative goodwill
Goodwill and negative goodwill incurred by MCHC is amortized by the straight-line method within 20 years of being incurred.
Goodwill relating to the merger of Mitsubishi Pharma Corporation and Tanabe Seiyaku Co., Ltd. will be amortized by the straight-line method over 15 years.  Goodwill relating to the restructuring and integration of the Functional Products businesses will be amortized by the straight-line method over 10 years.  Goodwill and negative goodwill in other cases will be amortized by the straight-line method over 5 years.

Goodwill and negative goodwill incurred by MCHC is amortized by the straight-line method within 20 years of being incurred.
Goodwill relating to the launch of MTPC will be amortized by the straight-line method over 15 years.  Goodwill relating to the creation of the wholly-owned subsidiary MPI, will be amortized by the straight-line method over 10 years.  Goodwill and negative goodwill in other cases will be amortized by the straight-line method over 5 years.

7. Cash and cash equivalents
In preparing the consolidated statements of cash flows, cash on hand, readily available deposits and short-term highly liquid investments with negligible risk of changes in value and maturities of not exceeding 3 months at the time of purchase are considered to be cash and cash equivalents.

In preparing the consolidated statements of cash flows, cash on hand, readily available deposits and short-term highly liquid investments with negligible risk of changes in value and maturities of not exceeding 3 months at the time of purchase are considered to be cash and cash equivalents.

CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

Year ended March 31, 2008	Year ended March 31, 2009
―
1.  Leases
Previously, leases which do not stipulate the transfer of ownership of the leased property to the lessee were accounted for as operating leases. Due to the application of the new standards, “Accounting Standard for Lease Transactions” (“Statement No.13,” as issued by the First Subcommittee of the Business Accounting Council on June 17, 1993 and amended by the ASBJ on March 30, 2007) and “Guidance on Accounting Standard for Lease Transactions”(“Guidance No.16,” as issued by the Accounting System Committee of The Japanese Institute of Certified Public Accountants and amended by the ASBJ on March 30, 2007) from the current consolidated fiscal year such leases were accounted for in the same manner as normal sale and purchase transactions.  The depreciation method applied to lease assets related to leases which do not stipulate the transfer of ownership of the leased property to the lessee, is the straight-line method over the lease periods with a residual value of zero.
Leases which do not stipulate the transfer of ownership of the leased property to the lessee on which the lease transaction commenced on or before March 31, 2008, are accounted for as operating leases.  The effects on operating income, ordinary loss and loss before income taxes and minority interests were insignificant.

2. Accounting treatment of overseas subsidiaries in preparing the consolidated financial statements going forward
With regard to the accounting treatment of overseas subsidiaries for the purpose of preparation of consolidated financial statements, “Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements” (“ASBJ PITF No.18,” issued by the ASBJ, on May 17, 2006) was applied  and necessary revisions made from the current consolidated fiscal year.  As a result, retained earnings at the beginning of the fiscal year decreased by ¥1,146 million.  At the same time, operating income decreased by ¥137 million, while ordinary loss and loss before income taxes and minority interests increased by ¥979 million.  Impacts on segment information were insignificant.

CHANGES IN PRESENTATION

Year ended March 31, 2008	Year ended March 31, 2009
1.  Short-term investment securities under current assets
“Short-term investment securities” were previously included in “Other” under “Current assets” in the consolidated balance sheet, however due to the value of “Short-term investment securities” exceeding 5% of the total asset value in the current consolidated fiscal year, “Short-term investment securities” have been listed as a separate line item in the accompanying consolidated balance sheet.
The value of “Short-term investment securities” for the previous consolidated fiscal year was ¥66 million.

1. Inventories under current assets
    In accordance with “Cabinet Ordinance for a Partial Revision of the Regulation for Terminology, Forms and Preparation of Financial Statements” (Cabinet Ordinance No. 50, August 7, 2008), inventories that were included as “Inventories” have been listed as separate line items of “Merchandise and finished goods,” “Work in process” and “Raw materials and supplies.”
    The values of “Merchandise and finished goods,” “Work in process” and “Raw materials and supplies” included under “Inventories” for the previous consolidated fiscal year were ¥274,987 million, ¥28,807 million and ¥123,349, respectively.

2. Insurance income under non-operating income
    “Insurance income” was previously included in “Other” under “Non-operating income,” however due to the value of “Insurance income” exceeding 10% of the total value of “Non-operating income” in the current consolidated fiscal year, “Insurance income” has been listed as a separate line item.
    The value of “Insurance income” for the previous consolidated fiscal year was ¥2,168 million.

3. Gain on reimbursement of salaries for employees on secondment, net under non-operating income
    “Gain on reimbursement of salaries for employees on secondment, net” was previously listed as a separate line item under the “Non-operating income” on the consolidated statement of operation, however because the value of “Gain on reimbursement of salaries for employees on secondment, net” is no more than 10% of the total value of “Non-operating income” in the current consolidated fiscal year, “Gain on reimbursement of salaries for employees on secondment, net” has been included in “Other” under “Non-operating income.”
    The value of “Gain on reimbursement of salaries for employees on secondment, net” for the current consolidated fiscal year was ¥514 million.

4. Purchase of short-term investment securities under net cash provided by (used in) investing activities
    “Purchase of short-term investment securities” was previously included in “Other” in the consolidated statement of cash flows, however due to its increased materiality, “Purchase of short-term investment securities” has been listed under a separate line item in the consolidated statement of cash flows in the current consolidated fiscal year.
    The value of “Purchase of short-term investment securities” for the previous consolidated fiscal year was ¥(708) million.

5. Proceeds from withdrawal of long-term time deposits under net cash provided by (used in) investing activities

    “Proceeds from withdrawal of long-term time deposits” was previously included in “Other” in the consolidated statement of cash flows, however due to its increased materiality, “Proceeds from withdrawal of long-term time deposits” has been listed under a separate line item in the consolidated statement of cash flows in the current consolidated fiscal year.

     The value of “Proceeds from withdrawal of long-term time deposits” for the previous consolidated fiscal year was ¥1,006 million.

ADDITIONAL INFORMATION

Year ended March 31, 2008	Year ended March 31, 2009
1.  Depreciation methods applicable to material depreciable assets
Pursuant to an amendment to the Corporate Tax Law, MCHC and its domestic consolidated subsidiaries depreciate the difference between 5% of the acquisition cost of assets acquired on or before March 31, 2007 and the nominal value of said assets uniformly over a five-year period, starting the year following the fiscal year in which the depreciated value of said assets reaches 5% of the acquisition price using the pre-amendment depreciation method.  Depreciated amounts are included in depreciation expenses.
As a result of this change, operating income decreased by ¥8,790 million and ordinary income and income before income taxes and minority interests both decreased by ¥9,392 million, compared to the amounts that would have been recorded under the previous method.
Impacts on segment information are described in the “Segment Information” section.

1. Construction of Waste Processing Facilities in Malaysia
    In 1994, the consolidated subsidiary MCC had withdrawn from its rare-earth business in Malaysia that involved dismantling the plant used in the business and constructing a waste processing facility. The plant dismantlement was completed by the end of 2005 in accordance with the approval of the Malaysian government, and the associated losses were recorded. With respect to the construction of the waste processing facility, MCC started a detailed study on the construction in March, 2009, with several contractor candidates and working towards entering into a contract, based on the approval by the Malaysian government in July, 2007. Therefore, additional losses may be incurred in the future as the result of such construction works.

2.  Japan Fair Trade Commission investigations
 MPI, a consolidated subsidiary of MCHC, was subject to investigations by the Japan Fair Trade Commission on suspicion of possible antitrust violation accusations under the Anti-Monopoly Act in relation to polyvinyl chloride pipes, joints and related products.  MPI may receive a Cease and Desist Order or an order to pay a surcharge, however the investigations are ongoing at the present point in time.

NOTES TO:

(CONSOLIDATED BALANCE SHEET)

Year ended March 31, 2008			Year ended March 31, 2009
*1. Accumulated depreciation and amortization on property, plant and equipment: ¥1,844,376 million
      Accumulated impairment losses of ¥4,297 million are included in the accumulated depreciation and amortization value.

*1. Accumulated depreciation and amortization on property, plant and equipment: ¥1,916,603 million
      Accumulated impairment losses of  ¥16,916 million are included in the accumulated depreciation and amortization value.

*2. Details of collateral and secured liabilities			*2. Details of collateral and secured liabilities

(Collateral)		(¥ millions)	(Collateral)		(¥ millions)
Buildings and structures	33,033	(29,517)	Buildings and structures	30,682	(27,966)
Land	22,852	(18,131)	Land	24,952	(18,833)
Machinery, equipment and vehicles	114,548	(36,623)	Machinery, equipment and vehicles	93,782	(34,494)
Total	170,433	(84,271)	Total	149,416	(81,293)
(Secured liabilities)			(Secured liabilities)
		(¥ millions)			(¥ millions)
Short-term loans payable	15,610	(7,055)	Short-term loans payable	8,616	(3,221)
Long-term loans payable	5,510	(4,873)	Long-term loans payable	6,209	(5,793)
Total	21,120	(11,928)	Noncurrent liabilities and others	739	(638)
The amounts included in brackets above show factory foundation collateral and related liabilities.			Total	15,564	(9,652)
			The amounts included in brackets above show factory foundation collateral and related liabilities.

*3. Investments in non-consolidated subsidiaries and affiliated companies are as follows:			*3. Investments in non-consolidated subsidiaries and affiliated companies are as follows:
(¥ millions) Investment securities (capital stock) 97,447			(¥ millions) Investment securities (capital stock) 68,990
*4. Balance of contingent liabilities, etc. Guarantees or similar (for loans from banks to non-consolidated subsidiaries)			*4. Balance of contingent liabilities, etc. Guarantees or similar (for loans from banks to non-consolidated subsidiaries)

Year ended March 31, 2008					Year ended March 31, 2009
			(¥ millions)					(¥ millions)
Name of company	Guarantee	Stand-by guarantees	Other		Name of company	Guarantee	Stand-by guarantees	Other
Kashima Aromatics Co., Ltd	5,555	―	―		MCC Advanced Polymers Ningbo Co., Ltd.	2,302	―	―
Shinryo Corporation (Semicon-Techno)	1,613	―	―		Kashima Aromatics Co., Ltd	4,617	―	―
Nippon Asahan Aluminium Co., Ltd.	7,488	―	―		Nippon Asahan Aluminium Co., Ltd.	4,016	―	―
Employees (for housing)	2,217	―	―		Japan Unipet Co., Ltd.	1,040
Other	2,574	1,437	628		Mytex Polymers (Thailand) Co., Ltd.	1,093
Total	(17,306) 19,447	(1,083) 1,437	(584) 628		Employees (for housing)	1,774	―	―
The amounts in brackets above show the amount the MCHC Group is responsible for.					Other	1,281	716	497
					Total	(15,044) 16,123	(716) 716	(417) 497
					The amounts in brackets above show the amount the MCHC Group is responsible for.

*5. Trademark infringement lawsuit

The consolidated subsidiary Verbatim Corporation (US) was sued for trademark infringement in Brazil. In May 2007, a court in Manaus, in the Brazilian state of Amazonas, ruled in favor of the plaintiff and ordered Verbatim Corporation (US) to pay 377 million reals (¥21,651 million).  Verbatim Corporation, believing that no trademark infringement took place, and dissatisfied with the fact that reasons for recognizing the plaintiff's monetary claim were not disclosed, immediately filed an appeal with Brasilia’s Supreme Court. In February 2008, the Supreme Court ruled in favor of Verbatim Corporation and returned the case to the Manaus court for retrial.

*5. Trademark infringement lawsuit

The consolidated subsidiary Verbatim Corporation (US) was sued for trademark infringement in Brazil.  In May 2007, a court in Manaus, in the Brazilian state of Amazonas, ruled in favor of the plaintiff and ordered Verbatim Corporation (US) to pay 377 million reals (¥15,913 million).  Verbatim Corporation, believing that no trademark infringement took place, and dissatisfied with the fact that reasons for recognizing the plaintiff's monetary claim were not disclosed, immediately filed an appeal with Brasilia’s Supreme Court.  In February 2008, the Supreme Court ruled in favor of Verbatim Corporation and returned the case to the Manaus court for retrial.

*6. Discounts on trade notes receivable					*6. Discounts on trade notes receivable

			(¥ millions)					(¥ millions)
Repurchase of trade notes receivable discounted				606	Repurchase of trade notes receivable endorsed				565
Repurchase of trade notes receivable discounted				565	Repurchase of trade notes receivable endorsed				81

(CONSOLIDATED STATEMENT OF OPERATION)

Year ended March 31, 2008			Year ended March 31, 2009
*1. End of period inventory values are book values written down in accordance with decreases in profitability and the following valuation of inventory asset losses is included in “Cost of sales:”
¥17,755 million
*2. The principal components of selling expenses and their respective values are as follows:			*2. The principal components of selling expenses and their respective values are as follows:
Transportation costs ¥72,501 million			Transportation costs		¥75,987 million

*3. The principal components of general and administrative expenses and their respective values are as follows:			*3. The principal components of general and administrative expenses and their respective values are as follows:

(¥ millions)			(¥ millions)
	Labor costs	96,799		Labor costs	106,210
	Research and development expense	112,064		Research and development expense	127,802

(Note)	Provision for bonuses of ¥12,090 million is included in labor costs.		(Note)	Provision for bonuses of ¥11,667 million is included in labor costs.

*4. The primary income is insurance income received in relation to the fire that occurred at the No. 2 ethylene facility of MCC’s Kashima Plant in the previous consolidated fiscal year.

*5. Gain on sale of land, etc.			*5. Gain on sale of land, etc.

*6.  The primary income is the gain on change in equity that occurred as a result of the merger between Mitsubishi Pharma Corporation, previously a consolidated subsidiary of MCHC, and Tanabe Seiyaku Co., Ltd.

*7.  The MCHC Group groups its assets mainly according to business units of MCHC.  Assets are grouped according to the type of business, manufacturing process and region to which they are related.  Idle assets are grouped individually in their asset groups when impairment losses are recognized.  During the current consolidated fiscal year, MCHC recorded a ¥11,389 million impairment loss on long-lived assets, which was posted as an extraordinary loss.  Impairment losses were recognized on the following major assets.

Year ended March 31, 2008	Year ended March 31, 2009
				(¥ millions)
	Use	Location	Type	Amount
	Polyvinyl chloride manufacturing facilities	V-Tech Corporation Mizushima Plant (Kurashiki, Okayama Prefecture) Kawasaki Plant (Kawasaki, Kanagawa Prefecture)	Buildings and structures, machinery and equipment, investments and other assets	4,485
	Caprolactam and nylon manufacturing facilities	Mitsubishi Chemical Corporation Kurosaki Plant (Kita-Kyushu, Fukuoka Prefecture)	Buildings and structures, machinery and equipment and other assets	2,731
	Pharmaceutical research facilities	Mitsubishi Tanabe Pharma Corporation Hirakata Office (Hirakata, Osaka Prefecture)	Land, buildings and structures and other assets	1,917

Breakdown of impairment losses by use
•Polyvinyl chloride manufacturing facilities
¥4,485 million (of which, ¥2,816 for machinery and equipment, ¥934 million for buildings and structures, ¥682 million for investments and other and ¥53 million for other assets)
•Caprolactam and nylon manufacturing facilities
¥2,731 million (of which, ¥1,728 million for machinery and equipment, ¥822 million for buildings and structures, and ¥181 million for other assets)
•Pharmaceutical research facilities
¥1,917 million (of which, ¥1,032 for buildings and structures, ¥866 for land and ¥18 million for other assets)

With regard to polyvinyl chloride manufacturing facilities and caprolactam and nylon manufacturing facilities, recent economic conditions have caused a substantial drop-off in sales volumes, prompting a sharp downturn in profitability.  Furthermore, the possibility of future recovery is judged to be low.  Consequently, the book values of these assets were written down to their recoverable values.  The recoverable values of these assets are estimated at their value in use with future cash flows discounted by 5.5%.

For pharmaceutical research facilities, the book values of idle assets have been written down to their recoverable values.  Recoverable values of assets are estimated at their net sales amount.  Market values are calculated in a rational manner, using such assumptions as their declared values.

*8.  Provision for possible losses in connection with litigation
 The main item is the provision for possible loss in connection with HCV (hepatitis C virus) litigation as recorded by a consolidated subsidiary of MCHC.

*8.  Provision for possible losses in connection with litigation
  The main item is the provision for possible loss in connection with HCV (hepatitis C virus) litigation as recorded by a consolidated subsidiary of MCHC.

Year ended March 31, 2008		Year ended March 31, 2009
*9.  The main item is the balance of the non-recurring depreciation on the book value of the production facility, etc., at which MCHC determined to shut down operations, excluding normal equivalent depreciation and amortization up until the time of shut down and the estimate of amounts that can be disposed of.

*9.  The main item is the balance of the non-recurring depreciation on the book value of the production facility, etc., at which MCHC determined to shut down operations, excluding normal equivalent depreciation and amortization up until the time of shut down and the estimate of amounts that can be disposed of.

*10. Loss on sales or disposal of noncurrent assets
(Breakdown)
	(¥ millions)
Loss on disposal of buildings	563
Loss on disposal of other noncurrent assets	882
Removal costs	1,304

*11.The main item recorded is the reserves provided for estimated loss in connection with the decision to reorganize the businesses of consolidated subsidiaries in Thailand.

*12. System integration costs and transfer costs relating to the merger of Mitsubishi Pharma Corporation, previously a consolidated subsidiary of MCHC, and Tanabe Seiyaku Co., Ltd.

*13. Primarily consists of costs incurred in the restructuring of the businesses of consolidated subsidiaries.		*13.Consists of losses from doubtful accounts incurred by consolidated subsidiaries and settlement reserves, among others.

*14. Research and development expenses included in general and administrative expenses and factory costs for the current fiscal year		*14. Research and development expenses included in general and administrative expenses and factory costs for the current fiscal year
¥112,064 million		¥127,802 million

(CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS)

Year ended March 31, 2008   (April 1, 2007 - March 31, 2008)

1.	Matters related to type and number of issued and outstanding shares and type and number of treasury shares

(Unit: thousand shares)

	Number of shares as of March 31, 2007	Increase in number of shares during fiscal year ended March 31, 2008	Decrease in number of shares during fiscal year ended March 31, 2008	Number of shares as of March 31, 2008
Issued and outstanding shares
Common stock	1,806,288	―	300,000	1,506,288
Total	1,806,288	―	300,000	1,506,288
Treasury shares
Common stock	436,895	608	307,560	129,943
Total	436,895	608	307,560	129,943

(Note 1)	The increase in the number of treasury shares of common stock was due to the purchase of shares constituting less than one unit, which account for 608 thousand shares.

(Note 2)
The decrease in the number of treasury shares of common stock (307,560 thousand shares) was due to the decrease of (a) 74 thousand shares resulting from the sale of shares constituting less than one unit, (b) 152 thousand shares associated with the payment upon exercise of stock options, (c) 7,333 thousand shares resulted from the share exchange, and (d) 300,000 thousand shares as a result of the retirement of treasury shares.

2.	Matters related to subscription rights to shares

Name of company	Detail	Type of shares	Number of securities (thousand shares)				Balance as of March 31, 2008 (¥ millions)
			as of March 31, 2007	Increase	Decrease	as of March 31, 2008
Mitsubishi Chemical Holdings Corporation	Subscription rights to shares as stock options	―					807
Consolidated subsidiaries of the above	―	―					―
Total		―					807

3.	Matters related to dividends

(1)	Cash dividends paid

Resolution	Type of shares	Total amount of dividend	Dividend per share	Record date	Effective date
Ordinary general meeting of shareholders held on June 26, 2007	Common stock	¥9,588 million	¥7	March 31, 2007	June 27, 2007
Meeting of the Board of Directors held on November 2, 2007	Common stock	¥10,955 million	¥8	September 30, 2007	December 4, 2007

(2)	Dividends whose record date is attributable to the current fiscal year but which the effective date is in the following fiscal year

Resolution	Type of shares	Total amount of dividend	Source of dividend	Dividend per share	Record date	Effective date
Ordinary general meeting of shareholders held on June 26, 2008	Common stock	¥11,013 million	Retained earnings	¥8	March 31, 2008	June 27, 2008

Year ended March 31, 2009   (April 1, 2008 - March 31, 2009)

1.	Matters related to type and number of issued and outstanding shares and type and number of treasury shares

(Unit: thousand shares)

	Number of shares as of March 31, 2008	Increase in number of shares during fiscal year ended March 31, 2009	Decrease in number of shares during fiscal year ended March 31, 2009	Number of shares as of March 31, 2009
Issued and outstanding shares
Common stock	1,506,288	―	―	1,506,288
Total	1,506,288	―	―	1,506,288
Treasury shares
Common stock	129,943	571	438	130,076
Total	129,943	571	438	130,076

(Note 1)	The increase in the number of treasury shares of common stock was due to the purchase of shares constituting less than one unit, which account for 571 thousand shares.

(Note 2)
The decrease in the number of treasury shares of common stock (438 thousand shares) was due to the decrease of (a) 228 thousand shares resulting from the sale of shares constituting less than one unit, (b) 210 thousand shares associated with the payment upon exercise of stock options.

2.	Matters related to subscription rights to shares

Name of company	Detail	Type of shares	Number of securities (thousand shares)				Balance as of March 31, 2009 (¥ millions)
			as of March 31, 2008	Increase	Decrease	as of March 31, 2008
Mitsubishi Chemical Holdings Corporation	Subscription rights to shares as stock options	―					805
Consolidated subsidiaries of the above	―	―					―
Total		―					805

3.	Matters related to dividends

(1)	Cash dividends paid

Resolution	Type of shares	Total amount of dividend	Dividend per share	Record date	Effective date
Ordinary general meeting of shareholders held on June 26, 2008	Common stock	¥11,013 million	¥8	March 31, 2008	June 27, 2008
Meeting of the Board of Directors held on October 31, 2008	Common stock	¥11,012 million	¥8	September 30, 2008	November 28, 2008

(2)	Dividends whose record date is attributable to the current fiscal year but which the effective date is in the following fiscal year

Resolution	Type of shares	Total amount of dividend	Source of dividend	Dividend per share	Record date	Effective date
Ordinary general meeting of shareholders held on June 24, 2009	Common stock	¥5,506 million	Retained earnings	¥4	March 31, 2009	June 25 2009

(CONSOLIDATED STATEMENT OF CASH FLOWS)

Year ended March 31, 2008		Year ended March 31, 2009

*1. Reconciliation of cash in the consolidated balance sheet and cash and cash equivalents at end of period in the consolidated statement of cash flows is as follows:		*1. Reconciliation of cash in the consolidated balance sheet and cash and cash equivalents at end of period in the consolidated statement of cash flows is as follows:
(as of March 31, 2008)		(as of March 31, 2008)
(¥ millions)		(¥ millions)
Cash and deposits	116,073	Cash and deposits	96,364
Time deposits with maturity period of		Time deposits with maturity period of
more than 3 months	(802)	more than 3 months	(1,454)
Short-term investment with maturities		Short-term investment with maturities
within 3 months after the acquisition date		within 3 months after the acquisition date
(current assets and others)	50,477	(securities)	131,500
Cash and cash equivalents	165,748	Cash and cash equivalents	226,410

*2. Details of material non-fund transaction

During the current consolidated fiscal year, Mitsubishi Pharma Corporation, a consolidated subsidiary of the Tender Offeror, merged with Tanabe Seiyaku Co., Ltd., making Tanabe Seiyaku Co., Ltd. as a surviving company and Mitsubishi Pharma Corporation as an extinguishing company.  Because the merger falls under reverse acquisition under corporate consolidation accounting, assets and liabilities of Tanabe Seiyaku Co., Ltd. and its consolidated subsidiaries were assumed by Mitsubishi Pharma Corporation.  Details of assets and liabilities taken over are as follows:

(¥ millions)
Current assets	148,772
Noncurrent assets	181,584
Total assets	330,357

Current liabilities	44,392
Noncurrent liabilities	35,051
Total liabilities	79,443

(LEASE TRANSACTIONS)

Year ended March 31, 2008					Year ended March 31, 2009
1. Finance lease transactions, except for those leases under which the ownership of the leased assets is considered to be transferred to the lessee, are as follows: (Lessee)
1. Finance lease transactions, except for those leases under which the ownership of the leased assets is considered to be transferred to the lessee, are as follows:
(Lessee)
Among finance lease transactions with no ownership transfer, for lease transactions with a commencement date on or before March 31, 2008, accounting process for normal lease transaction is utilized.

(1) Purchase price equivalents, accumulated depreciation and amortization equivalents, accumulated impairment loss equivalents, and net book value equivalents of leased properties					(1) Purchase price equivalents, accumulated depreciation and amortization equivalents, accumulated impairment loss equivalents, and net book value equivalents of leased properties
				(¥ millions)					(¥ millions)
	Purchase price equivalents	Accumulated depreciation and amortization equivalents	Accumulated impairment loss equivalents	Net book value equivalents		Purchase price equivalents	Accumulated depreciation and amortization equivalents	Accumulated impairment loss equivalents	Net book value equivalents
Tools, furniture and fixtures	18,426	9,707	21	8,698	Tools, furniture and fixtures	12,750	7,761	21	4,968
Other	5,786	3,530	147	2,109	Other	4,531	3,004	147	1,380
Total	24,212	13,237	168	10,807	Total	17,281	10,765	168	6,348

(Note)
Purchase price equivalents of leased properties are calculated by the interest payment inclusion method (shiharai rishi komi hou) because the outstanding balance of future lease payments at the end of the fiscal year is a small percentage of the fiscal year-end balance of property, plant and equipment.
					(Note)
Purchase price equivalents of leased properties are calculated by the interest payment inclusion method (shiharai rishi komi hou) because the outstanding balance of future lease payments at the end of the fiscal year is a small percentage of the fiscal year-end balance of property, plant and equipment.

(2) Outstanding lease commitment equivalents at the end of the fiscal year					(2) Outstanding lease commitment equivalents at the end of the fiscal year

				(¥ millions)					(¥ millions)
	Due within one year			4,698		Due within one year			3,149
	Due over one year			7,106		Due over one year			3,677
	Total			11,804		Total			6,826

	Balance of leased assets impairment account			93		Balance of leased assets impairment account			42

(Note)
Outstanding lease commitment equivalents at the end of the fiscal year are calculated by the interest payment inclusion method (shiharai rishi komi hou) because the outstanding lease commitments equivalents at the end of the fiscal year is a small percentage of the fiscal year-end balance of property, plant and equipment.
					(Note)
Outstanding lease commitment equivalents at the end of the fiscal year are calculated by the interest payment inclusion method (shiharai rishi komi hou) because the outstanding commitments equivalents at the end of the fiscal year is a small percentage of the fiscal year-end balance of property, plant and equipment.

(3) Lease expenses, reversal of reserve for depreciation of leased assets, impairment loss equivalents, and deprecation and amortization equivalents					(3) Lease expenses, reversal of reserve for depreciation of leased assets, impairment loss equivalents, and deprecation and amortization equivalents
			(¥ millions)					(¥ millions)
	Lease expenses			5,541		Lease expenses			4,292
	Reversal of reserve for depreciation of leased assets			34		Reversal of reserve for depreciation of leased assets			44
	Impairment loss equivalents			20		Impairment loss equivalents			16
	Depreciation and amortization equivalents			5,527		Depreciation and amortization equivalents			4,264

Year ended March 31, 2008			Year ended March 31, 2008
(4) Calculation method of depreciation equivalents			(4) Calculation method of depreciation equivalents
Equivalent depreciation expense amount is calculated using the straight-line method, with the lease period as the useful life and zero (0) as the residual value.			Equivalent depreciation expense amount is calculated using the straight-line method, with the lease period as the useful life and zero (0) as the residual value.
(Lender)
Outstanding lease commitment
(¥ millions)
	Due within one year	310
	Due over one year	687
	Total	997

(Note)
Outstanding lease commitment equivalents at the end of the fiscal year are calculated by the interest receipt inclusion method (uketori rishi komi hou) because the aggregated amount of the outstanding lease commitment equivalents at the end of the fiscal year and balance of estimated remaining price is a small percentage of the fiscal year-end balance of operating receivables.  In addition, the above is outstanding lease commitments equivalents at the end of the fiscal year with respect to sublease transactions which belong to the lender.

Because the sublease transaction is, basically with the same conditions, leased to the third party, nearly same amount of balance is included in the above mentioned lessee’s outstanding lease commitment equivalents at the end of the fiscal year.

2. Operating lease transactions (Lessee)			2. Operating lease transactions (Lessee)
Outstanding lease commitment			Outstanding lease commitment under non-cancellable operating lease are as follows:
		(¥ millions)		(¥ millions)
	Due within one year	1,170	Due within one year	3,030
	Due after one year	2,600	Due after one year	9,730
	Total	3,770	Total	12,760

Year ended March 31, 2008	Year ended March 31, 2009

3. Finance lease transactions, except for those leases under which the ownership of the leased assets is considered to be transferred to the lessee (Lender)

Among finance lease transactions with no ownership transfer, for lease transactions with a commencement date on or before March 31, 2008, accounting process for normal lease transaction is utilized.

(1)   Purchase price, accumulated depreciation and amortization, accumulated impairment loss, and net book value of leased assets
(¥ millions)

		Purchase price	Accumulated depreciation and amortization	Accumulated impairment loss	Net book value
	Buildings and structures	921	277	―	644
	Total	921	277	―	644

	(2) Outstanding lease commitment equivalents at the end of the fiscal year
	(¥ millions)
		Due within one year			211
		Due over one year			945
		Total			1,156

(Note)	Outstanding lease commitment equivalents at the end of the fiscal year are calculated by the interest receipt inclusion method (uketori rishi komi hou) because the aggregated amount of the outstanding lease commitment equivalents at the end of the fiscal year and balance of estimated remaining price is a small percentage of the fiscal year-end balance of operating receivables. In addition, the above, except for (1), is outstanding lease commitments equivalents at the end of the fiscal year with respect to sublease transactions which belong to the lender.

Because the sublease transaction is, basically with the same conditions, leased to the third party, nearly same amount of balance is included in the above mentioned lessee’s outstanding lease commitment equivalents at the end of the fiscal year.

	(3) Lease fee received and depreciation and amortization (¥ millions)
		Lease fee received			66
		Depreciation and amortization			27

	4. Operating lease transactions (Lender) Outstanding lease commitment under non-cancellable operating lease are as follows: (¥ millions)
		Due within one year			118
		Due after one year			625
		Total			743

(INVESTMENT SECURITIES)

I.	Year ended March 31, 2008 (April 1, 2007 - March 31, 2008)

1.	Trading securities (as of March 31, 2008)

N/A

2.	Held-to-maturity debt securities with fair market value (as of March 31, 2008)	(¥ millions)

Classification	Year ended March 31, 2008
(1) Securities with fair market value exceeding book value	Book value	Fair market value	Difference
a. Governmental/municipal bonds	2,841	2,941	100
b. Corporate bonds	―	―	―
c. Other	―	―	―
Subtotal	2,841	2,941	100
(2) Securities with fair market value not exceeding book value	Book value	Fair market value	Difference
a. Governmental/municipal bonds	10	10	(0)
b. Corporate bonds	1,009	997	(12)
c. Other	16,500	14,356	(2,144)
Subtotal	17,519	15,363	(2,156)
Total	20,360	18,304	(2,056)

3.	Available-for-sale securities with fair market value (as of March 31, 2008)	(¥ millions)

Classification	Year ended March 31, 2008
(1) Securities with book value exceeding acquisition cost	Acquisition cost	Book value	Difference
a. Equity securities	68,163	155,799	87,636
b. Bonds
Governmental/municipal bonds	17,506	17,650	144
Corporate bonds	―	―	―
Other	―	―	―
c. Other	114	117	3
Subtotal	85,783	173,566	87,783
(2) Securities with book value not exceeding acquisition cost	Acquisition cost	Book value	Difference
a. Equity securities	33,931	26,168	(7,763)
b. Bonds
Governmental/municipal bonds	―	―	―
Corporate bonds	―	―	―
Other	―	―	―
c. Other	536	530	(6)
Subtotal	34,467	26,698	(7,769)
Total	120,250	200,264	80,014

4.	Total sale of available-for-sale securities (April 1, 2007 - March 31, 2008)	(¥ millions)

Amount sold	Total gain on sale	Total loss on sale
7,706	1,074	416

5.	Book value of principal short-term investment securities not measured at fair market value (as of March 31, 2008)

Available-for-sale securities   (¥ millions)

Unlisted stock	34,537
Unlisted bonds	2,007
Certificate of deposit	27,500
Commercial paper	22,977
Investment securities	2,273

6.	The redemption schedule of available-for-sale securities with maturities and held-to-maturity debt securities

(as of March 31, 2008)
(¥ millions)
	Due within 1 year	1 to 5 years	5 to 10 years	Over 10 years
a. Bonds
Governmental/municipal bonds	5,015	12,645	2,841	―
Corporate bonds	―	3,009	―	―
Other	―	1,500	―	15,000
b. Other	50,629	―	―	―
Total	55,644	17,154	2,841	15,000

II.	Year ended March 31, 2009 (April 1, 2008 - March 31, 2009)

1.	Trading securities (as of March 31, 2009)

N/A

2.	Held-to-maturity debt securities with fair market value (as of March 31, 2009)	(¥ millions)

Classification	Year ended March 31, 2009
(1) Securities with fair market value exceeding book value	Book value	Fair market value	Difference
a. Governmental/municipal bonds	2,262	2,656	394
b. Corporate bonds	―	―	―
c. Other	―	―	―
Subtotal	2,262	2,656	394
(2) Securities with fair market value not exceeding book value	Book value	Fair market value	Difference
a. Governmental/municipal bonds	10	10	0
b. Corporate bonds	―	―	―
c. Other	18,004	15,311	(2,693)
Subtotal	18,014	15,321	(2,693)
Total	20,276	17,977	(2,299)

3.	Available-for-sale securities with fair market value (as of March 31, 2009)	(¥ millions)

Classification	Year ended March 31, 2009
(1) Securities with book value exceeding acquisition cost	Acquisition cost	Book value	Difference
a. Equity securities	60,816	91,934	31,118
b. Bonds	60,944	61,663	719
Governmental/municipal bonds	60,944	61,663	719
Corporate bonds	―	―	―
Other	―	―	―
c. Other	89	93	4
Subtotal	121,849	153,690	31,841
(2) Securities with book value not exceeding acquisition cost	Acquisition cost	Book value	Difference
a. Equity securities	39,997	28,017	(11,980)
b. Bonds	10,057	10,038	(19)
Governmental/municipal bonds	10,057	10,038	(19)
Corporate bonds	―	―	―
Other	―	―	―
c. Other	528	502	(26)
Subtotal	50,582	38,557	(12,025)
Total	172,431	192,247	19,816

4.	Total sale of available-for-sale securities (April 1, 2008 - March 31, 2009)	(¥ millions)

Amount sold	Total gain on sale	Total loss on sale
7,258	1,036	19

5.	Book value of major short-term investment securities not measured at fair market value (as of March 31, 2009)

Available-for-sale securities   (¥ millions)

Unlisted stock	34,428
Unlisted bonds	2,005
Certificate of deposit	138,000
Investment securities	1,587

6.	The redemption schedule of available-for-sale securities with maturities and held-to-maturity debt securities

(as of March 31, 2009)
(¥ millions)

	Due within 1 year	1 to 5 years	5 to 10 years	Over 10 years
a. Bonds
Governmental/municipal bonds	17,059	54,652	2,262	―
Corporate bonds	2,000	―	―	―
Other	502	1,502	―	16,000
b. Other	138,121	―	―	―
Total	157,682	56,154	2,262	16,000

(DERIVATIVE TRANSACTIONS)

	Year ended March 31, 2008		Year ended March 31, 2009
(1)	Details	(1)	Details

Derivative financial instruments currently utilized by MCHC and several consolidated subsidiaries include forward foreign exchange contracts, currency swaps, interest rate swaps, interest rate caps, commodity futures contracts (of aluminum metal, etc.), commodity swaps, and freight forward contracts.

Derivative financial instruments currently utilized by MCHC and several consolidated subsidiaries include forward foreign exchange contracts, currency swaps, interest rate swaps, interest rate caps, commodity futures contracts (of aluminum metal, etc.), commodity swaps, and freight forward contracts.

(2)	Policies and purpose of transactions	(2)	Policies and purpose of transactions

It is MCHC and its subsidiaries’ policy that it limits the maximum amount of derivative transactions within actual demand and does not enter into derivative transactions for speculative purpose.
Forward foreign exchange contracts and currency swaps are used to hedge the risk of fluctuations in foreign currency exchange rates associated with assets and liabilities denominated in foreign currencies, and to fix the future net cash flows from operating transactions denominated in foreign currencies.
Interest rate swaps and cap contracts are used to manage the risk arising from fluctuations in cash flows resulting from the risk arising from fluctuations in interest rates associated with financial transactions.
The commodity future contracts, commodity swaps and freight forward contract are used to hedge the risk of fluctuations in commodity prices and freight.
Most of the hedging relationships between the derivative financial instruments and their underlying hedged items are highly effective in offsetting changes in foreign currency exchange rates, interest rates, commodity prices and freight.  In addition, with respect to scheduled transactions, MCHC and its subsidiaries determines the feasibility of implementation of such transactions.

It is MCHC and its subsidiaries’ policy that it limits the maximum amount of derivative transactions within actual demand and does not enter into derivative transactions for speculative purpose.
Forward foreign exchange contracts and currency swaps are used to hedge the risk of fluctuations in foreign currency exchange rates associated with assets and liabilities denominated in foreign currencies, and to fix the future net cash flows from operating transactions denominated in foreign currencies.
Interest rate swaps and cap contracts are used to manage the risk arising from fluctuations in cash flows resulting from the risk arising from fluctuations in interest rates associated with financial transactions.
The commodity future contracts, commodity swaps and freight forward contract are used to hedge the risk of fluctuations in commodity prices and freight.
Most of the hedging relationships between the derivative financial instruments and their underlying hedged items are highly effective in offsetting changes in foreign currency exchange rates, interest rates, commodity prices and freight.  In addition, with respect to scheduled transactions, MCHC and its subsidiaries determines the feasibility of implementation of such transactions.

(3)	Detail of risk involved in derivative transactions	(3)	Detail of risk involved in derivative transactions

The derivatives contracts utilized by MCHC and its subsidiaries are accompanied by risks arising from interest rate, foreign exchange rate, and equity market fluctuations.  MCHC and its several subsidiaries are also exposed to the risk of credit-related losses in the event of non-performance by counterparties to their derivative financial instruments, but it is not anticipated that any of these counterparties will fail to meet their obligations because most of the counterparties are internationally recognized financial institutions and contracts are diversified across a number of major financial institutions.

The derivatives contracts utilized by MCHC and its subsidiaries are accompanied by risks arising from interest rate, foreign exchange rate, and equity market fluctuations.  MCHC and its several subsidiaries are also exposed to the risk of credit-related losses in the event of non-performance by counterparties to their derivative financial instruments, but it is not anticipated that any of these counterparties will fail to meet their obligations because most of the counterparties are internationally recognized financial institutions and contracts are diversified across a number of major financial institutions.

(4)	Management structure with respect to risk	(4)	Management structure with respect to risk

MCHC and its subsidiaries have internal rules for designating the purpose of, and policy and procedures for, derivative financial instruments.  Implementation and control of derivative transactions are conducted pursuant to the internal rules.  Each derivative transaction is conducted in accordance with procedures and limit approved at the meeting of the board of directors.  The accounting department periodically gathers the result of transactions and reports the evaluation of the hedging effectiveness to the Director and President of MCHC.

MCHC and its subsidiaries have internal rules for designating the purpose of, and policy and procedures for, derivative financial instruments.  Implementation and control of derivative transactions are conducted pursuant to the internal rules.  Each derivative transaction is conducted in accordance with procedures and limit approved at the meeting of the board of directors.  The accounting department periodically gathers the result of transactions and reports the evaluation of the hedging effectiveness to the Director and President of MCHC.

2.	The fair value of the derivative transactions

I.	Year ended March 31, 2008

There is no fair value of the derivative transactions utilized by MCHC Group as of the year ended March 31, 2008.  Derivative transactions which are subject to hedge accounting are not included in the consideration of the fair value of derivative transactions this time.

II.	Year ended March 31, 2009

There is no fair value of the derivative transactions utilized by MCHC Group as of the year ended March 31, 2009.  Derivative transactions which are subject to hedge accounting are not included in the consideration of the fair value of derivative transactions this time.

(RETIREMENT BENEFITS AND PENSION PLANS)

1.	Summary of the retirement benefits and pension plans

As contributory defined benefit plans, the consolidated subsidiaries of MCHC adopted or concurrently use the cash balance pension plan, the corporate pension fund plan, the tax-qualified pension plan, the employees’ pension fund plan, the lump-sum severance payment plan, and the defined contribution type system.

Extra payments may be added by consolidates subsidiaries upon retirement of employees.

Some consolidated domestic subsidiaries have established a pension and retirement benefits trust.

The followings are matters with respect to the employees’ pension fund plan, which is part of the multi-employer plans, under which necessary contribution is processed as retirement benefit costs:

(1)	Matters with respect to reserve of the whole plan
(as of March 31, 2008)
(¥ millions)
	Japan Registered Clinical Laboratories employees’ pension fund (nihon eisei kensajyo kousei nenkin kikin)	Other pans
Amount of plan assets	22,121	808,681
Amount of benefit obligation for the purpose of calculating pension financing	23,735	903,798
Balance	(1,614)	(95,117)

(2)	Percentage of contribution of MCHC Group in the whole plan
(as of March 31, 2008)
(¥ millions)
	Japan Registered Clinical Laboratories employees’ pension fund (nihon eisei kensajyo kousei nenkin kikin)	Other pans
Percentage of contribution	24.84%	0.26% (weighted average efficiency)

2.	Retirement benefits and pension plans	(¥ millions)
	Year ended March 31, 2008	Year ended March 31, 2009
(a) Projected benefit obligation	(454,850)	(441,837)
(b) Fair value of plan assets	390,045	308,259
(c) Funded status ((a)+(b))	(64,805)	(133,578)
(d) Unrecognized transition amount under post-employment benefit accounting	5,871	5,006
(e) Unrecognized actuarial loss	21,207	101,146
(f) Unrecognized prior service cost	(6,827)	(1,356)
(g) Net amount recognized ((c)+(d)+(e)+ (f))	(44,554)	(28,782)
(h) Prepaid pension expense	38,023	54,173
(i) Accrued retirement benefits	(82,577)	(82,955)

Year ended March 31, 2008		Year ended March 31, 2009
(Note 1)	Several consolidated domestic subsidiaries calculated the projected benefit obligation using the simplified method.	(Note 1)	Several consolidated domestic subsidiaries calculated the projected benefit obligation using the simplified method.

3.	Retirement benefits and pension plans	(¥ millions)
	Year ended March 31, 2008	Year ended March 31, 2009
(a) Service cost (Notes 1 and 2)	10,909	14,923
(b) Interest cost	9,442	10,537
(c) Expected return on plan assets	(7,611)	(7,599)
(d) Amortization of transition amount under post-employment benefit accounting	838	830
(e) Recognized actuarial loss (gain)	417	(745)
(f) Amortization of prior service cost	(9,056)	(7,697)
(g) Other (Note 4)	671	2,038
(h) Net periodic pension cost ((a)+(b)+(c)+(d)+(e)+ (f)+(g))	5,610	12,287

	Year ended March 31, 2008		Year ended March 31, 2009
(Note 1)	Employees’ contribution to the tax-qualified pension plan is excluded.	(Note 1)	Employees’ contribution to the tax-qualified pension plan is excluded.
(Note 2)	Retirement benefit costs of consolidated subsidiaries that use the simplified method are included in “(a) Service cost”.	(Note 2)	Retirement benefit costs of consolidated subsidiaries that use the simplified method are included in “(a) Service cost”.
(Note 3)	Additional benefits for employees’ early retirement amounting to ¥1,253 million were recorded in addition to the amount of net periodic pension cost.	(Note 3)	Additional benefits for employees’ early retirement amounting to ¥4,510 million were recorded in addition to the amount of net periodic pension cost.
(Note 4)	“(g) Other” is defined contribution plan cost.	(Note 4)	“(g) Other” is defined contribution plan cost.

4.	Basis for calculation of retirement benefits and pension plans

		Year ended March 31, 2008	Year ended March 31, 2009
(a)	Periodic allocation of anticipated employees’ pension and retirement benefits	Allocated equally to each service year	Same as the previous fiscal year
(b)	Discount rate	Mainly 2.0%	Same as the previous fiscal year
(c)	Expected rate of return on plan assets	Mainly 2.0%	Same as the previous fiscal year
(d)	Amortization of unrecognized prior service cost	Mainly 5 years (Amortized on the straight-line method over a specific number of years that is less than the average remaining period of employment for employees from the time the liability arise)	Same as the previous fiscal year
(e)	Amortization of recognized actuarial loss (gain)
Mainly 5 years, however, the portion which was succeeded from Tanabe Seiyaku Co., Ltd. by means of merger with Mitsubishi Pharma Corporation is recognized over a period of 13 years.
(Amortized on the straight-line method over a specific number of years that is less than the average remaining period of the employment for employees from the time that loss (gain) arises, beginning from the following fiscal year)

Mainly 5 years
(Amortized on the straight-line method over a specific number of years that is less than the average remaining period of the employment for employees from the time that loss (gain) arises, beginning from the following fiscal year)

(f)	Amortization of transition amount under post-employment benefit accounting	Mainly 15 years	Same as the previous fiscal year

(STOCK OPTIONS, ETC.)

Year ended March 31, 2008 (April 1, 2007 – March 31, 2008)

1.	Amount of recorded expense and line item

Stock-based compensation expense of general administration expense:  JPY355 million

2.	Outline and scope of stock options, and changes thereto

(1)	Outline of stock options

	2005 Plan (Note 1)	2006 Plan
Grantees	7 directors of MCC 19 executive officers of MCC 3 retiring executive director of MCC	3 directors of MCHC	1 executive officer of MCHC 1 retiring director of MCHC	2 directors of MCC 1 retiring director of MCC 19 executive officers of MCC 4 retiring executive officers of MCC
Type and number of shares granted	Common stock 466,050 shares	Common stock 70,400 shares	Common stock 28,200 shares	Common stock 331,000 shares
Date of grant	July 1, 2005	December 13, 2006	December 13, 2006	December 15, 2006
Vesting conditions
Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until June 26, 2025, the rights may be exercised from June 27, 2025.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until December 12, 2025, the rights may be exercised from December 13, 2025.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until June 26, 2026, the rights may be exercised from June 27, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until December 14, 2025, the rights may be exercised from December 15, 2025.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Length of service required for stock options to be granted	From April 1, 2004 to March 31, 2005	From April 1, 2005 to March 31, 2006
Exercisable period	From June 28, 2006 to June 27, 2026	From December 14, 2006 to December 13, 2026	From June 28, 2007 to June 27, 2027	From December 16, 2006 to December 15, 2026

(Note 1)
Of the subscription rights to shares which were issued as stock-based compensation plan to directors and employees of MCC pursuant to resolutions at its meeting of the board of directors held on June 14, 2005 and its general meeting of shareholders held on June 28, 2005, obligations with respect to the subscription rights to shares which have not been exercised or retired as of the date of the incorporation of MCHC (October 3, 2005) through the share transfer of MCC and Mitsubishi Pharma Corporation were succeeded from MCC to MCHC.

“The number of shares granted” in the above list is the number which has been converted into the number after the share transfer (0.5 shares of MCHC common stock were allocated for 1 share of common stock of MCC).

2007 Plan
Grantees	2 directors of MCHC	1 executive officer of MCHC 2 retiring director of MCHC	1 director of MCC 1 retiring director of MCC 20 executive officers of MCC 5 retiring executive officers of MCC
Type and number of shares granted	Common stock 39,700 shares	Common stock 49,450 shares	Common stock 311,100 shares
Date of grant	December 12, 2007	December 12, 2007	December 14, 2007
Vesting conditions
Conditions for the exercise of right are as follows.
In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.
In case the posts of Officers are retained until December 11, 2026, the rights may be exercised from December 12, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.
In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.
In case the posts of Officers are retained until December 11, 2026, the rights may be exercised from December 12, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.
In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.
In case the posts of Officers are retained until December 13, 2026, the rights may be exercised from December 14, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Length of service required for stock options to be granted	From April 1, 2006 to March 31, 2007
Exercisable period	From December 13, 2007 to December 12, 2027	From December 13, 2007 to December 12, 2027	From December 15, 2007 to December 14, 2027

(2)	Scope of stock options and changes thereto

Stock options existed during the fiscal year ended March 31, 2008 have been covered and the number of stock options was converted into the number of shares.

a.	Number of stock options	(Unit: shares)
	2005 Plan	2006 Plan	2007 Plan
Prior to vesting of options
At end of previous fiscal year	397,850	399,450	―
Options granted	―	―	400,250
Options expired	―	―	―
Options vested	70,000	40,650	―
Balance of options yet to be vested	327,850	358,800	400,250
Subsequent to vesting of options
At end of previous fiscal year	57,950	30,150	―
Options vested	70,000	40,650	―
Options exercised	99,700	53,150	―
Options expired	―	―	―
Balance of options yet to be exercised	28,250	17,650	―

b.	Price per stock option

Exercise price per option	¥1	¥1	¥1
Average share price at time of exercise	¥974	¥953	―
Fair market value per share as of grant date	―	¥682	¥887

3.	Method of estimation of fair market value per share of stock options

Method of estimation of fair market value per share with respect to stock options plan 2007 which were granted during the current fiscal year is as follows:

a.	Valuation method utilized: Black-Scholes formula

b.	Major basic numbers and method of estimation

2007 Plan
Stock price volatility (Note 1)	26.866%
Estimated remaining period (Note 2)	3.83 years
Projected dividend (Note 3)	¥15 per share
Risk-free interest rate (Note 4)	0.907%

(Note 1)	The percentage above was calculated based on the actual stock price on or after the date of listing (October 3, 2005) until December 12, 2007.

(Note 2)	The estimated remaining period above is the period from the date of grant until the average period when the rights are expected to be exercised.

(Note 3)
Projected dividend above is based on the actual year-end dividend of ¥7 per share for the year ended March 31, 2007 and interim dividend of ¥8 per share for the interim period ended September 30, 2007.

(Note 4)	Risk-free interest rate above is the government bond yield for the period corresponding to the estimated remaining period.

4.	Method of estimation of the number of stock options vested

Basically, since it is difficult to reasonably estimate the number of future forfeit, the method which only reflects the actual number of forfeit has been adopted.

Year ended March 31, 2009  (April 1, 2008 – March 31, 2009)

1.	Amount of recorded expense and line item

Stock-based compensation expense of general administration expense:  JPY140 million

2.	Outline and scope of stock options, and changes thereto

(1)	Outline of stock options

	2005 Plan (Note 1)	2006 Plan
Grantees	7 directors of MCC 19 executive officers of MCC 3 retiring executive director of MCC	3 directors of MCHC	1 executive officer of MCHC 1 retiring director of MCHC	2 directors of MCC 1 retiring director of MCC 19 executive officers of MCC 4 retiring executive officers of MCC
Type and number of shares granted	Common stock 466,050 shares	Common stock 70,400 shares	Common stock 28,200 shares	Common stock 331,000 shares
Date of grant	July 1, 2005	December 13, 2006	December 13, 2006	December 15, 2006
Vesting conditions
Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until June 26, 2025, the rights may be exercised from June 27, 2025.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until December 12, 2025, the rights may be exercised from December 13, 2025.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until June 26, 2026, the rights may be exercised from June 27, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until December 14, 2025, the rights may be exercised from December 15, 2025.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Length of service required for stock options to be granted	From April 1, 2004 to March 31, 2005	From April 1, 2005 to March 31, 2006
Exercisable period	From June 28, 2006 to June 27, 2026	From December 14, 2006 to December 13, 2026	From June 28, 2007 to June 27, 2027	From December 16, 2006 to December 15, 2026

(Note 1)
Of the subscription rights to shares which were issued as stock-based compensation plan to directors and employees of MCC pursuant to resolutions at its meeting of the board of directors held on June 14, 2005 and its general meeting of shareholders held on June 28, 2005, obligations with respect to the subscription rights to shares which have not been exercised or retired as of the date of the incorporation of MCHC (October 3, 2005) through the share transfer of MCC and Mitsubishi Pharma Corporation were succeeded from MCC to MCHC.

“The number of shares granted” in the above list is the number which has been converted into the number after the share transfer (0.5 shares of MCHC common stock were allocated for 1 share of common stock of MCC).

2007 Plan
Grantees	2 directors of MCHC	1 executive officer of MCHC 2 retiring director of MCHC	1 director of MCC 1 retiring director of MCC 20 executive officers of MCC 5 retiring executive officers of MCC
Type and number of shares granted	Common stock 39,700 shares	Common stock 49,450 shares	Common stock 311,100 shares
Date of grant	December 12, 2007	December 12, 2007	December 14, 2007
Vesting conditions
Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until December 11, 2026, the rights may be exercised from December 12, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until December 11, 2026, the rights may be exercised from December 12, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until December 13, 2026, the rights may be exercised from December 14, 2026.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Length of service required for stock options to be granted	From April 1, 2006 to March 31, 2007
Exercisable period	From December 13, 2007 to December 12, 2027	From December 13, 2007 to December 12, 2027	From December 15, 2007 to December 14, 2027

2008 Plan
Grantees	3 directors of MCHC	1 retiring director of MCHC	1 director of MCC 1 retiring director of MCC 20 executive officers of MCC 4 retiring executive officers of MCC
Type and number of shares granted	Common stock 32,650 shares	Common stock 12,800 shares	Common stock 227,700 shares
Date of grant	September 10, 2008	September 10, 2008	September 12, 2008
Vesting conditions
Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until September 9, 2027, the rights may be exercised from September 10, 2027.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until September 9, 2027, the rights may be exercised from September 10, 2027.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Conditions for the exercise of right are as follows.

In principle, directors, executive officers and corporate auditors of MCHC and its subsidiaries (collectively, the “Officers”) may exercise the rights only for 5 years from the next day in the following year of the day when the Officers lost their posts as Officers.

In case the posts of Officers are retained until September 11, 2027, the rights may be exercised from September 12, 2027.  Provided, however, that, in each case, the rights shall be exercised pursuant to the conditions set forth in the subscription rights to shares contracts.

Length of service required for stock options to be granted	From April 1, 2007 to March 31, 2008
Exercisable period	From September 11, 2008 to September 10, 2028	From September 11, 2008 to September 10, 2028	From September 13, 2008 to September 12, 2028

(2)	Scope of stock options and changes thereto

Stock options existed during the fiscal year ended March 31, 2009 have been covered and the number of stock options was converted into the number of shares.

a.	Number of stock options	(Unit: shares)
	2005 Plan	2006 Plan	2007 Plan	2008 Plan
Prior to vesting of options
At end of previous fiscal year	327,850	358,800	400,250	―
Options granted	―	―	―	273,150
Options expired	―	―	―	―
Options vested	157,850	155,650	153,350	11,600
Balance of options yet to be vested	170,000	203,150	246,900	261,550
Subsequent to vesting of options
At end of previous fiscal year	28,250	17,650	―	―
Options vested	157,850	155,650	153,350	11,600
Options exercised	95,650	85,650	61,900	―
Options expired	―	―	―	―
Balance of options yet to be exercised	90,450	87,650	91,450	11,600

b.	Price per stock option

Exercise price per option	¥1	¥1	¥1	¥1
Average share price at time of exercise	¥459	¥475	¥459	―
Fair market value per share as of grant date	―	¥682	¥887	¥514

3.	Method of estimation of fair market value per share of stock options

Method of estimation of fair market value per share with respect to stock options plan 2008 which were granted during the current fiscal year is as follows:

a.	Valuation method utilized: Black-Scholes formula

b.	Major basic numbers and method of estimation

2008 Plan
Stock price volatility (Note 1)	29.599%
Estimated remaining period (Note 2)	4 years
Projected dividend (Note 3)	¥16 per share
Risk-free interest rate (Note 4)	0.997%

(Note 1)	The percentage above was calculated based on the actual stock price on or after the date of listing (October 3, 2005) until September 10, 2008.

(Note 2)	The estimated remaining period above is the period from the date of grant until the average period when the rights are expected to be exercised.

(Note 3)
Projected dividend above is based on the actual interim dividend of ¥8 per share for the interim period ended September 30, 2007 and year-end dividend of ¥8 per share for the year ended March 31, 2008.

(Note 4)	Risk-free interest rate above is the government bond yield for the period corresponding to the estimated remaining period.

4.	Method of estimation of the number of stock options vested

 Basically, since it is difficult to reasonably estimate the number of future forfeit, the method which only reflects the actual number of forfeit has been adopted.

(TAX-EFFECT ACCOUNTING)

1.	Significant components of deferred tax assets and liabilities	(¥ millions)

	Year ended March 31, 2008	Year ended March 31, 2009
Deferred tax assets:
Tax loss carried forward	41,916	81,615
Provision for retirement benefits	27,743	20,213
Provision for bonuses	13,957	12,725
Valuation loss on investment securities	8,658	10,162
Valuation loss on inventories	―	9,292
Excess depreciation of noncurrent assets	6,811	8,835
Unrealized earnings from sale or disposition of noncurrent assets	6,875	6,029
Impairment loss	2,433	―
Other	52,585	51,511
Gross deferred tax assets	160,978	200,382
Valuation allowance	(49,851)	(62,915)
Total deferred tax assets	111,127	137,467

Deferred tax liabilities:
Valuation of assets	(21,795)	(20,186)
Valuation difference on available-for-sale securities	(40,271)	(15,626)
Accelerated tax depreciation	(9,266)	(6,328)
Tax deductible reserve	(2,805)	(3,642)
Other	(2,813)	(2,816)
Total deferred tax liabilities	(76,950)	(48,598)
Net deferred tax assets	34,177	88,869
(Note) Net deferred tax assets are included in the following consolidated balance sheets line items:
Current assets - Deferred tax assets	32,703	34,828
Noncurrent assets – Deferred tax assets	26,634	72,955
Current liabilities - Other	(274)	―
Noncurrent liabilities - Other	(24,886)	(18,914)

2.	Reconciliation of the statutory tax rates to the effective tax rates (%)

	Year ended March 31, 2008	Year ended March 31, 2009
Statutory tax rate	40.6
As MCHC posted a loss before income taxes and minority interest for the fiscal year ended March 31, 2009, the reconciliation from the statutory tax rate to the effective tax rates after the application of tax-effect accounting has been omitted.

Increase (decrease) in taxes resulting from:
Permanent difference - expenses	2.8
Loss of consolidated companies	2.1
Gain on change in equity	(22.0)
Tax credits for experiments and research costs	(1.9)
Equity in earnings of affiliates	(1.4)
Other	0.9
Effective tax rates	21.1

(NOTES TO BUSINESS COMBINATIONS AND DIVESTITURES)

Year ended March 31, 2008  (April 1, 2007 – March 31, 2008)

1.	Merger between Mitsubishi Pharma Corporation and Tanabe Seiyaku Co., Ltd.

Mitsubishi Pharma Corporation, a domestic consolidated subsidiary, merged with Tanabe Seiyaku Co., Ltd. on October 1, 2007, with Tanabe Seiyaku Co., Ltd. as the surviving company and MPC as the extinguishing company.  As the merger qualified as a reverse acquisition under the Accounting Standard for Business Combinations (Business Accounting Council; October 31, 2003) (“III. Accounting Standard for Business Combinations,” “2. Accounting for Purchases,” “(6) Accounting Treatment on the Financial Statements of Each Party,” “3 Merger Provisions”), the purchase method was applied within MPC, which is the extinguishing company as the purchasing company on the consolidated financial statements.  From the perspective of the MCHC Group, this merger helps to significantly expand and strengthen the core pharmaceutical business of the Health Care Segment, which is positioned as one of the three pillars in the KAKUSHIN Plan: Phase 2 mid-term management plan.

(Application of Purchase Method)

(1)	Trade name and business activities of the acquired company, merger date, legal form of the merger, company name after merger, and percentage of voting rights acquired

a.	Name and principal business of the acquired company

Name: Tanabe Seiyaku Co., Ltd.

Principal business:  Manufacture and sale of ethical drugs, OTC drugs, diagnostics and chemicals

b.	Date of the merger

October 1, 2007

c.	Legal form of the merger

The merger was effected as an acquisition, with Tanabe Seiyaku as the surviving company, and Mitsubishi Pharma Corporation as the extinguishing company.

d.	Name of the company after the merger

Mitsubishi Tanabe Pharma Corporation

e.	Percentage of voting rights acquired

56.36%

(2)	Period for which acquired company’s business results are included in the consolidated financial statements

From October 1, 2007 to March 31, 2008

(3)	Acquisition Cost

Acquisition price:	Tanabe Seiyaku Co., Ltd. common stock	¥399,461 million
Direct expenses:	Advisory fees and other expenses	¥493 million
Acquisition cost:		¥399,954 million

(4)	Type of shares issued and merger ratio, merger ratio calculation method and number of shares issued

a.	Type of shares issued and merger ratio

Type of shares issued: Common stock

Merger ratio: 1 share of Tanabe Seiyaku for 0.69 shares of MPC

b.	Merger ratio calculation

MPC and Tanabe Seiyaku Co., Ltd. each requested outside financial advisors to calculate the merger ratio.  MPC relied on Nomura Securities, and Tanabe Seiyaku called on Merrill Lynch Japan Securities to do this work.

Nomura Securities applied comparable company comparison and DCF (discounted cash flow) analyses to MPC and market capitalization, comparable company comparison, and DCF analyses to Tanabe Seiyaku.  Merrill Lynch Japan Securities first analyzed the various terms and conditions of the merger and then considered the results of various analyses including DCF, comparable company comparison, comparable transaction comparison, average market capitalization, profit contribution, past merger, dilution, and other approaches before rendering an opinion.

MPC and Tanabe Seiyaku each examined both companies’ financial conditions and forecasts, and factors like the share price trends of both companies, thoroughly discussed their conclusions, and were ultimately satisfied that the merger ratio given in the above was reasonable.

c.	Number of shares issued

316,320,069 shares

Tanabe Seiyaku provided the above number of shares by appropriating 22,500,000 treasury shares and issuing 293,820,069 new shares.

(5)	Amount, source, and method and period of amortization of goodwill

a.	Amount of goodwill: ¥85,040 million

b.	Source

The goodwill derives from future profitability expected to result from the merged entity’s business development activities.

c.	Method and period of amortization

Goodwill will be amortized over a period of 15 years using the straight-line method.

(6)	Assets and liabilities assumed on the date of the merger

Current assets:	¥148,772 million
Noncurrent assets:	¥181,584 million
Total assets:	¥330,357 million
Current liabilities:	¥44,392 million
Noncurrent liabilities:	¥35,051 million
Total liabilities:	¥79,443 million

(7)	Net sales and earnings information for the fiscal year assuming the merger completed on the first day of the fiscal year

Net sales:	¥3,023,601 million
Operating income:	¥140,655 million
Ordinary income:	¥145,282 million
Income before income taxes and minority interests:	¥231,271 million
Net income:	¥162,291 million

(Note 1)
Because calculated estimates indicated that the merger was treated as a reverse acquisition, the consolidated earnings of the acquiree, Tanabe Seiyaku Co., Ltd., corresponding to the period extending from the first day of its consolidated fiscal year to the day of the merger were included in the consolidated statements of income for the fiscal year under review, and minority interests were calculated and entered accordingly.  Goodwill recognized as of the date of the merger is considered to have come into existence as of the first day of the fiscal year under review and is being amortized on that basis.  Therefore, consolidated earnings based on the assumption that the merger took place at the beginning of the fiscal year under review are not reflected.

(Note 2)	Calculated estimates were not audited.

2.	Mitsubishi Plastics became a wholly-owned subsidiary of MCHC through a share exchange

MCHC and Mitsubishi Plastics, Inc. (“MPI”), a domestic consolidated subsidiary of MCHC, conducted a share exchange that went into effect on October 1, 2007 in order to further strengthen the functional products business.  MCHC became the full parent of MPI and MPI became a wholly-owned subsidiary of MCHC.  Information on the share exchange, including its objectives, is provided below.

(Common Control Transactions)

(1)	Outline of MPI, legal form of business combination, and transaction overview (including objectives)

a.	Outline of MPI (as of September 30, 2007)

Trade name	Mitsubishi Plastics, Inc.
Address of head office	2-5-2 Marunouchi, Chiyoda-ku, Tokyo
Capitalization	¥21,503 million
Total number of issued and outstanding shares	214,742 thousand shares
Net assets	¥63,551 million (consolidated)
Total assets	¥168,254 million (consolidated)
Net sales (for the year ended March 31, 2007)	¥193,866 million (consolidated)
Net income (for the year ended March 31, 2007)	¥4,616 million (consolidated)
Principal business	Manufacture and sale of synthetic resin products
Representative	Akira Kano, President
Number of Employees	3,746 (consolidated) 1,696 (non-consolidated)

b.	Legal form of business combination

Common control transaction (MPI became a wholly-owned subsidiary of MCHC through the share exchange)

c.	Transaction overview (including objectives)

MCHC became the full parent of MPI and MPI became the wholly-owned subsidiary of MCHC through a share exchange that went into effect on October 1, 2007.  This transaction was conducted to further strengthen the functional products business.  MCHC acquired all the stock held in MPI by Mitsubishi Chemical Corporation, a domestic consolidated subsidiary of MCHC, from Mitsubishi Chemical on September 20, 2007.  MCHC’s capital was unaffected by the share exchange.

(2)	Transaction cost

Acquisition price:	MCHC common shares	¥7,303 million
Direct expenses:	Advisory fees and other expenses	¥91 million
Acquisition cost:		¥7,395 million

(3)	Share exchange ratio by type of shares, method of share exchange ratio calculation, and the number of shares issued

a.	Class of shares and share exchange ratio

Shares of MPI were exchanged for shares of MCHC at the following ratio for all shareholders listed or registered in Mitsubishi Plastics’ list of shareholders (including list of beneficial shareholders) as of September 30, 2007.

Class of shares: Common shares

Share exchange ratio: 1 share of MCHC for 0.41 shares of MPI

b.	Number of shares exchanged

7,333,260 shares

All 7,333,260 shares were treasury shares possessed by MCHC.

c.	Method of share exchange ratio calculation

MCHC and MPI selected and requested independent appraisal organizations to calculate the share exchange ratio.

MCHC selected Nikko Citigroup Limited and Mitsubishi Plastics selected Mitsubishi UFJ Securities Co., Ltd.  Nikko Citigroup calculated the ratio using discounted cash flow, comparisons with similar public companies and closing stock prices for both companies and submitted the results of its calculations to MCHC.

Mitsubishi UFJ Securities valued shares of MCHC using average closing prices and shares of Mitsubishi Plastics using average closing prices and discounted cash flow.  It calculated a share exchange ratio after comprehensively considering these valuations and submitted the results of its calculations to MPI.

Both companies deliberated on the results of these calculations and determined that the share exchange ratio listed above was appropriate.

(4)	Amount, source, and method and period of amortization of goodwill

a.	Amount of goodwill: ¥2,036 million

b.	Source

The goodwill derives from future profitability expected to result from MPI’s business development activities.

c.	Method and period of amortization

Goodwill will be amortized over a period of 10 years using the straight-line method.

Year ended March 31, 2009  (April 1, 2008 – March 31, 2009)

N/A

(SEGMENT INFORMATION)

【Business Segment】

Year ended March 31, 2008  (April 1, 2007 – March 31, 2008)
 (¥ millions)
	Petro- chemicals	Performance and functional products		Health care	Others	Subtotal	Corporate & Eliminations	Total
	Petro- chemicals	Performance products	Functional products	Health care
I. Net Sales and operating income:
Net sales
(1) Sales to outside customers	1,431,858	522,246	402,004	395,793	177,909	2,929,810	－	2,929,810
(2) Inter-segment sales and transfers	41,572	13,242	5,334	228	207,450	267,826	(267,826)	－
Total sales	1,473,430	535,488	407,338	396,021	385,359	3,197,636	(267,826)	2,929,810
Operating expenses	1,464,216	499,363	388,092	338,789	372,215	3,062,675	(257,911)	2,804,764
Operating income	9,214	36,125	19,246	57,232	13,144	134,961	(9,915)	125,046
II. Assets, depreciation and amortization and capital expenditures:
Total assets	971,276	455,659	357,111	812,773	323,557	2,920,376	(154,539)	2,765,837
Depreciation and amortization	32,004	21,872	23,113	16,841	3,308	97,138	5,034	102,172
Capital expenditures	89,028	25,919	27,947	13,658	6,102	162,654	7,397	170,051

(Note 1)	Business segments are based on classifications applied in the internal management of MCHC.

(Note 2)	Principal products in each industry segment are as follows:

Industry	Business segment	Principal products
Petrochemicals	Petrochemicals	Basic petrochemical products, chemical products, synthetic resin, polyester fibers
Performance and functional products	Performance products	Precision chemical products, organic intermediate, performance resin, recording material, electronic products, information equipment, inorganic products, fertilizer, carbon products
	Functional products	Resin processed product, compound material
Health care	Health care	Pharmaceuticals, diagnostic products, Clinical testing
Others		Engineering, Logistics services, warehousing service, real estate business

(Note 3)	Unallocable operating expenses included in “Corporate & Eliminations” are as follows:

-	Year ended March 31, 2008	¥9,915 million, mainly consists of costs for basic research and experiments that cannot be classified by specific business segment.

(Note 4)
Corporate assets included in “Corporate & Eliminations” mainly consist of assets related to long- term investments (investment securities, etc.), deferred tax assets and assets related to basic research and experiment activities that cannot be classified by specific business segment, and are as follows:

-	Year ended March 31, 2008	¥114,151 million

(Note 5)
Beginning with the consolidated fiscal year under review, the business segment classifications for three consolidated subsidiaries have been changed to more clearly reflect the nature of their business operations following changes in their business positions within the MCHC Group.  The business segment classification for one of these consolidated subsidiaries was changed from the Functional Products Segment, to the Petrochemicals Segment.  The classification for the other two consolidated subsidiaries, meanwhile, was changed from Others, to the Petrochemicals Segment.  As a result of these changes, the Petrochemicals Segment net sales for the fiscal year under review was ¥22,317 million higher than it would have been under the previous business segment classification. Similarly, Functional Products Segment net sales was ¥21,261 million lower and Others net sales were ¥1,056 million lower.  Operating income was ¥941 million higher in the Petrochemicals Segment, but lower by ¥907 million in the Functional Products Segment and ¥34 million in the Others.  Total assets increased by ¥9,911 million for the Petrochemicals Segment and decreased by ¥8,945 million for the Functional Products Segment and ¥966 million for the Others.  Depreciation and amortization rose by ¥156 million in the Petrochemicals Segment and fell by ¥146 million in the Functional Products Segment and ¥10 million in the Others.  Lastly, capital expenditures were higher by ¥163 million in the Petrochemicals Segment and lower by ¥154 million in the Functional Products Segment and ¥9 million in the Others.

(Note 6)
As discussed in “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies, b. Depreciation and amortization methods applicable to material depreciable assets,” MCHC and its domestic consolidated subsidiaries have adopted a new method of depreciation for property, plant and equipment acquired on or after April 1, 2007.  This change was made based on an amendment to the Corporate Tax Law.  As a result, operating expenses for the consolidated fiscal year under review increased by ¥614 million for the Petrochemicals Segment, ¥530 million for the Performance Products Segment, ¥660 million for the Functional Products Segment, ¥490 million for the Health Care Segment, and ¥97 million for the Others.  Corporate & Eliminations increased by ¥566 million, while operating income also decreased by ¥566 million.

Furthermore, as discussed under “Additional Information,” pursuant to an amendment to the Corporate Tax Law, MCHC and its domestic consolidated subsidiaries depreciate the difference between 5% of the acquisition cost of assets acquired on or before March 31, 2007 and the nominal value of said assets uniformly over a five-year period, starting the year following the fiscal year in which the depreciated value of said assets reaches 5% of the acquisition price using the pre-amendment depreciation method.  Depreciated amounts are included in depreciation expenses.  As a result, operating expenses for the consolidated fiscal year under review increased by ¥3,381 million for the Petrochemicals Segment, ¥2,601 million for the Performance Products Segment, ¥774 million for the Functional Products Segment, ¥661 million for the Health Care Segment, and ¥208 million for the Others, compared to what they would have been using the previous depreciation method. Corporate & Eliminations increased by ¥1,165 million, while operating income also decreased by ¥1,165 million.

Year ended March 31, 2009  (April 1, 2008 – March 31, 2009)
 (¥ millions)
	Electronics applications	Designed materials	Health care	Chemicals	Polymers	Others	Subtotal	Corporate & eliminations	Total
I. Net sales and operating income:
Net sales
(1) Sales to outside customers	327,531	276,472	497,072	1,074,962	573,040	159,953	2,909,030	－	2,909,030
(2) Inter-segment sales and transfers	7,142	10,612	239	192,809	67,299	234,995	513,096	(513,096)	－
Total sales	334,673	287,084	497,311	1,267,771	640,339	394,948	3,422,126	(513,096)	2,909,030
Operating expenses	329,893	289,194	418,034	1,323,314	653,307	386,115	3,399,857	(499,005)	2,900,852
Operating income (loss)	4,780	(2,110)	79,277	(55,543)	(12,968)	8,833	22,269	(14,091)	8,178
II. Assets, depreciation and amortization, impairment loss and capital expenditures:
Total assets	279,528	219,351	817,580	670,574	419,313	307,793	2,714,139	26,737	2,740,876
Depreciation and amortization	22,196	15,379	20,510	36,895	15,411	3,798	114,189	5,041	119,230
Impairment loss	733	221	3,122	－	7,217	45	11,338	51	11,389
Capital expenditures	26,244	12,852	19,844	43,981	22,903	4,819	130,643	8,368	139,011

(Note 1)	Business segments are based on classifications applied in the internal management of MCHC.

(Note 2)	Principal products in each industry segment are as follows:

Business segment	Principal products
Electronics applications	Recording material, electronic products, information equipment, inorganic chemicals
Designed materials	Functional food materials, battery material, precision chemical products, resin processed product, compound material
Health care	Pharmaceuticals, diagnostic products, Clinical testing
Chemicals	Basic petrochemical products, chemical products, polyester fibers, carbon products, fertilizer
Polymers	synthetic resin
Others	Engineering, Logistics services, warehousing service

(Note 3)	Unallocable operating expenses included in “Corporate & Eliminations” are as follows:

-	Year ended March 31, 2009	¥14,091 million, mainly consists of costs for basic research and experiments that cannot be classified by specific business segment.

(Note 4)
Corporate assets included in “Corporate & Eliminations” mainly consist of assets related to long- term investments (investment securities, etc.), deferred tax assets and assets related to basic research and experiment activities that cannot be classified by specific business segment, and are as follows:

-	Year ended March 31, 2009	¥279,189 million

(Note 5)
MCHC previously used the following business segments to prepare its business segment information: Petrochemicals, Performance Products, Functional Products, Health Care, and Others.  However, from the first quarter, these segments were changed to Electronics Applications, Designed Materials, Health Care, Chemicals, Polymers, and Others.  This change was made upon the establishment of core strategies for each segment through APTSIS 10, the new mid-term management plan initiated from the first quarter, in order to indicate the business status more clearly.  Fiscal 2008 segment information has been restated based on the new classification so that comparisons and analyses between fiscal 2008 and fiscal 2009 can be made.

Year ended March 31, 2008  (April 1, 2007 – March 31, 2008)
 (¥ millions)
	Electronics applications	Designed materials	Health care	Chemicals	Polymers	Others	Subtotal	Corporate & eliminations	Total
I. Net sales and operating income:
Net sales
(1) Sales-to outside customers	404,430	295,765	395,793	1,170,160	467,662	196,000	2,929,810	－	2,929,810
(2) Inter-segment sales and transfers	8,573	13,177	228	140,912	36,685	238,718	438,293	(438,293)	－
Total sales	413,003	308,942	396,021	1,311,072	504,347	434,718	3,368,103	(438,293)	2,929,810
Operating expenses	381,350	299,249	338,791	1,300,187	493,177	420,590	3,233,344	(428,580)	2,804,764
Operating income	31,653	9,693	57,230	10,885	11,170	14,128	134,759	(9,713)	125,046
II. Assets, depreciation and amortization and capital expenditures:
Total assets	348,795	256,815	811,730	793,449	369,343	334,580	2,914,712	(148,875)	2,765,837
Depreciation and amortization	22,196	14,238	16,841	30,370	10,078	3,415	97,138	5,034	102,172
Capital expenditures	23,136	19,867	13,658	66,857	32,937	6,199	162,654	7,397	170,051

(Note 6)
As discussed in “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies, a. Basis and method of valuation of material assets,” from the fiscal year under review inventory assets are calculated primarily at cost based on the average cost (balance sheet amounts are calculated by writing down their book values in accordance with decreases in profitability).  As a result, in the fiscal year under review, operating expenses in Electronics Applications was ¥1,045 million higher, in Designed Materials ¥1,587 million higher, in Health Care ¥459 million higher, in Chemicals ¥7,376 million higher, in Polymers ¥3,924 million lower, in Others ¥46 million higher, Corporate & Eliminations ¥6 million higher and operating income was also higher by the same amount compared to the amounts that would have been recorded under the previous method.

(Note 7)
As discussed in “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies, b. Depreciation and amortization methods applicable to material depreciable assets,” pursuant to an amendment to the Corporate Tax Law in the fiscal year under review, MCHC and its domestic consolidated subsidiaries revised the estimated useful lives of their machinery and equipment to the periods after applying the change in the Corporate Tax Law.  As a result, in the fiscal year under review, operating income in Electronics Applications was ¥277 million lower, in Designed Materials ¥886 million lower, in Health Care ¥615 million higher, in Chemicals ¥2,300 million lower, in Polymers ¥107 million higher, in Others ¥16 million lower and operating income was also ¥16 million lower compared to the amounts that would have been recorded under the previous method.

【Geographic Segment】

Year ended March 31, 2008  (April 1, 2007 – March 31, 2008)
 (¥ millions)
	Japan	Asia	Other	Subtotal	Corporate & eliminations	Total
I.Net sales and operating income:
Net sales
(1) Sales to outside customers	2,420,639	341,175	167,996	2,929,810	－	2,929,810
(2) Inter-segment sales and transfers	24,532	30,133	4,183	58,848	(58,848)	－
Total sales	2,445,171	371,308	172,179	2,988,658	(58,848)	2,929,810
Operating expenses	2,308,431	375,917	169,349	2,853,697	(48,933)	2,804,764
Operating income (loss)	136,740	(4,609)	2,830	134,961	(9,915)	125,046
II. Total assets	2,273,516	277,178	141,954	2,692,648	73,189	2,765,837

(Note 1)	Geographical distances are considered in classification of country or area.

(Note 2)	Major countries or regions included in each geographic segment except for Japan are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

(Note 3)
Unallocable operating expenses and corporate assets included in “Corporate & eliminations” and their main components are the same as those listed under Notes 3 and 4 of “Business Segment” for the previous consolidated fiscal year ended March 31, 2008 (April 1, 2007 – March 31, 2008).

(Note 4)
As discussed in “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies, b. Depreciation and amortization methods applicable to material depreciable assets,” MCHC and its domestic consolidated subsidiaries have adopted a new method of depreciation for property, plant and equipment acquired on or after April 1, 2007.  This change was made based on an amendment to the Corporate Tax Law.  As a result, operating expenses related to operations in Japan for the consolidated fiscal year under review increased by ¥2,391 million, while Corporate & Eliminations increased by ¥566 million and operating income also decreased by the same amount.

Furthermore, as discussed under “Additional Information,” pursuant to an amendment to the Corporate Tax Law, MCHC and its domestic consolidated subsidiaries depreciate the difference between 5% of the acquisition cost of assets acquired on or before March 31, 2007 and the nominal value of said assets uniformly over a five-year period, starting the year following the fiscal year in which the depreciated value of said assets reaches 5% of the acquisition price using the pre-amendment depreciation method.  Depreciated amounts are included in depreciation expenses.  As a result, operating expenses for the consolidated fiscal year under review increased by ¥7,625 million for operations in Japan, compared to what they would have been using the previous depreciation method.  Corporate Costs and Eliminations increased by ¥1,165 million, while operating income also decreased by the same amount.

Year ended March 31, 2009  (April 1, 2008 – March 31, 2009)
 (¥ millions)
	Japan	Asia	Other	Subtotal	Corporate & eliminations	Total
I. Net sales and operating income:
Net sales
(1) Sales to outside customers	2,477,426	276,269	155,335	2,909,030	－	2,909,030
(2) Inter-segment sales and transfers	36,513	25,577	7,229	69,319	(69,319)	－
Total sales	2,513,939	301,846	162,564	2,978,349	(69,319)	2,909,030
Operating expenses	2,488,176	308,786	159,118	2,956,080	(55,228)	2,900,852
Operating income (loss)	25,763	(6,940)	3,446	22,269	(14,091)	8,178
II. Total assets	2,228,552	173,610	102,461	2,504,623	236,253	2,740,876

(Note 1)	Geographical distances are considered in classification of country or area.

(Note 2)	Major countries or regions included in each geographic segment except for Japan are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

(Note 3)
Unallocable operating expenses and corporate assets included in “Corporate & eliminations” and their main components are the same as those listed under Notes 3 and 4 of “Business Segment” for the current consolidated fiscal year ended March 31, 2009 (April 1, 2008 – March 31, 2009).

(Note 4)
As discussed in “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies, a. Basis and method of valuation of material assets,” from the fiscal year under review the principal inventory valuation method was changed to cost based on the average cost method (balance sheet amounts are calculated by writing down their book values in accordance with decreases in profitability).  As a result, in the fiscal year under review operating expenses in Japan was ¥6,595 million higher and operating income was ¥6,595 million lower compared to the amount that would have been recorded under the previous method.

(Note 5)
As discussed in “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies, b. Depreciation and amortization methods applicable to material depreciable assets,” pursuant to an amendment to the Corporate Tax Law in the fiscal year under review, MCHC and its domestic consolidated subsidiaries revised the estimated useful lives of their machinery and equipment to the periods after applying the change in said law.  As a result, in the fiscal year under review operating expenses in Japan was ¥2,757 million higher and operating income was ¥2,757 million lower compared to the amount that would have been recorded under the previous method.

【Overseas Net Sales】

Year ended March 31, 2008  (April 1, 2007 – March 31, 2008)
 (¥ millions)
		Asia	Other	Total
I.	Overseas net sales	550,898	244,499	795,397
II.	Consolidated net sales			2,929,810
III.	Total overseas net sales as a percentage of consolidated net sales	18.8%	8.3%	27.1%

(Note 1)	Geographical distances are considered in classification of country or area.

(Note 2)	Major countries or regions in the Asia and Other regions are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

(Note 3)	Overseas net sales represent sales of MCHC and its consolidated subsidiaries to countries and regions outside of Japan.

Year ended March 31, 2009  (April 1, 2008 – March 31, 2009)
 (¥ millions)
		Asia	Other	Total
I.	Overseas net sales	458,059	210,052	668,111
II.	Consolidated net sales			2,909,030
III.	Total overseas net sales as a percentage of consolidated net sales	15.7%	7.2%	22.9%

(Note 1)	Geographical distances are considered in classification of country or area.

(Note 2)	Major countries or regions in the Asia and Other regions are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

(Note 3)	Overseas sales represent sales of MCHC and its consolidated subsidiaries to countries and regions outside of Japan.

【Related Party Transactions】

N/A

(PER SHARE INFORMATION)

	Year ended March 31, 2008	Year ended March 31, 2009
Net assets per share	¥601.45	¥486.09
Net income (loss) per share - Basic	¥119.51	(¥48.81)
- Diluted	¥114.51	Since amounts per share of common stock represent net loss, fully diluted net income per share for the fiscal year ended March 31, 2009 is not disclosed.

(Note 1)	The basis for calculating net income (loss) per share and the diluted net income per share is as follows:

	Year ended March 31, 2008	Year ended March 31, 2009
Net income (loss) per share (¥ millions)
Net income (loss) (¥ millions)	164,064	(67,178)
Amounts not attributable to common stock (¥ millions)	―	―
Net income (loss) applicable to common stock (¥ millions)	164,064	(67,178)
Average number of common stock during period (thousand shares)	1,372,799	1,376,279
Net income per share (Diluted)
Adjustment of net income (¥ millions)	(23)	―
(Interest income (after deducting tax) included above)	(23)	―
Increase in number of common stock (thousand shares)	59,650	―
(Bonds with subscription rights to shares included above)	58,734	―
(Subscription rights to shares included above)	916	―
Summary of potentially issuable shares which were not included in the adjusted net income per share calculations, because such shares have no diluted earnings	―	Bonds with subscription rights to shares (117,468 thousand shares) and subscription rights to shares (1,192 thousand shares).

(Note 2)	The basis for calculating net assets per share is as follows:

	Year ended March 31, 2008	Year ended March 31, 2009
Total net assets (¥ millions)	1,095,927	940,114
Amounts deducted from total net assets (¥ millions)	268,118	271,141
(Subscription rights to shares included above)	807	805
(Minority interests included above)	267,311	270,336
Net assets applicable to common stock (¥ millions)	827,809	668,973
Number of common stock at the end of the fiscal year used in calculation of net assets per share (thousand shares)	1,376,344	1,376,211

【THIRD QUARTER CONSOLIDATED FINANCIAL STATEMENTS】

1.	THIRD QUARTER CONSOLIDATED BALANCE SHEET

(¥ millions)
	As of the end of		As of previous
ASSETS	third quarter		fiscal year end
	(December 31, 2009)		(March 31, 2009)
	(Note)	(Amount)	(Note)	(Amount)
Current assets:
Cash and deposits		127,103		96,364
Notes and accounts receivable-trade	*4 *5	578,839	*4	499,688
Short-term investment securities		49,104		155,180
Merchandise and finished goods		258,270		309,193
Work in process		30,180		26,713
Raw materials and supplies		129,845		127,399
Other		99,497		111,018
Allowance for doubtful accounts		(1,292)		(875)
Total current assets		1,271,546		1,324,680
Noncurrent assets:
Property, plant and equipment:
Buildings and structures, net		246,039		235,344
Machinery, equipment and vehicles, net		305,809		246,122
Land		223,981		211,841
Other, net		106,086		140,739
Total property, plant and equipment	*1	881,915	*1	834,046
Intangible assets:
Goodwill		100,789		89,328
Other		24,377		23,964
Total intangible assets		125,166		113,292
Investments and other assets:
Investment securities		315,028		303,207
Other		193,400		168,958
Allowance for doubtful accounts		(2,971)		(3,307)
Total investments and other assets		505,457		468,858
Total noncurrent assets		1,512,538		1,416,196
TOTAL ASSETS		2,784,084		2,740,876

(¥ millions)
	As of the end of		As of previous
LIABILITIES	third quarter		fiscal year end
	(December 31, 2009)		(March 31, 2009)
	(Note)	(Amount)	(Note)	(Amount)
Current liabilities:
Notes and accounts payable-trade	*5	351,419		368,028
Short-term loans payable		280,489		287,242
Income taxes payable		9,263		20,753
Provision for bonuses		16,035		32,540
Other provision		7,938		11,990
Other		306,132		333,926
Total current liabilities		971,276		1,054,479
Noncurrent liabilities:
Bonds payable		175,000		145,000
Bonds with subscription rights to shares		140,158		140,224
Long-term loans payable		360,836		310,773
Provision for retirement benefits		90,219		82,955
Provision for loss on litigation and other		13,856		26,362
Other provision		19,605		8,051
Other		36,430		32,918
Total noncurrent liabilities		836,104		746,283
TOTAL LIABILITIES		1,807,380		1,800,762
NET ASSETS
Shareholders’ equity:
Capital stock		50,000		50,000
Capital surplus		303,290		303,194
Retained earnings		376,350		376,375
Treasury stock		(37,716)		(37,278)
Total shareholders’ equity		691,924		692,291
Valuation and translation adjustments:
Valuation difference on available-for-sale securities		9,378		12,411
Deferred gains or losses on hedges		(428)		(567)
Revaluation reserve for land		1,733		1,765
Foreign currency translation adjustment		(33,208)		(32,708)
Unfunded retirement benefit obligation with respect to a foreign subsidiary		(3,706)		(4,219)
Total valuation and translation adjustments		(26,231)		(23,318)
Subscription rights to shares		653		805
Minority interests		310,358		270,336
TOTAL NET ASSETS		976,704		940,114
TOTAL LIABILITIES AND NET ASSETS		2,784,084		2,740,876

2.	THIRD QUARTER CONSOLIDATED STATEMENT OF OPERATION

FOR THE NINE MONTHS ENDED DECEMBER 31
(¥ millions)
	Nine months ended		Nine months ended
	December 31, 2008		December 31, 2009
	(Note)	(Amount)	(Note)	(Amount)
Net sales		2,331,163		1,792,384
Cost of sales		1,915,310		1,391,375
Gross profit		415,853		401,009
Selling, general and administrative expenses
Selling expenses		85,448		71,111
General and administrative expenses	*1	280,135	*1	282,775
Total selling, general and administrative expenses		365,583		353,886
Operating income		50,270		47,123
Non-operating income:
Interest income		2,669		1,789
Dividends income		5,701		3,083
Equity in earnings of affiliates		―		4,348
Insurance income		9,763		―
Other		6,082		6,860
Total non-operating income		24,215		16,080
Non-operating expenses:
Interest expenses		10,162		9,757
Equity in losses of affiliates		1,699		―
Foreign exchange losses		5,105		73
Other		10,718		15,820
Total non-operating expenses		27,684		25,650
Ordinary income		46,801		37,553
Extraordinary income:
Gain on negative goodwill		―	*2	13,661
Gain on step acquisitions		―	*3	6,564
Gain on sales of noncurrent assets		7,727		―
Other		811		8,945
Total extraordinary income		8,538		29,170
Extraordinary loss:
Loss on liquidation of subsidiaries and affiliates		―		12,557
Loss on valuation of investment securities		6,491		―
Special retirement expenses		3,916		―
Provision for the administrative fine		3,721		―
Impairment loss	*4	3,492		―
Other		4,590		17,209
Total extraordinary losses		22,210		29,766
Income before income taxes and minority interests		33,129		36,957
Income taxes – current		31,740		24,876
Income taxes – deferred		(366)		(15,351)
Total income taxes		31,374		9,525
Income before minority interests		―		27,432
Minority interests in income		13,156		17,264
Net income (loss)		(11,401)		10,168

FOR THE THREE MONTHS ENDED DECEMBER 31

(¥ millions)
	Three months ended		Three months ended
	December 31, 2008		December 31, 2009
	(Note)	(Amount)	(Note)	(Amount)
Net sales		743,429		646,577
Cost of sales		629,924		486,068
Gross profit		113,505		160,509
Selling, general and administrative expenses
Selling expenses		27,059		21,661
General and administrative expenses	*1	92,387	*1	93,796
Total selling, general and administrative expenses		119,446		115,457
Operating income (loss)		(5,941)		45,052
Non-operating income:
Interest income		836		495
Dividends income		1,866		867
Equity in earnings of affiliates		―		1,264
Foreign exchange gains		―		496
Insurance income		750		―
Other		1,785		2,156
Total non-operating income		5,237		5,278
Non-operating expenses:
Interest expenses		3,454		3,088
Equity in losses of affiliates		2,053		―
Foreign exchange losses		7,933		―
Other		4,571		5,138
Total non-operating expenses		18,011		8,226
Ordinary income (loss)		(18,715)		42,104
Extraordinary income:
Gain on change in equity		―		1,775
Gain on sales of noncurrent assets		7,373		579
Other		208		224
Total extraordinary income		7,581		2,578
Extraordinary loss:
PCB disposal expense		―		1,465
Loss on valuation of investment securities		6,066		―
Provision for the administrative fine		3,721		―
Impairment loss	*2	2,448		―
Other		3,046		4,191
Total extraordinary losses		15,281		5,656
Income (loss) before income taxes and minority interests		(26,415)		39,026
Income taxes - current		7,700		10,400
Income taxes - deferred		(2,986)		3,943
Total income taxes		4,714		14,343
Income (loss) before minority interests		―		24,683
Minority interests in income		3,816		11,948
Net income (loss)		(34,945)		12,735

3.	THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

(¥ millions)
	Nine months ended		Nine months ended
	December 31, 2008		December 31, 2009
	(Note)	(Amount)	(Note)	(Amount)
Net cash provided by (used in) operating activities:
Income before income taxes and minority interests		33,129		36,957
Depreciation and amortization		85,678		89,470
Amortization of goodwill		7,500		6,128
Interest and dividends income		(8,370)		(4,872)
Equity in (earnings) losses of affiliates		1,699		(4,348)
Foreign exchange losses (gains)		4,408		(973)
Interest expenses		10,162		9,757
Loss (gain) on sales of noncurrent assets		(7,727)		―
Provision for the administrative fine		3,721		―
Impairment loss		3,492		―
Loss (gain) on valuation of investment securities		6,491		―
Decrease (increase) in notes and accounts receivable-trade		(23,846)		(49,666)
Decrease (increase) in inventories		(80,236)		64,238
Increase (decrease) in notes and accounts payable-trade		9,076		(43,863)
Increase (decrease) in provision for retirement benefits		(11,969)		(946)
Other, net		(1,595)		(34,186)
Subtotal		31,613		67,696
Interest and dividends income received		14,775		6,290
Interest expenses paid		(9,807)		(8,918)
Income taxes (paid) refund		(22,908)		(33,645)
Net cash provided by (used in) operating activities		13,673		31,423
Net cash provided by (used in) investing activities:
Purchase of short-term investment securities		(54,462)		(51,468)
Proceeds from sales and redemption of securities		42,477		44,615
Purchase of property, plant and equipment		(100,257)		(81,760)
Proceeds from sales of property, plant and equipment		10,194		2,187
Purchase of investment securities		(59,504)		(35,757)
Proceeds from sales and redemption of investment securities		6,688		6,562
Purchase of investments in subsidiaries resulting in change in scope of consolidation		―		(17,937)
Proceeds from purchase of investments in subsidiaries resulting in change in scope of consolidation		―		9,248
Payments of loans receivable		(2,309)		(13,115)
Collection of loans receivable		5,809		25,261
Other, net		(863)		(12,639)
Net cash provided by (used in) investing activities		(152,227)		(124,803)
Net cash provided by (used in) financing activities:
Net increase (decrease) in short-term loans payable		67,452		(30,465)
Increase (decrease) in commercial papers		63,500		0
Proceeds from long-term loans payable		15,378		69,598
Repayment of long-term loans payable		(26,431)		(36,893)
Proceeds from issuance of bonds		19,891		39,774
Redemption of bonds		(25,538)		(40,000)
Cash dividends paid		(22,026)		(11,013)
Cash dividends paid to minority shareholders		(8,264)		(8,491)
Other, net		(303)		(384)
Net cash provided by (used in) financing activities		83,659		(17,874)
Effect of exchange rate change on cash and cash equivalents		(3,795)		588
Net increase (decrease) in cash and cash equivalents		(58,690)		(110,666)
Cash and cash equivalents at beginning of period		165,748		226,410
Increase (decrease) in cash and cash equivalents resulting from change of scope of consolidation		3,511		1,119
Cash and cash equivalents at end of period	*1	110,569	*1	116,863

【CHANGES IN SIGNIFICANT ACCOUNTING POLICIES FOR PREPARING THE THIRD QUARTER CONSOLIDATED FINANCIAL STATEMENTS】

For the nine months ended December 31, 2009 (consolidated) (April 1, 2009 – December 31, 2009)
1.	Changes in Scope of	Number of consolidated subsidiaries: 254 companies
	Consolidation	(Increase: 91 companies)
The scope of consolidation increased as a result of:
		•	New establishment: MCC PTA Asia Pacific Private Company Limited and 3 other companies
		•	Acquisition of shares: Quadrant AG, 56 subsidiaries of Quadrant AG, and 10 other companies
		•	Additional acquisition of shares: The Nippon Synthetic Chemical Industry Co., Ltd and 14 of its subsidiaries
		•	Increase in materiality: Mitsubishi Chemical High-Technica Co. and 4 other companies
(Decrease: 14 companies)
The scope of consolidation decreased as a result of:
		•	Extinguishment as a result of mergers: Mitsubishi Chemical Agri, Inc. and 11 other companies
		•	Completion of liquidation: Hishi Europlast Holdings Ltd. and 1 other company

2.	Changes in Scope of	(1)	Non-consolidated subsidiaries accounted for by the equity method: 16 companies
	Application of Equity	(Increase: 2 companies)
	Method	The scope of application increased as a result of:
		•	Additional acquisition of shares: Guandong Tanabe Pharmaceutical Co., Ltd. and 1 other company
(Decrease: 10 companies)
The scope of application decreased as a result of:
		•	Conversion to consolidated subsidiary as a result of increase in materiality: Mitsubishi Chemical High-Technica Co.
		•	Extinguishment as a result of mergers: Ryoyo Chemical Co. and 7 other companies
		•	Completion of liquidation: Ryoka E-Tech K.K.

		(2)	Affiliated companies accounted for by the equity method: 43 companies
(Increase: 10 companies)
The scope of application increased as a result of:
		•	New establishment: Sinopec Mitsubishi Chemical Polycarbonate (Beijing) Co., Ltd. and 1 other company
		•	Acquisition of shares: HBI Enzymes Inc. and 3 other companies
		•	Additional acquisition of shares: TAIYO NIPPON SANSO CORPORATION and 3 other companies
(Decrease: 6 companies)
The scope of application decreased as a result of:
		•	Conversion to subsidiary through additional acquisition of shares: The Nippon Synthetic Chemical Industry Co., Ltd and 2 other companies
		•	Disposition of shares: PS Japan Corporation and 1 other company
		•	Extinguishment as a result of merger of parent company: *Ryoto Hiryo Co., Ltd.
		(*)	The decrease occurred as a result of the extinguishment as a result of merger of Mitsubishi Chemical Agri, Inc., the parent company of Ryoto Hiryo Co., Ltd.

		For the nine months ended December 31, 2009 (consolidated) (April 1, 2009 – December 31, 2009)

3.	Changes in Accounting Policies	(1)	Application of “Accounting Standard for Construction Contracts”

MCHC adopted new standards, “Accounting Standard for Construction Contracts” (“Statement No. 15,” as issued by the ASBJ on December 27, 2007) and “Guidance on Accounting Standard for Construction Contracts” (“Guidance No. 18,” as issued by the ASBJ on December 27, 2007) from the first quarter of the consolidated fiscal period.  For construction contracts commenced between the beginning of the first quarter and the end of the third quarter of the fiscal year, if the outcome of the construction activity is deemed certain during the course of the activity, the percentage-of-completion method applies (estimate of the progress of construction is based on the cost-proportion method).  For other construction, the completed-contract method applies.  Impacts on income due to these changes are insignificant.

		(2)
Application of “Announcement of Accounting Standard for Equity Method of Accounting for Investments” and “Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method”

The new standards, “Announcement of Accounting Standard for Equity Method of Accounting for Investments” (ASBJ Statement No. 16) and Practical Solution on Unification of Accounting Policies Applied to Associates Accounted for Using the Equity Method (PITF No. 24) (March 10, 2008), are applicable to consolidated fiscal years beginning on or prior to March 31, 2010.  MCHC adopted these standards from the first quarter.  There are no impacts on income due to these changes.

		(3)	Application of accounting standards for business combinations

The new standards, “Accounting Standard for Business Combinations” (ASBJ Statement No. 21) (December 26, 2008), “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22) (December 26, 2008), “Partial amendments to Accounting Standard for Research and Development Costs” (ASBJ Statement No. 23) (December 26, 2008), “Revised Accounting Standard for Business Divestitures” (ASBJ Statement No. 7 (Revised 2008)) (December 26, 2008), “Revised Accounting Standard for Equity Method of Accounting for Investments” (ASBJ Statement No. 16 (Revised 2008)) (December 26, 2008) and “Revised Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures (ASBJ Guidance No. 10 (Revised 2008)) (December 26, 2008), are applicable to business combinations and business divestitures implemented during the consolidated fiscal year beginning on or after April 1, 2009.  MCHC adopted these standards from the first quarter.

【CHANGES IN PRESENTATION】

For the nine months ended December 31, 2009 (consolidated) (April 1, 2009 – December 31, 2009)
1.	Presentation of income before minority interests
“Income before minority interests” for the nine-month period ended December 31, 2009 is presented in accordance with “Cabinet Office Ordinance for Amendments to the Regulations for Terminology, Forms, and Preparation of Financial Statements” (Cabinet Office Ordinance No. 5, March 24, 2009) based on “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22) (December 26, 2008), applicable from the beginning of consolidated fiscal periods beginning on or after April 1, 2009.

“Income before minority interests” for the nine-month period ended December 31, 2008 was ¥1,755 million.

2.	Insurance income under non-operating income
“Insurance income” was listed as a separate line item under “Non-operating income” in the consolidated statement of operation for the nine-month period ended December 31, 2008, however, because the value of “Insurance income” is no more than 20% of the total value of “Non-operating income,” “Insurance income” has been included in “Other” under “Non-operating income” for the nine-month period ended December 31, 2009.

“Insurance income” included in “Other” for the nine-month period ended December 31, 2009 is ¥1,233 million.

3.	Gain on sales of noncurrent assets under extraordinary income
“Gain on sales of noncurrent assets” was listed as a separate line item under “Extraordinary income” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however, because the value of “Gain on sales of noncurrent assets” is no more than 20% of the total value of “Extraordinary income,” “Gain on sales of noncurrent assets” has been included in “Other” under “Extraordinary income” for the nine-month period ended December 31, 2009.

“Gain on sales of noncurrent assets” included in “Other” for the nine-month period ended December 31, 2009 is ¥1,187 million.

4.	Loss on liquidation of subsidiaries and affiliates under extraordinary loss
“Loss on liquidation of subsidiaries and affiliates” was included in “Other” under “Extraordinary loss” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however because the value of “Loss on liquidation of subsidiaries and affiliates” exceeded 20% of the total value of “Extraordinary loss,” “Loss on liquidation of subsidiaries and affiliates” has been listed as a separate line item under “Extraordinary loss” for the nine-month period ended December 31, 2009.

“Loss on liquidation of subsidiaries and affiliates” included in “Other” for the nine-month period ended December 31, 2008 was ¥9 million.

5.	Loss on valuation of investment securities under extraordinary loss
“Loss on valuation of investment securities” was listed as a separate line item under “Extraordinary loss” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however, because the value of “Loss on valuation of investment securities” is no more than 20% of the total value of “Extraordinary loss,” “Loss on valuation of investment securities” has been included in “Other” under “Extraordinary loss” for the nine-month period ended December 31, 2009.

“Loss on valuation of investment securities” included in “Other” for the nine-month period ended December 31, 2009 is ¥566 million.

6.	Special retirement expenses under extraordinary loss
“Special retirement expenses” was listed as a separate line item under “Extraordinary loss” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however, because the value of “Special retirement expenses” is no more than 20% of the total value of “Extraordinary loss,” “Special retirement expenses” has been included in “Other” under “Extraordinary loss” for the nine-month period ended December 31, 2009.

“Special retirement expenses” included in “Other” for the nine-month period ended December 31, 2009 is ¥246 million.

For the nine months ended December 31, 2009 (consolidated) (April 1, 2009 – December 31, 2009)
7.	Impairment loss under extraordinary loss
“Impairment loss” was listed as a separate line item under “Extraordinary loss” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however, because the value of “Impairment loss” is no more than 20% of the total value of “Extraordinary loss,” “Impairment loss” has been included in “Other” under “Extraordinary loss” for the nine-month period ended December 31, 2009.

“Impairment loss” included in “Other” for the nine-month period ended December 31, 2009 is ¥3,271 million.

8.	Loss (gain) on sales of noncurrent assets under net cash provided by (used in) operating activities
“Loss (gain) on sales of noncurrent assets” was listed as a separate line item under “Net cash provided by (used in) operating activities” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however, due to its weakened materiality, “Loss (gain) on sales of noncurrent assets” has been included in “Other” under “Net cash provided by (used in) operating activities” for the nine-month period ended December 31, 2009.

“Loss (gain) on sales of noncurrent assets” included in “Other” for the nine-month period ended December 31, 2009 is ¥(1,187) million.

9.	Impairment loss under net cash provided by (used in) operating activities
“Impairment loss” was listed as a separate line item under “Net cash provided by (used in) operating activities” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however, due to its weakened materiality, “Impairment loss” has been included in “Other” under “Net cash provided by (used in) operating activities” for the nine-month period ended December 31, 2009.

“Impairment loss” included in “Other” for the nine-month period ended December 31, 2009 is ¥3,271 million.

10.	Loss (gain) on valuation of investment securities under net cash provided by (used in) operating activities
“Loss (gain) on valuation of investment securities” was listed as a separate line item under “Net cash provided by (used in) operating activities” of the consolidated statement of operation for the nine-month period ended December 31, 2008, however, due to its weakened materiality, “Loss (gain) on valuation of investment securities” has been included in “Other” under “Net cash provided by (used in) operating activities” for the nine-month period ended December 31, 2009.

“Loss (gain) on valuation of investment securities” included in “Other” for the nine-month period ended December 31, 2009 is ¥566 million.

For the three months ended December 31, 2009 (consolidated) (October 1, 2009 – December 31, 2009)
1.	Presentation of income before minority interests
“Income before minority interests” for the three-month period ended December 31, 2009  is presented in accordance with “Cabinet Office Ordinance for Amendments to the Regulations on the Terminology, Format, and Preparation of Financial Statements” (Cabinet Office Ordinance No. 5, March 24, 2009) based on “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22) (December 26, 2008), applicable from the beginning of consolidated fiscal periods beginning on or after April 1, 2009.

“Income before minority interests” for the three-month period ended December 31, 2008 was ¥31,129 million.

2.	Insurance income under non-operating income
“Insurance income” was listed as a separate line item under “Non-operating income” in the consolidated statement of operation for the three-month period ended December 31, 2008, however, because the value of “Insurance income” is no more than 20% of the total value of “Non-operating income,” “Insurance income” has been included in “Other” under “Non-operating income” for the three-month period ended December 31, 2009.

“Insurance income” included in “Other” for the three-month period ended December 31, 2009 is ¥2 million.

3.	Loss on valuation of investment securities under extraordinary loss
“Loss on valuation of investment securities” was listed as a separate line item under “Extraordinary loss” of the consolidated statement of operation for the three-month period ended December 31, 2008, however, because the value of “Loss on valuation of investment securities” is no more than 20% of the total value of “Extraordinary loss,” “Loss on valuation of investment securities” has been included in “Other” under “Extraordinary loss” for the three-month period ended December 31, 2009.

“Loss on valuation of investment securities” included in “Other” for the three-month period ended December 31, 2009 is ¥65 million.

4.	Impairment loss under extraordinary loss
“Impairment loss” was listed as a separate line item under “Extraordinary loss” of the consolidated statement of operation for the three-month period ended December 31, 2008, however, because the value of “Impairment loss” is no more than 20% of the total value of “Extraordinary loss,” “Impairment loss” has been included in “Other” under “Extraordinary loss” for the three-month period ended December 31, 2009.

“Impairment loss” included in “Other” for the three-month period ended December 31, 2009 is ¥482 million.

【SIMPLIFIED ACCOUNTING TREATMENT】

For the nine months ended December 31, 2009 (consolidated) (April 1, 2009 – December 31, 2009)
1.	Method of calculation of income taxes, deferred tax assets and deferred tax liabilities
Only material adjustments and tax deductions are taken into consideration in the computation of income taxes.

With respect to the recoverability of deferred tax assets, MCHC has used future earnings forecasts and tax planning used in the previous consolidated fiscal year.  In the event that there have been significant changes in the business environment and other factors or the occurrence of temporary differences and other matters, MCHC has taken the impact of these changes into consideration.

【ADDITIONAL INFORMATION】

For the nine months ended December 31, 2009 (consolidated) (April 1, 2009 – December 31, 2009)
1.	Construction of Waste Processing Facilities in Malaysia
MCC, a consolidated subsidiary of MCHC, was working towards entering a contract with respect to the construction of a waste processing facility following its withdrawal from its rare-earth business in Malaysia in 1994.  MCC reached a decision to enter a contract in August, 2009 and ¥12,500 million for construction costs and other expenses related to the construction of the waste processing facility has been recorded as “Loss on liquidation of subsidiaries and affiliates” included in “Other provision” of “Noncurrent liabilities” for the second quarter consolidated period ended September 30, 2009.

【NOTES TO:】

(CONSOLIDATED BALANCE SHEET)

As of the end of third quarter (December 31, 2009)				As of previous fiscal year end (March 31, 2009)
*1.  Accumulated depreciation and amortization on property, plant and equipment: ¥2,096,142 million

Accumulated impairment losses of ¥18,925 million are included in the accumulated depreciation and amortization value.

*1.  Accumulated depreciation and amortization on property, plant and equipment: ¥1,916,603 million

Accumulated impairment losses of ¥16,916 million are included in the accumulated depreciation and amortization value.

*2. Balance of contingent liabilities, etc. Guarantees or similar (for loans from banks to non-consolidated subsidiaries)				*2. Balance of contingent liabilities, etc. Guarantees or similar (for loans from banks to non-consolidated subsidiaries)
(¥ millions)				(¥ millions)
Name of company	Guarantee	Stand-by guarantees	Other	Name of company	Guarantee	Stand-by guarantees	Other
MCC Advanced Polymers Ningbo Co., Ltd.	2,160	―	―	MCC Advanced Polymers Ningbo Co., Ltd.	2,302	―	―
Kashima Aromatics Co., Ltd	3,856	―	―	Kashima Aromatics Co., Ltd	4,617	―	―
Choseido Pharmaceutical Co.,Ltd.	4,095			Nippon Asahan Aluminium Co., Ltd.	4,016	―	―
Nippon Asahan Aluminium Co., Ltd.	2,065	―	―	Japan Unipet Co., Ltd.	1,040
Japan Unipet Co., Ltd.	2,244	―		Mytex Polymers (Thailand) Co., Ltd.	1,093
Employees (for housing)	1,494	543	―	Employees (for housing)	1,774	―	―
Other	1,765	585	326	Other	1,281	716	497
Total	(17,044) 17,679	(1,128) 1,128	(163) 326	Total	(15,044) 16,123	(716) 716	(417) 497
The amounts in brackets above show the amount MCHC Group is responsible for.				The amounts in brackets above show the amount of MCHC Group is responsible for.

*3.  Trademark infringement lawsuit

The consolidated subsidiary Verbatim Corporation (US) was sued for trademark infringement in Brazil. In May 2007, a court in Manaus, in the Brazilian state of Amazonas, ruled in favor of the plaintiff and ordered Verbatim Corporation (US) to pay 377 million reals (¥19,931 million).  Verbatim Corporation, believing that no trademark infringement took place, and dissatisfied with the fact that reasons for recognizing the plaintiff's monetary claim were not disclosed, immediately filed an appeal with Brasilia’s Supreme Court.  In February 2008, the Supreme Court ruled in favor of Verbatim Corporation and returned the case to the Manaus court for retrial.

*3.  Trademark infringement lawsuit

The consolidated subsidiary Verbatim Corporation (US) was sued for trademark infringement in Brazil.  In May 2007, a court in Manaus, in the Brazilian state of Amazonas, ruled in favor of the plaintiff and ordered Verbatim Corporation (US) to pay 377 million reals (¥15,913 million).  Verbatim Corporation, believing that no trademark infringement took place, and dissatisfied with the fact that reasons for recognizing the plaintiff's monetary claim were not disclosed, immediately filed an appeal with Brasilia’s Supreme Court.  In February 2008, the Supreme Court ruled in favor of Verbatim Corporation and returned the case to the Manaus court for retrial.

As of the end of third quarter (December 31, 2009)		As of previous fiscal year end (March 31, 2009)
*4. Discounts on trade notes receivable		*4. Discounts on trade notes receivable
	(¥ millions)		(¥ millions)
Repurchase of trade notes receivable discounted	25	Repurchase of trade notes receivable discounted	565
Repurchase of trade notes receivable endorsed	33	Repurchase of trade notes receivable endorsed	81

*5.  Notes which mature at the end of the quarterly consolidated fiscal period are primarily accounted for as of the date of exchange.  Because the balance sheet date for the nine-month period ended December 31, 2009 was a bank holiday, the balance with respect to the following drafts has been included in the balance for the quarterly consolidated fiscal period ended December 31, 2009.

	(¥ millions)
Notes receivable	1,937
Notes payable	1,313

(CONSOLIDATED STATEMENT OF OPERATION)

Nine months ended December 31, 2008				Nine months ended December 31, 2009
*1. The principal components of general and administrative expenses and their respective values are as follows:				*1. The principal components of general and administrative expenses and their respective values are as follows:
			(¥ millions)			(¥ millions)
	Labor costs		78,612		Labor costs	77,016
	Research and development expense		94,951		Research and development expense	99,504

(Note)	Provision for bonuses of ¥7,340 million is included in labor costs.			(Note)	Provision for bonuses of ¥6,292 million is included in labor costs.

*2.  This is due to making Taiyo Nippon Sanso Corporation an equity-method affiliate of MCHC through additional acquisition of its shares.

*3.  This is due to making The Nippon Synthetic Chemical Industry Co., Ltd. a consolidated subsidiary of MCHC through additional acquisition of its shares.

*4.  Impairment loss

The MCHC Group groups its assets mainly according to business units of MCHC.  Assets are grouped according to the type of business, manufacturing process and region to which they are related.  Idle assets are grouped individually in their asset groups when impairment losses are recognized.  For the nine-month period ended December 31, 2008, the book values of mainly idle assets were written down to their recoverable values and MCHC recorded a ¥3,492 million impairment loss on long-lived assets, which was posted as an extraordinary loss.  Impairment losses were recognized on the following major assets.

(¥ millions)
Use	Location	Type	Amount
Pharmaceutical research facilities	Mitsubishi Tanabe Pharma Corporation Hirakata Office (Hirakata, Osaka Prefecture)	Land, buildings and structures and other assets	1,917
Recoverable values of assets are estimated at their net sales amount. Market values are calculated in a rational manner, using such assumptions as their declared values.

Three months ended December 31, 2008				Three months ended December 31, 2009
*1. The principal components of general and administrative expenses and their respective values are as follows:				*1. The principal components of general and administrative expenses and their respective values are as follows:
			(¥ millions)		(¥ millions)
	Labor costs		25,685	Labor costs	26,142
	Research and development expense		30,153	Research and development expense	29,714

*2.  Impairment loss

The MCHC Group groups its assets mainly according to business units of MCHC.  Assets are grouped according to the type of business, manufacturing process and region to which they are related.  Idle assets are grouped individually in their asset groups when impairment losses are recognized.  For the three-month period ended December 31, 2008, the book values of these assets were written down to their recoverable values and MCHC recorded a ¥2,448 million impairment loss on mainly idle assets, which was posted as an extraordinary loss.  Impairment losses were recognized on the following major assets.

(¥ millions)
Use	Location	Type	Amount
Pharmaceutical research facilities	Mitsubishi Tanabe Pharma Corporation Hirakata Office (Hirakata, Osaka Prefecture)	Land, buildings and structures and other assets	1,917
Recoverable values of assets are estimated at their net sales amount. Market values are calculated in a rational manner, using such assumptions as their declared values.

(CONSOLIDATED STATEMENT OF CASH FLOWS)

Nine months ended December 31, 2008		Nine months ended December 31, 2009

*1. Reconciliation of cash in the consolidated balance sheet and cash and cash equivalents at end of period in the consolidated statement of cash flows is as follows:		*1. Reconciliation of cash in the consolidated balance sheet and cash and cash equivalents at end of period in the consolidated statement of cash flows is as follows:
(as of December 31, 2008)		(as of December 31, 2009)
	(¥ millions)		(¥ millions)
Cash and deposits	91,789	Cash and deposits	127,103
Time deposits with maturity period of		Time deposits with maturity period of
more than 3 months	(1,236)	more than 3 months	(10,240)
Short-term investment with maturities		Short-term investment with maturities
within 3 months after the acquisition date (securities)	20,016	within 3 months after the acquisition date (securities)	―
Cash and cash equivalents	110,569	Cash and cash equivalents	116,863

(SHAREHOLDERS’ EQUITY)

(As of the end of the three-month period ended December 31, 2009 and for the nine-month period ended December 31, 2009 (from April 1, 2009 to December 31, 2009))

1.	Matters related to issued and outstanding shares

Type of shares	Number of shares as of December 31, 2009
Common stock	1,506,288 thousand shares

2.	Matters related to treasury stock

Type of shares	Number of shares as of December 31, 2009
Common stock	131,262 thousand shares

3.	Matters related to subscription rights to shares	(¥ millions)

Name of company	Details	Balance at end of third quarter of the consolidated accounting period
Mitsubishi Chemical Holdings Corporation	Subscription rights to shares as stock options	653
Consolidated subsidiaries of the above	―	―
Total		653

4.	Matters related to dividends

(1)	Cash dividends paid

Resolution	Type of shares	Total amount of dividends	Dividends per share	Record date	Effective date	Source of dividends
Ordinary general meeting of shareholders held on June 24, 2009	Common stock	¥5,506 million	¥4.00	March 31, 2009	June 25, 2009	Retained earnings
Meeting of the board of directors held on November 4, 2009	Common stock	¥5,506 million	¥4.00	September 30, 2009	December 2, 2009	Retained earnings

(2)	Dividends whose record date is attributable to the nine-month consolidated accounting period ended December 31, 2009 but are payable after said accounting period

N/A

(SEGMENT INFORMATION)

【Business Segment】

Three months ended December 31, 2008  (October 1, 2008 – December 31, 2008)
(¥ millions)
	Electronics applications	Designed materials	Health care	Chemicals	Polymers	Others	Subtotal	Corporate & eliminations	Total
Net sales
(1) Sales to outside customers	79,387	72,904	140,006	273,567	143,158	34,407	743,429	－	743,429
(2) Inter-segment sales and transfers	1,278	2,489	53	40,959	19,138	59,209	123,126	(123,126)	－
Total	80,665	75,393	140,059	314,526	162,296	93,616	866,555	(123,126)	743,429
Operating income (loss)	843	(191)	32,840	(29,863)	(8,252)	2,293	(2,330)	(3,661)	(5,941)

Three months ended December 31, 2009  (October 1, 2009 – December 31, 2009)
(¥ millions)
	Electronics applications	Designed materials	Health care	Chemicals	Polymers	Others	Subtotal	Corporate & eliminations	Total
Net sales
(1) Sales to outside customers	76,534	85,564	146,692	199,816	103,457	34,514	646,577	－	646,577
(2) Inter-segment sales and transfers	555	2,874	201	42,178	15,596	33,451	94,855	(94,855)	－
Total	77,089	88,438	146,893	241,994	119,053	67,965	741,432	(94,855)	646,577
Operating income (loss)	2,704	4,765	35,763	3,658	(215)	1,297	47,972	(2,920)	45,052

Nine months ended December 31, 2008  (April 1, 2008 – December 31, 2008)
(¥ millions)
	Electronics applications	Designed materials	Health care	Chemicals	Polymers	Others	Subtotal	Corporate & eliminations	Total
Net sales
(1) Sales to outside customers	262,832	220,012	386,494	890,756	456,997	114,072	2,331,163	－	2,331,163
(2) Inter-segment sales and transfers	6,148	8,336	168	168,159	56,164	184,770	423,745	(423,745)	－
Total	268,980	228,348	386,662	1,058,915	513,161	298,842	2,754,908	(423,745)	2,331,163
Operating income (loss)	11,474	2,524	70,057	(22,870)	(8,772)	8,482	60,895	(10,625)	50,270

(Note 1)	Business segments are based on classifications applied in the internal management of MCHC.

(Note 2)	Principle products in each business segment are as follows:

Business segment	Principle products
Electronics applications	Recording material, electronic products, information equipment, inorganic chemicals
Designed materials	Functional food materials, battery material, precision chemical products, resin processed product, compound material
Health care	Pharmaceuticals, diagnostic products, Clinical testing
Chemicals	Basic petrochemical products, chemical products, polyester fibers, carbon products, fertilizer
Polymers	Synthetic resin
Others	Engineering, Logistics services, warehousing service

(Note 3)
MCHC previously used the following business segments to prepare its business segment information: Petrochemicals, Performance Products, Functional Products, Health Care, and Others.  However, from the first quarter, these segments were changed to Electronics Applications, Designed Materials, Health Care, Chemicals, Polymers, and Others.  This change was made upon the establishment of core strategies for each segment through APTSIS 10, the new mid-term management plan initiated from the first quarter, in order to indicate the business status more clearly.  In making these changes, MCHC reviewed the business segment classification itself.  As it is difficult to compare the post-change figures with those of the previous business segments, values denoting the impact of the change in business segment classification has not been stated.

(Note 4)
As discussed in “CHANGES IN SIGNIFICANT ACCOUNTING POLICIES FOR PREPARING THE THIRD QUARTER CONSOLIDATED FINANCIAL STATEMENTS,” “3. Changes in Accounting Policies,” from the first quarter, inventory assets are calculated primarily at cost based on the average cost method (balance sheet amounts are calculated by writing down their book values in accordance with decreases in profitability).  As a result, operating income for the nine months ended December 31, 2008 of Electronics Applications was ¥1,338 million lower; Designed Materials was ¥1,393 million lower; Health Care was ¥143 million lower; Chemicals was ¥4,594 million lower; Polymers was ¥2,549 million lower; and Others was ¥199 million lower, compared to the amounts that would have been recorded under the previous method.

(Note 5)
As discussed in “(Additional Information)” under “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies,
b. Depreciation and amortization methods applicable to material assets,” pursuant to an amendment to the Corporate Tax Law, MCHC and its domestic consolidated subsidiaries revised the estimated useful lives of their machinery and equipment, and changed the estimated useful lives based on the Corporate Tax Law amendment from the first quarter.  As a result, operating income for the nine months ended December 31, 2008 for Electronics Applications was ¥173 million lower, Designed Materials was ¥676 million lower, Health Care was ¥485 million higher, Chemicals was ¥1,513 million lower, Polymers was ¥76 million higher, and in Others was ¥9 million lower, compared to the amounts that would have been recorded under the previous method.

Nine months ended December 31, 2009  (April 1, 2009 – December 31, 2009)
(¥ millions)
	Electronics applications	Designed materials	Health care	Chemicals	Polymers	Others	Subtotal	Corporate & eliminations	Total
Net sales
(1) Sales to outside customers	216,852	204,834	396,315	571,610	297,801	104,972	1,792,384	－	1,792,384
(2) Inter-segment sales and transfers	2,212	8,377	594	98,789	41,514	107,283	258,769	(258,769)	－
Total	219,064	213,211	396,909	670,399	339,315	212,255	2,051,153	(258,769)	1,792,384
Operating income (loss)	3,095	6,352	67,888	1,306	(26,156)	3,918	56,403	(9,280)	47,123

(Note 1)	Business segments are based on classifications applied in the internal management of MCHC.

(Note 2)	Principal products in each business segment are as follows:

Business segment	Principal products
Electronics applications	Recording material, electronic products, information equipment, inorganic chemicals
Designed materials	Functional food materials, battery material, precision chemical products, resin processed product, compound material
Health care	Pharmaceuticals, diagnostic products, Clinical testing
Chemicals	Basic petrochemical products, chemical products, polyester fibers, carbon products, fertilizer
Polymers	synthetic resin
Others	Engineering, Logistics services, warehousing service

【Geographic Segment】

Three months ended December 31, 2008 (October 1, 2008 – December 31, 2008)
(¥ millions)
	Japan	Asia	Other	Subtotal	Corporate & eliminations	Total
Net Sales
(1) Sales to outside customers	625,587	78,866	38,976	743,429	－	743,429
(2) Inter-segment sales and transfers	7,366	6,676	1,528	15,570	(15,570)	－
Total	632,953	85,542	40,504	758,999	(15,570)	743,429
Operating income (loss)	(131)	(3,289)	1,090	(2,330)	(3,611)	(5,941)

Three months ended December 31, 2009  (October 1, 2009 – December 31, 2009)
(¥ millions)
	Japan	Asia	Other	Subtotal	Corporate & eliminations	Total
Net Sales
(1) Sales to outside customers	540,964	66,763	38,850	646,577	－	646,577
(2) Inter-segment sales and transfers	7,710	5,553	1,210	14,473	(14,473)	－
Total	548,674	72,316	40,060	661,050	(14,473)	646,577
Operating income	42,458	4,359	1,379	48,196	(3,144)	45,052

Nine months ended December 31, 2008  (April 1, 2008 – December 31, 2008)
(¥ millions)
	Japan	Asia	Other	Subtotal	Corporate & eliminations	Total
Net Sales
(1) Sales to outside customers	1,976,433	235,528	119,202	2,331,163	－	2,331,163
(2) Inter-segment sales and transfers	31,140	20,899	6,049	58,088	(58,088)	－
Total	2,007,573	256,427	125,251	2,389,251	(58,088)	2,331,163
Operating income (loss)	60,136	(1,944)	2,703	60,895	(10,625)	50,270

(Note 1)	Geographical distances are considered in classification of country or area.

(Note 2)	Major countries or regions included in each geographic segment except for Japan are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

(Note 3)
As discussed in “CHANGES IN SIGNIFICANT ACCOUNTING POLICIES FOR PREPARING THE THIRD QUARTER CONSOLIDATED FINANCIAL STATEMENTS,” “3. Changes in Accounting Policies,” from the first quarter, inventory assets are calculated primarily at cost based on the average cost method (balance sheet amounts are calculated by writing down their book values in accordance with decreases in profitability).  As a result, operating income for the nine months ended December 31, 2008 in Japan was ¥10,266 million lower compared to the amount that would have been recorded under the previous method.

(Note 4)
As discussed in “(Additional Information)” under “SIGNIFICANT ACCOUNTING POLICIES,” “4. Accounting Policies,
b. Depreciation and amortization methods applicable to material assets,” pursuant to an amendment to the Corporate Tax Law, MCHC and its domestic consolidated subsidiaries revised the estimated useful lives of their machinery and equipment, and changed the estimated useful lives based on the Corporate Tax Law amendment from the first quarter.  As a result, operating income for the nine months ended December 31, 2008 in Japan was ¥1,810 million lower compared to the amount that would have been recorded under the previous method.

Nine months ended December 31, 2009  (April 1, 2009 – December 31, 2009)

(¥ millions)
	Japan	Asia	Other	Subtotal	Corporate & eliminations	Total
Net Sales
(1) Sales to outside customers	1,516,749	172,611	103,024	1,792,384	－	1,792,384
(2) Inter-segment sales and transfers	22,858	14,450	4,207	41,515	(41,515)	－
Total	1,539,607	187,061	107,231	1,833,899	(41,515)	1,792,384
Operating income	40,017	14,046	1,786	55,849	(8,726)	47,123

(Note 1)	Geographical distances are considered in classification of country or area.

(Note 2)	Major countries or regions included in each geographic segment except for Japan are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

【Overseas Net Sales】

Three months ended December 31, 2008  (October 1, 2008 – December 31, 2008)
(¥ millions)
		Asia	Other	Total
I.	Overseas net sales	115,296	53,680	168,976
II.	Consolidated net sales			743,429
III.	Total overseas net sales as a percentage of consolidated net sales	15.5%	7.2%	22.7%

Three months ended December 31, 2009  (October 1, 2009 – December 31, 2009)
 (¥ millions)
		Asia	Other	Total
I.	Overseas net sales	117,600	46,471	164,071
II.	Consolidated net sales			646,577
III.	Total overseas net sales as a percentage of consolidated net sales	18.1%	7.1%	25.3%

Nine months ended December 31, 2008  (April 1, 2008 – December 31, 2008)
 (¥ millions)
		Asia	Other	Total
I.	Overseas net sales	376,864	170,405	547,269
II.	Consolidated net sales			2,331,163
III.	Total overseas net sales as a percentage of consolidated net sales	16.1%	7.3%	23.4%

(Note 1)	Geographical distances are considered in classification of country or area.

(Note 2)	Major countries or regions in the Asia and Other regions are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

(Note 3)	Overseas net sales represent net sales of MCHC and its consolidated subsidiaries to countries and regions outside of Japan.

Nine months ended December 31, 2009  (April 1, 2009 – December 31, 2009)
 (¥ millions)
		Asia	Other	Total
I.	Overseas net sales	316,392	119,057	435,449
II.	Consolidated net sales			1,792,384
III.	Total overseas net sales as a percentage of consolidated net sales	17.6%	6.6%	24.2%

(Note 1)	Geographical distances are considered in classification of country or region.

(Note 2)	Major countries or regions in the Asia and Other regions are as follows:

(1) Asia	China, Taiwan, South Korea, Indonesia, Thailand, India
(2) Others	North America, Europe

(Note 3)	Overseas net sales represent net sales of MCHC and its consolidated subsidiaries to countries and regions outside of Japan.

(PER SHARE INFORMATION)

1.	Net assets per share

	As of the end of third quarter (December 31, 2009)	As of previous fiscal year end (March 31, 2009)
Net assets per share	¥484.13	¥486.09

(Note)	The basis for calculating net assets per share is as follows:

	As of the end of third quarter (December 31, 2009)	As of previous fiscal year end (March 31, 2009)
Total net assets (¥ millions)	976,704	940,114
Amounts deducted from total net assets (¥ millions)	311,011	271,141
(Subscription rights to shares included above)	653	805
(Minority interests included above)	310,358	270,336
Net assets applicable to common stock (¥ millions)	665,693	668,973
Number of common stock used in calculation of net assets per share (thousand shares)	1,375,025	1,376,211

2.	Net income per share

Nine months ended December 31, 2008 and 2009

	Nine months ended December 31, 2008 (April 1, 2008 – December 31, 2008)	Nine months ended December 31, 2009 (April 1, 2009 – December 31, 2009)
Net income (loss) per share - Basic	(¥8.28)	¥7.38
Net income per share - Diluted	Since amounts per share of common stock represent net loss, fully diluted net income per share for the nine months ended December 31, 2008 is not disclosed.	¥6.77

(Note)	The basis for calculating net income (loss) per share is as follows:

	Nine months ended December 31, 2008 (April 1, 2008 – December 31, 2008)	Nine months ended December 31, 2009 (April 1, 2009 – December 31, 2009)
(1) Net income (loss) per share (¥ millions)
Net income (loss) (¥ millions)	(11,401)	10,168
Net income (loss) applicable to common stock (¥ millions)	(11,401)	10,168
Average number of common stock during period (thousand shares)	1,376,286	1,375,940
(2) Net income per share (Diluted)
Adjustment of net income (¥ millions)	―	(39)
(Interest income (after deducting tax) included above)	―	(39)
Increase in number of common stock (thousand shares)	―	118,494
Summary of potentially issuable shares which were not included in the adjusted net income per share calculations, because such shares have no dilution effect (in case of significant change from the end of the previous fiscal year)
	―	―

Three months ended December 31, 2008 and 2009

	Three months ended December 31, 2008 (October 1, 2008 – December 31, 2008)	Three months ended December 31, 2009 (October 1, 2009 – December 31, 2009)
Net income (loss) per share - Basic	(¥25.39)	¥9.26
Net income per share - Diluted	Since amounts per share of common stock represent net loss, fully diluted net income per share for the three months ended December 31, 2008 is not disclosed.	¥8.51

(Note)	The basis for calculating net income (loss) per share is follows:

	Three months ended December 31, 2008 (October 1, 2008 – December 31, 2008)	Three months ended December 31, 2009 (October 1, 2009 – December 31, 2009)
(1) Net income (loss) per share (¥ millions)
Net income (loss) (¥ millions)	(34,945)	12,735
Net income (loss) applicable to common stock (¥ millions)	(34,945)	12,735
Average number of common stock during period (thousand shares)	1,376,261	1,375,232
(2) Net income per share (Diluted)
Adjustment of net income (¥ millions)	―	(13)
(Interest income (after deducting tax) included above)	―	(13)
Increase in number of common stock (thousand shares)	―	118,449
Summary of potentially issuable shares which were not included in the adjusted net income per share calculations, because such shares have no dilution effect (in case of significant change from the end of the previous fiscal year)
	―	―

【OTHER】

1.	Resolution for Interim Dividend

With respect to interim dividend for the 5th consolidated fiscal year (from April 1, 2009 to March 31, 2010), it was resolved, at the meeting of the Board of Directors of MCHC held on November 4, 2009, that the interim dividend shall be paid to shareholders who were listed or recorded on the last shareholders’ register as of September 30, 2009 as follows:

a.	Aggregate amount of dividend:	¥5,506 million

b.	Dividend per share	¥4.00

c.	Effective date of rights to request payment and the commencement date of payment:	December 2, 2009

【Information on Guaranty Company and Others】

I.	【Information on Guaranty Company】

1.	【Bonds subject to Guarantee】

Euro-yen convertible bond-type bonds with subscription rights to shares with maturity date in 2011 (with guarantee and acquisition rights clause)

Euro-yen convertible bond-type bonds with subscription rights to shares with maturity date in 2013 (with guarantee and acquisition rights clause)

Details of respective bonds are as follows:

Name	Date of Issue	Aggregate face value (¥ millions)	Redemption amount (¥ millions)	Unredeemed amount at end of 2nd quarter of the consolidated accounting period	Stock exchange on which the bonds are listed
Euro-yen convertible bond-type bonds with subscription rights to shares with maturity date in 2011 (with guarantee and acquisition rights clause)	October 22, 2007	70,000	―	70,000	Singapore Exchange
Euro-yen convertible bond-type bonds with subscription rights to shares with maturity date in 2013 (with guarantee and acquisition rights clause)	October 22, 2007	70,000	―	70,000	Singapore Exchange

2.	【Matters with Respect to Guaranty Company as a Continuous Disclosure Company】

(1)	Documents submitted by the Guaranty Company

The status of submission of documents for the most recent fiscal year by Mitsubishi Chemical Corporation, a guaranty company, is as follows:

a.	Annual Securities Report and its supporting documents or Quarterly Securities Report

The 3rd Quarter Securities Report for the 16th fiscal year (from October 1, 2009 to December 31, 2009) was submitted to the Director-General of the Kanto Local Finance Bureau of the Ministry of Finance Japan on February 10, 2010.

b.	Location at which a copy of the above document is available to the public

Head Office of Mitsubishi Chemical Corporation (14-1, Shiba 4-chome, Minato-ku, Tokyo)

3.	【Matters with Respect to Guaranty Company that is not a Continuous Disclosure Company】

N/A

II.	【Information on Company other than Guaranty Company】

N/A

III.	【Information on Index, etc.】

N/A

Independent Auditors’ Quarterly Review Report
February 12, 2009
To:   The Board of Directors
 Mitsubishi Chemical Holdings Corporation
Ernst & Young ShinNihon LLC

Yoji Suzuki
Limited Liability Engagement Partner
Certified Public Accountant

Kazuhiko Umemura
Limited Liability Engagement Partner
Certified Public Accountant

Ryuzo Shiroha
Limited Liability Engagement Partner
Certified Public Accountant

Yuri Sekiguchi
Limited Liability Engagement Partner
Certified Public Accountant

We have reviewed the quarterly financial statements of Mitsubishi Chemical Holdings Corporation (“MCHC”) for the 3rd quarter consolidated accounting period (from October 1, 2008 to December 31, 2008) and the nine-month consolidated accounting period (from April 1, 2008 to December 31, 2008) of the consolidated fiscal year ended March 31, 2009 (April 1, 2008 through March 31, 2009), which were disclosed in the “Financial Condition of the Tender Offeror” section in the Tender Offer Explanatory Statement, which included the quarterly consolidated balance sheet, quarterly consolidated statement of operation, and quarterly consolidated statement of cash flows, pursuant to the provisions of Article 193-2, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (the “Law”).  The management of MCHC was responsible for the preparation of these quarterly consolidated financial statements, and our responsibility shall be limited to the expression of an independent conclusion regarding the quarterly consolidated financial statements.

We conducted our review in accordance with auditing standards generally accepted in Japan.  The quarterly review was conducted mainly by asking questions to the management and persons who are responsible for finance and accounting matters, and by implementing analytical and other reviewing procedures.  The review was conducted by limited procedures as compared to an audit of financial statements for a full fiscal year conducted in compliance with audit standards generally accepted in Japan.

In our opinion, after our quarterly review, we did not find any matters, in all material respects, which made us believe that the aforementioned quarterly consolidated financial statements do not properly present, pursuant to standards for the preparation of quarterly consolidated financial statements generally accepted in Japan, (a) the financial conditions as of December 31, 2008, (b) operating results for the 3rd quarter consolidated accounting period and the nine-month consolidated accounting period, both ended on December 31, 2008, and (c) the status of cash flows for the nine-month consolidated accounting period, of MCHC and its consolidated subsidiaries.

Additional Information

As discussed in “CHANGES IN SIGNIFICANT ACCOUNTING POLICIES FOR PREPARING THE SECOND QUARTER CONSOLIDATED FINANCIAL STATEMENTS,” “3. Changes in Accounting Policies,” from the first quarter, MCHC adopted accounting standards for valuation of inventory assets.  Accordingly MCHC prepares its quarterly consolidated financial statements based on such accounting standards.

Neither we nor Ernst & Young ShinNihon LLC have a specific interest in MCHC required to be stated by the provisions of the Certified Public Accountant Law of Japan.

(End of Document)

(Note 1)	The above report is an electric version of the original Quarterly Review Report which is separately retained by MCHC.
(Note 2)	Quarterly consolidated financial statements do not include actual XBRL data.

Independent Auditors’ Quarterly Review Report
February 10, 2010
To:   The Board of Directors
 Mitsubishi Chemical Holdings Corporation
Ernst & Young ShinNihon LLC

Yoji Suzuki
Limited Liability Engagement Partner
Certified Public Accountant

Kazuhiko Umemura
Limited Liability Engagement Partner
Certified Public Accountant

Ryuzo Shiroha
Limited Liability Engagement Partner
Certified Public Accountant

Yuri Sekiguchi
Limited Liability Engagement Partner
Certified Public Accountant

We have reviewed the quarterly financial statements of Mitsubishi Chemical Holdings Corporation (“MCHC”) for the 3rd quarter consolidated accounting period (from October 1, 2009 to December 31, 2009) and the nine-month consolidated accounting period (from April 1, 2009 to December 31, 2009) of the consolidated fiscal year ended March 31, 2010 (April 1, 2009 through March 31, 2010), which were disclosed in the “Financial Condition of the Tender Offeror” section in the Tender Offer Explanatory Statement, which included the quarterly consolidated balance sheet, quarterly consolidated statement of operation, and quarterly consolidated statement of cash flows, pursuant to the provisions of Article 193-2, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (the “Law”).  The management of MCHC was responsible for the preparation of these quarterly consolidated financial statements, and our responsibility shall be limited to the expression of an independent conclusion regarding the quarterly consolidated financial statements.

We conducted our review in accordance with auditing standards generally accepted in Japan.  The quarterly review was conducted mainly by asking questions to the management and persons who are responsible for finance and accounting matters, and by implementing analytical and other reviewing procedures.  The review was conducted by limited procedures as compared to an audit of financial statements for full fiscal year conducted in compliance with audit standards generally accepted in Japan.

In our opinion, after our quarterly review, we did not find any matters, in all material respects, which made us believe that the aforementioned quarterly consolidated financial statements do not properly present, pursuant to standards for the preparation of quarterly consolidated financial statements generally accepted in Japan, (a) the financial conditions as of December 31, 2009, (b) operating results for the 3rd quarter consolidated accounting period and the nine-month consolidated accounting period, both ended on December 31, 2009, and (c) the status of cash flows for the nine-month consolidated accounting period, of MCHC and its consolidated subsidiaries.

Additional Information

As discussed in “CHANGES IN SIGNIFICANT ACCOUNTING POLICIES FOR PREPARING THE SECOND QUARTER CONSOLIDATED FINANCIAL STATEMENTS,” “3. Changes in Accounting Policies,” “(3),” from the first quarter, MCHC adopted accounting standards for business combinations.

Neither we nor Ernst & Young ShinNihon LLC have a specific interest in MCHC required to be stated by the provisions of the Certified Public Accountant Law of Japan.

(End of Document)

(Note 1)	The above report is an electric version of the original Quarterly Review Report which is separately retained by MCHC.
(Note 2)	Quarterly consolidated financial statements do not include actual XBRL data.

2.	【In the Case of an Entity Other Than a Company】

N/A

3.	【In the Case of an Individual】
N/A

III	【Shares Owned and Traded by the Tender Offeror and Specially Related Parties】

1.	【Ownership of Shares】
(1)	Total Number of Shares Owned by the Tender Offeror and/or Specially Related Parties

(as of February 17, 2010)

	Number of Shares Owned	Number of Shares Provided for in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided for in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	6,517 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	6,517	―	―
Total Number of Shares Owned	6,517	―	―
(Total Number of Shares (diluted))	(―)	―	―

(2)	Number of Shares Owned by the Tender Offeror
(as of February 17, 2010)

	Number of Shares Owned	Number of Shares Provided for in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided for in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	― (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	―	―	―
Total Number of Shares Owned	―	―	―
(Total Number of Shares (diluted))	(―)	―	―

(3)	Number of Shares Owned by Specially Related Parties (in aggregate)

(as of February 17, 2010)

	Number of Shares Owned	Number of Shares Provided for in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided for in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	6,517 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	6,517	―	―
Total Number of Shares Owned	6,517	―	―
(Total Number of Shares (diluted))	(―)	―	―

(4)	Ownership of Shares by Each Specially Related Party (breakdown of each specially related party)

a.	Specially Related Party
(as of February 17, 2010)

Name	Mitsubishi Chemical Corporation
Address	14-1, Shiba 4-chome, Minato-ku, Tokyo
Occupation or Contents of Business	Production and sales of chemical products
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Legal entity with which the Tender Offeror has a special capital relationship.

Name	Naoki Yamamoto
Address	6-10, Shiba 1-chome, Minato-ku, Tokyo
Occupation or Contents of Business	President & CEO, Dia-Nitrix Co., Ltd.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Noriyuki Tajiri
Address	6-10, Shiba 1-chome, Minato-ku, Tokyo
Occupation or Contents of Business	Board Director, Dia-Nitrix Co., Ltd.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Takashi Miyaki
Address	6-10, Shiba 1-chome, Minato-ku, Tokyo
Occupation or Contents of Business	Board Director, Dia-Nitrix Co., Ltd.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Takashi Kawakatsu
Address	6-10, Shiba 1-chome, Minato-ku, Tokyo
Occupation or Contents of Business	Auditor, Dia-Nitrix Co., Ltd.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Eiji Tanaka
Address	4-14-1, Shiba, Minato-ku, Tokyo
Occupation or Contents of Business	Board Director, The KAITEKI Institute, Inc.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Hideyuki Oomura
Address	4-9, Nihonbashi-Honcho 1-chome, Chuo-ku, Tokyo
Occupation or Contents of Business	Auditor, Japan Polyethylene Corporation
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Satoshi Sasaki
Address	43-11, Mianmi-Otsuka 3-chome, Toshima-ku, Tokyo
Occupation or Contents of Business	President & CEO, Nippon Rensui Co.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Akira Kimura
Address	2-8, Shibaura 4-chome, Minato-ku, Tokyo
Occupation or Contents of Business	Managing Director, Mitsubishi Chemical Engineering Corporation
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Akira Naito
Address	11-1, Shibakoen 2-chome, Minato-ku, Tokyo
Occupation or Contents of Business	President & CEO, Mitsubishi-Kagaku Foods Corporation
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Shinji Aoki
Address	1-23, Shiba 4-chome, Minato-ku, Tokyo
Occupation or Contents of Business	Auditor, Mitsubishi Kagaku Media Co., Ltd.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Seiichi Watanabe
Address	1-6, Ichinomiya-cho, Nagahama, Shiga
Occupation or Contents of Business	Board Director, Ryoko Tekunika Co., Ltd.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Teruaki Sato
Address	6-10, Ueno 5-chome, Taito-ku, Tokyo
Occupation or Contents of Business	Director, Ryoju Corporation
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Yoshihisa Negishi
Address	1-6, Ichinomiya-cho, Nagahama, Shiga
Occupation or Contents of Business	Auditor, Ryoju Corporation
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

Name	Katsuya Nishiyama
Address	148 Huashan Road, New District, Suzhou, P.R. China
Occupation or Contents of Business	Board Director, APCO (SUZHOU) Co., Ltd.
Contact Information	Contact Person: Ken Fujiwara, Chief Manager, Administration Office, Mitsubishi Chemical Holdings Corporation Contact Address: 14-1, Shiba 4-chome, Minato-ku, Tokyo Tel: +81-3-6414-4850
Relationship with Tender Offeror	Officer of legal entity with which the Tender Offeror has a special capital relationship.

b.	Number of Shares
(as of February 17, 2010)

Name	Mitsubishi Chemical Corporation
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	6,345 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	6,345	―	―
Total Number of Shares Owned	6,345	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Naoki Yamamoto
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	55 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	55	―	―
Total Number of Shares Owned	55	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Noriyuki Tajiri
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	65 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	65	―	―
Total Number of Shares Owned	65	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Takashi Miyaki
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	21 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	21	―	―
Total Number of Shares Owned	21	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Takashi Kawakatsu
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	2 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	2	―	―
Total Number of Shares Owned	2	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Eiji Tanaka
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	1 (unit)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	1	―	―
Total Number of Shares Owned	1	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Hideyuki Oomura
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	1 (unit)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	1	―	―
Total Number of Shares Owned	1	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Satoshi Sasaki
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	1 (unit)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	1	―	―
Total Number of Shares Owned	1	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Akira Kimura
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	1 (unit)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	1	―	―
Total Number of Shares Owned	1	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Akira Naito
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	7 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	7	―	―
Total Number of Shares Owned	7	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Shinji Aoki
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	1 (unit)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	1	―	―
Total Number of Shares Owned	1	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Seiichi Watanabe
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	1 (unit)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	1	―	―
Total Number of Shares Owned	1	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Teruaki Sato
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	4 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	4	―	―
Total Number of Shares Owned	4	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Yoshihisa Negishi
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	2 (unit)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	2	―	―
Total Number of Shares Owned	2	―	―
(Total Number of Shares (diluted))	(―)	―	―

Name	Katsuya Nishiyama
	Number of Shares Owned	Number of Shares Provided in Article 7, Paragraph 1, Item 2 of the Enforcement Order	Number of Shares Provided in Article 7, Paragraph 1, Item 3 of the Enforcement Order
Shares	10 (units)	― (units)	― (units)
Stock Acquisition Rights	―	―	―
Bonds with Stock Acquisition Rights	―	―	―
Trust Beneficiary Certificate for Shares ( )	―	―	―
Depositary Receipts for Shares ( )	―	―	―
Total	10	―	―
Total Number of Shares Owned	10	―	―
(Total Number of Shares (diluted))	(―)	―	―

2.	【Trading of Shares】
(1)	Sixty-day Period Prior to the Submission Date of the Registration Statement

N/A

3.	【Material Contracts Concerning Shares】

N/A

4.	【Purchase Contracts, etc. of Shares after the Submission Date of the Registration Statement】

N/A

IV           【Transactions between Tender Offeror and Target Company】
1.	【Transactions between Tender Offeror and Target Company or its Directors and Officers, and Contents Thereof】

(1)	Transactions between Tender Offeror and Target Company

N/A

(2)	Transactions between Tender Offeror and Directors and Officers of Target Company

N/A

2.	【Agreements between Tender Offeror and Target Company or its Directors and Officers, and Contents Thereof】

The Target Company resolved at the meeting of its Board of Directors held on February 16, 2010, to announce its approval of the Tender Offer and to recommend that the Target Company’s shareholders tender their shares in the Tender Offer.

The Tender Offeror and the Target Company entered into a Memorandum of Understanding with respect to their Management Integration as of November 19, 2009 as outlined below.

a.	Purpose of the Management Integration

With the participation of the Target Company, as a core business company, in the corporate group under which the Tender Offeror will serve as the pure holding company, the Tender Offeror and the Target Company, through the Management Integration, aim to become a corporate group that can survive the expected increasingly severe global competition by consolidating their management resources, achieving an expansion in corporate scale and establishing a solid business foundation while strengthening business competitiveness and fortifying development capabilities.

b.	Method and schedule of the Management Integration

(i)
As a result of the Tender Offer, if the Tender Offeror is unable to acquire all of the Common Stock of the Target Company, as the second phase of the Management Integration, the Tender Offeror and the Target Company will implement a Share Exchange as soon as possible.  Following the day of completion of the Tender Offer, and up until the effective day of the Share Exchange, The Target Company will cancel all of its treasury shares.

(ii)
The Share Exchange Ratio to be used in the Share Exchange will be determined based on the Purchase Price of the Tender Offer, after diverse and rational review by the Tender Offeror and the Target Company giving consideration to the respective share prices, financial conditions, business results trends and other factors of the Tender Offeror and the Target Company, and following discussion and agreement in good faith between the Tender Offeror and the Target Company, after the completion of the Tender Offer.

(iii)
Following the completion of the Tender Offer, if either the Tender Offeror or the Target Company (i) is unable to obtain the necessary approval for the Share Exchange at a general meeting of its shareholders, (ii) believes, based upon reasonable grounds, that it is unable to obtain the necessary approval for the Share Exchange at a general meeting of its shareholders, or (iii) believes, based upon reasonable grounds, that there is a high possibility that either the Tender Offeror or the Target Company will become a party to litigation in relation to the Management Integration, the Tender Offeror and Target Company shall hold discussions and reach agreement in good faith regarding the actions to be taken.

(iv)
The general meetings of shareholders for approval of the Share Exchange is scheduled to be held in June 2010, and the effective date of the Share Exchange is scheduled to be October 1, 2010.  These general meetings of shareholders will only be held if deemed necessary under the Company Law.

c.	Management of the corporate group after the commencement of the Management Integration

(i)
With respect to the management of the corporate group of the Tender Offeror after the completion of either the Tender Offer or the Share Exchange (the “Commencement of the Management Integration”), with an aim to maximize the profits of the whole group, the Tender Offeror shall respect the independence of the management of the Target Company, in accordance with the internal rules of the corporate group (the “Internal Rules on the Group Management”).

(ii)
With respect to the continuation or change of a trade name (including the logo) and the management principles of the Target Company after the Commencement of the Management Integration, the Tender Offeror shall respect the Target Company’s will.

(iii)
After the Commencement of the Management Integration, in order to maximize the shareholder profits as a whole, the Target Company shall respect the basic policy of the group management and the Internal Rules on the Group Management, and share with the Tender Offeror the management principles and management strategies of the Tender Offeror, in addition to managing its own business in accordance with the Internal Rules on the Group Management.  The Target Company may, when necessary, ask the Tender Offeror to hold a discussion with respect to additions to or amendments to the Internal Rules on the Group Management.

(iv)
After the Commencement of the Management Integration, the Tender Offeror and the Target Company shall mutually dispatch one part-time director, as soon as practically possible.  Provided, however, that, separately from the aforementioned part-time director, according to the role that the Target Company plays in the management of the Tender Offeror such as its scale of business sales and profitability, the Target Company shall recommend a candidate for director of the Tender Offeror from among employees who belong to the Target Company, and the Tender Offeror shall respect such recommendation to the maximum extent possible and do its best to make such person a candidate for director of the Tender Offeror at its general meeting of shareholders.

(v)
As measures to realize the synergy effects of the Management Integration and to strengthen their businesses, the Tender Offeror and the Target Company shall, after the Commencement of the Management Integration, actively promote interaction with personnel within the group, business alliance, and restructure and integration of subsidiaries.

d.	Management plan, business operations and general human resources-related matters after the completion of the Management Integration

(i)
After the Tender Offeror completes the acquisition of all Common Stock of the Target Company (including the acquisition of such shares through the share exchange), the Target Company shall establish its mid to long term consolidated management plan and consolidated operation budget in accordance with the Internal Rules on the Group Management, and seek an approval of the Tender Offeror.

(ii)
After the completion of the Management Integration, the Tender Offeror shall, with respect to the business operation and general human resources issues relating to the business of the Target Company, respect the independence of the Target Company in accordance with the Internal Rules on the Group Management.  On the other hand, the Target Company shall, with respect to such business operation and general human resources issues, give consideration to the maximization of the profit of the whole group.

e.	Handling of important human resources and organization of the Target Company after the completion of the Management Integration

After the completion of the Management Integration, the Target Company shall prepare plans in relation to the election/removal of its representative director, director with officer’s post, executive officers with officer’s post and executive officers, as well as material change/abolishment of its organization, and seek an approval of the Tender Offeror.  The Tender Offeror shall, at the time of such approval, respect the independence of the Target Company in accordance with the Internal Rules on the Group Management.

f.	Handling of employees of the Target Company

(i)	In implementing the Management Integration, the Tender Offeror shall not ask the Target Company for the change of employment conditions or dismissal of the current employees of the Target Company.

(ii)
With respect to the employment conditions of the employees of the Target Company after the Commencement of the Management Integration, the Tender Offeror shall respect the will of the Target Company’s Board of Directors.

(iii)
Each of the Tender Offeror and the Target Company shall pay attention to the interaction among employees of two companies after the Commencement of the Management Integration, so that no employee of the companies will be disadvantaged because of the company he or she was employed before the Management Integration.

g.	Competitors with respect to the Tender Offer

(i)
Before the completion of the Tender Offer, if it becomes clear that a third party other than the Tender Offeror commences or will possibly commence a tender offer for the shares of the Target Company, the Tender Offeror and the Target Company shall determine measures against such issue upon mutual discussion and agreement in good faith.

(ii)
If a third party other than the Tender Offeror conducts a tender offer for the shares of the Target Company, the Target Company shall, after cautious deliberation, based on its own judgment, and with the care of a good manager to its shareholders, make a statement of its opinion.

h.	Retention of the corporate value

After the conclusion of the Memorandum of Understanding and until the completion of the Management Integration, the Tender Offeror and the Target Company shall be aware that the realization of the Management Integration is a common objective of both companies, and conduct respective businesses and management/operation of each asset with the care of a good manager, and shall not take any action which might cause a significant change in their assets, profit and loss in the future or any other actions which might have material adverse effects on the implementation of the Management Integration.  The foregoing sentence does not apply if prior approval from the other party has been obtained with respect to the implementation of such actions.

V           【Description of the Target Company】
1.	【Profit & Losses and Other Financial Data for the Most Recent Three Years】
(1)	Profit & Loss	(¥ millions)

Fiscal Year ended	March 31, 2007 (82nd Term)	March 31, 2008 (83rd Term)	March 31, 2009 (84th Term)
Net sales	238,042	240,205	189,636
Cost of sales	174,217	190,032	166,190
Selling, general and administrative expenses	24,579	34,129	35,076
Non-operating income	7,531	9,479	11,447
Non-operating expenses	2,434	5,252	3,126
Net income (loss)	25,943	9,966	(26,652)

Fiscal Year ended	Nine-month period (ended December 31, 2009) of fiscal year ending March 31, 2010 (85th Term)
Net sales	257,528
Cost of sales	207,635
Selling, general and administrative expenses	48,021
Non-operating income	1,701
Non-operating expenses	12,441
Net income (loss)	(11,957)

(Note 1)	Consumption tax and similar charges are not included in net sales above.

(Note 2)
The above information (including Note 1) is based on the 82nd, 83rd and 84th Annual Securities Reports, and the 85th Third Quarter Securities Report, submitted by the Target Company to the Kanto Local Finance Bureau on June 28, 2007, June 27, 2008, June 29, 2009 and February 12, 2010 respectively.

(Note 3)
The above information for the 85th term was prepared based on quarterly consolidated financial statements for the nine-month consolidated period as described in the 85th Third Quarter Securities Report.

(2)	Per Share Information	(¥)

Fiscal Year ended	March 31, 2007 (82nd Term)	March 31, 2008 (83rd Term)	March 31, 2009 (84th Term)
Net profit and loss per share	43.26	16.70	(46.56)
Divided per share	10.00	11.00	4.00
Net asset per share	295.42	280.43	218.36

Fiscal Year ended	Nine-month period (ended December 31, 2009) of fiscal year ending March 31, 2010 (85th Term)
Net profit and loss per share	(20.89)
Divided per share	―
Net asset per share	―

(Note 1)
The above information is based on the 82nd, 83rd and 84th Annual Securities Reports, and the 85th Third Quarter Securities Report, submitted by the Target Company to the Kanto Local Finance Bureau on June 28, 2007, June 27, 2008, June 29, 2009 and February 12, 2010, respectively.

(Note 2)	The above information for the 85th term was prepared based on quarterly consolidated financial statements as described in the 85th Third Quarter Securities Report.

2.	【Share Price Information】
Name of Stock Exchange		Tokyo Stock Exchange Group, Inc., First Section
Month		8/2009	9/2009	10/2009	11/2009	12/2009	1/2010	2/2010
Share Price (¥)	High	348	322	325	372	374	376	376
	Low	253	303	309	263	368	373	370

(Note)	Highest and lowest share prices for February 2010 represent those up to and including February 16, 2010.

3.	【Shareholder Information】

(1)	【Ownership Status】	(as of March 31, 2009)

Description	Status of Shares (1,000 shares constitute 1 unit)							Status of Shares Constituting Less Than One Unit (shares)
	National and Local Governments	Financial institutions	Securities Companies	Other Corporate Entities	Foreign Entities, etc. (Individuals)	Individuals or Others	Total
Number of shareholders	1	78	71	487	338 (22)	64,591	65,566	―
Number of shares owned (units)	14	222,305	10,882	62,133	71,984 (75)	228,870	596,188	3,809,820
Proportion of number of shares owned (%)	0.0	37.3	1.8	10.4	12.1 (0.0)	38.4	100.0	―

(Note 1)
There are 27,740,851 treasury shares, 27,740 units of which are included in the shares of “Individual or Others” and 851 shares of which are included in the shares of “Status of Shares Constituting Less Than One Unit.”  Such number of the treasury shares is the number listed on the shareholders’ register, and the number of treasury shares substantially held as of March 31, 2009 is 27,739,851 shares.

(Note 2)	17 units and 700 shares in the name of Japan Securities Depository Center, Inc. are included in “Other Corporate Entities” and “Status of Shares Constituting Less Than One Unit” above, respectively.

(Note 3)	The above information (including Notes 1 and 2) is based on the 84th Annual Securities Report submitted by the Target Company to the Kanto Local Finance Bureau on June 29, 2009.

(2)	Number of Shares Owned by Major Shareholders and Officers
a.	Major Shareholders	(as of March 31, 2009)

Name	Address	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
The Master Trust Bank of Japan Ltd. (Trust Account)	2-11-3, Hamamatsu-cho, Minato-ku, Tokyo	33,311	5.5
Japan Trustee Services Bank, Ltd. (Trust Account)	1-8-11, Harumi, Chuo-ku, Tokyo	27,805	4.6
Japan Trustee Services Bank, Ltd. (Trust Account 4G)	1-8-11, Harumi, Chuo-ku, Tokyo	24,284	4.0
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	21,964	3.6
Meiji Yasuda Life Insurance Company (Standing proxy: Trust & Custody Services Bank, Ltd.	2-1-1, Marunouchi, Chiyoda-ku, Tokyo (1-8-12, Harumi, Chuo-ku, Tokyo)	20,624	3.4
Japan Agricultural Cooperatives (Standing proxy: The Master Trust Bank of Japan Ltd.)	2-7-9, Hirakawa-cho, Chiyoda-ku, Tokyo (2-11-3, Hamamatsu-cho, Minato-ku, Tokyo)	16,727	2.7
Nippon Life Insurance Company	1-6-6, Marunouchi, Chiyoda-ku, Tokyo	13,482	2.2
Mitsubishi UFJ Trust and Banking Corporation (Standing proxy: The Master Trust Bank of Japan Ltd.)	1-4-5, Marunouchi, Chiyoda-ku, Tokyo (2-11-3, Hamamatsu-cho, Minato-ku, Tokyo)	10,592	1.7
Mitsubishi Heavy Industries, Ltd.	2-16-5, Konan, Minato-ku, Tokyo	10,072	1.6
BBH 493025 BlackRock Global Allocation (Standing proxy: Sumitomo Mitsui Banking Corporation)	40 Water Street, Boston, MA 02109 U.S.A. (1-1-2 Yuraku-cho, Chiyoda-ku, Tokyo)	7,893	1.3
Total	―	186,756	31.1

(Note 1)
The Master Trust Bank of Japan Ltd. (Trust Account), Japan Trustee Services Bank, Ltd. (Trust Account), and Japan Trustee Services Bank, Ltd. (Trust Account 4G) hold the shares of the Target Company as trust assets.

(Note 2)	The Target Company holds 27,739,851 treasury shares.

(Note 3)
On September 16, 2008, Mitsubishi UFJ Financial Group, Inc. and the companies set forth below with which it jointly owns shares sent the Target Company a copy of its amendments to the substantial shareholding report stating that such companies held the following numbers of shares of the Target Company as of September 8, 2008.  However, because it is not possible to verify the number of shares beneficially held by such companies as of March 31, 2008, such information has not been included in the above information with respect to major shareholders of the Target Company.

The details of the aforementioned amendments to the substantial shareholding report are as follows:

Name	Address	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	21,964	3.6
Mitsubishi UFJ Trust and Banking Corporation	1-4-5, Marunouchi, Chiyoda-ku, Tokyo	14,704	2.4
Mitsubishi UFJ Securities Co., Ltd.	2-4-1, Marunouchi, Chiyoda-ku, Tokyo	1,570	0.2
Mitsubishi UFJ Asset Management Co., Ltd.	1-4-5, Marunouchi, Chiyoda-ku, Tokyo	1,600	0.2

(Note 4)	The above information (including Notes 1, 2 and 3) is based on the 84th Annual Securities Reports submitted by the Target Company to the Kanto Local Finance Bureau on June 29, 2009.

(Note 5)
The Target Company submitted the 85th Third Quarter Securities Report to the Kanto Local Finance Bureau on February 12, 2010.  According to the Report, the major shareholders of the Target Company as of September 30, 2009 are as follows:

(as of September 30, 2009)

Name	Address	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
Japan Trustee Services Bank, Ltd. (Trust Account)	1-8-11, Harumi, Chuo-ku, Tokyo	29,027	4.8
The Master Trust Bank of Japan Ltd. (Trust Account)	2-11-3, Hamamatsu-cho, Minato-ku, Tokyo	27,974	4.6
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	21,964	3.6
Meiji Yasuda Life Insurance Company (Standing proxy: Trust & Custody Services Bank, Ltd.	2-1-1, Marunouchi, Chiyoda-ku, Tokyo (1-8-12, Harumi, Chuo-ku, Tokyo)	20,624	3.4
Japan Agricultural Cooperatives (Standing proxy: The Master Trust Bank of Japan Ltd.)	2-7-9, Hirakawa-cho, Chiyoda-ku, Tokyo (2-11-3, Hamamatsu-cho, Minato-ku, Tokyo)	16,727	2.7
Nippon Life Insurance Company	1-6-6, Marunouchi, Chiyoda-ku, Tokyo	13,482	2.2
Mitsubishi UFJ Trust and Banking Corporation (Standing proxy: The Master Trust Bank of Japan Ltd.)	1-4-5, Marunouchi, Chiyoda-ku, Tokyo (2-11-3, Hamamatsu-cho, Minato-ku, Tokyo)	10,592	1.7

Mitsubishi Heavy Industries, Ltd.	2-16-5, Konan, Minato-ku, Tokyo	10,072	1.6
Bank of New York GCM Client Account JPRD ISG FE-AC (Standing proxy: The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	Peterborough Court 133 Fleet Street, London EC4A 2BB U.K. (2-7-1, Marunouchi, Chiyoda-ku, Tokyo)	6,659	1.1
Mitsubishi Chemical Corporation	4-14-1, Shiba, Minato-ku, Tokyo	6,345	1.0
Total	―	163,469	27.2

(Note 1)	Japan Trustee Services Bank, Ltd. (Trust Account) and The Master Trust Bank of Japan Ltd. (Trust Account) hold the shares of the Target Company as trust assets.

(Note 2)	The Target Company holds 27,771,772 treasury shares.

(Note 3)
On August 31, 2009, Mitsubishi UFJ Financial Group, Inc. and the companies set forth below with which it jointly owns shares sent the Target Company a copy of its amendments to the substantial shareholding report stating that such companies held the following numbers of shares of the Target Company as of August 24, 2009.  However, because it is not possible to verify the number of shares beneficially held by such companies as of December 31, 2009, such information has not been included in the above information with respect to major shareholders of the Target Company.

The details of the aforementioned amendments to the substantial shareholding report are as follows:

Name	Address	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	2-7-1, Marunouchi, Chiyoda-ku, Tokyo	21,964	3.6
Mitsubishi UFJ Trust and Banking Corporation	1-4-5, Marunouchi, Chiyoda-ku, Tokyo	22,238	3.7
Mitsubishi UFJ Securities Co., Ltd.	2-4-1, Marunouchi, Chiyoda-ku, Tokyo	2,601	0.4
Mitsubishi UFJ Asset Management Co., Ltd.	1-4-5, Marunouchi, Chiyoda-ku, Tokyo	2,585	0.4

b.	Officers	(as of June 29, 2009)

Name	Title & Responsibilities	Number of Shares Owned (thousands shares)	Shareholding Percentage of the Total Shares Outstanding (%)
Yoshiyuki Sumeragi	Director and Chairman of the Board	186	0.03
Masanao Kambara	Representative Director and President Chairperson of CSR Committee, Safety, Environment & Quality Assurance Committee, Corporate Ethics Committee, Risk Management Committee, and JK Committee Responsible for Audit Office and Lucite Office Director and Chairman of Lucite International Group Limited	146	0.02

Takumi Ubagai	Representative Director Chairperson of Information Security Committee Responsible for corporate ethics, Export Control Office, Mitsubishi Rayon America Inc., MRC ASIA (THAILAND) LIMITED, MRC Hong Kong Co., Ltd., Mitsubishi Rayon (Shanghai) Co., Ltd., Human Resources Department, General Administration Department, Control and Finance Department, Logistics & Information Systems Planning Office, MMA Business Block, Affiliated Companies Block, and Nagoya Branch	94	0.02
Noriyuki Tajiri	Representative Director Responsible for Management Advisory Committee, Management Meeting, Executive Officers, CSR Committee, Risk Management Committee, JK Committee, Corporate Planning Division, AN Business Block, Specialty Fibers Business Block, and Osaka Branch Sub duties: Audit Office	52	0.01
Akio Kataoka	Director Responsible for Safety, Environment & Quality Assurance Committee, safety, environment and quality assurance, PL, Safety, Environment & Quality Assurance Department, Production Technology Administration Department, Utilities Center, Research & Development Administration Department, Intellectual Property Department, Corporate Research Laboratories, Yokohama Corporate Research Laboratories, Toyohashi Corporate Research Laboratories, Production Technology Laboratories, MRE Business Block, each Production Center, and Hachinohe Factory	42	0.01
Michio Tatebayashi	Director Responsible for Public & Investment Relations Office Sub duties: AN Business Block	30	0.01
Akira Nakata	Director Sub duties: Research & Development Administration Department, Intellectual Property Department, Corporate Research Laboratories, Yokohama Corporate Research Laboratories, Toyohashi Corporate Research Laboratories, and Production Technology Laboratories	25	0.00
Toshifumi Shinohara	Corporate Auditor	76	0.01
Toru Sakamaki	Corporate Auditor	27	0.00
Hisatoshi Adachi	Corporate Auditor	4	0.00
Noriyuki Hoshi	Corporate Auditor	23	0.00
Total	―	705	0.12

(Note 1)	Messrs. Hisatoshi Adachi and Noriyuki Hoshi are outside corporate auditors as defined in Article 2, Item 16 of the Company Law.

(Note 2)	The Target Company introduced the executive officer system (shikko yakuin seido). The executive officers are as follows:

Name	Title	Responsibilities
Masanao Kambara	Chief Executive Officer	Responsible for Audit Office and Lucite Office Director and Chairman of Lucite International Group Limited
Takumi Ubagai	Senior Executive Officer
Responsible for Corporate ethics,
Export Control Office,
Mitsubishi Rayon America Inc.,
MRC ASIA (THAILAND) LIMITED,
MRC Hong Kong Co., Ltd.,
Mitsubishi Rayon (Shanghai) Co., Ltd.,
Human Resources Department,
General Administration Department,
Control and Finance Department,
Logistics & Information Systems Planning Office, MMA Business Block,
Affiliated Companies Block, and
Nagoya Branch

Noriyuki Tajiri	Senior Executive Officer	Responsible for Corporate Planning Division, AN Business Block, Specialty Fibers Business Block, and Osaka Branch Sub duties: Audit Office
Akio Kataoka	Managing Executive Officer
Responsible for Safety, Environment & Quality Assurance Department, Production Technology Administration Department, Utilities Center, Research & Development Administration Department, Intellectual Property Department, Corporate Research Laboratories, Yokohama Corporate Research Laboratories, Toyohashi Corporate Research Laboratories, Production Technology Laboratories, MRE Business Block, each Production Center and Hachinohe Factory
General Manager of Production Technology Administration Department

Ryoichi Yokoyama	Managing Executive Officer	Responsible for Raw Materials Purchasing Department Sub duties: MMA Business Block and AN Business Block
Takashi Yamamoto	Managing Executive Officer
Sub duties: Research & Development Administration Department, Intellectual Property Department, Corporate Research Laboratories, Yokohama Corporate Research Laboratories, Toyohashi Corporate Research Laboratories, Production Technology Laboratories
General Manager of Corporate Research Laboratories

Eiichi Shinozaki	Managing Executive Officer	General Manager of Otake Production Center, and General Manager of General Administration Department of Otake Production Center Director and President of MRA Otake Co., Ltd.

Ian R. Lambert	Managing Executive Officer	Responsible for Lucite Block Director and President (CEO) of Lucite International Group Limited
Mikiyoshi Araki	Executive Officer	General Manager of Toyohashi Production Center
Michio Tatebayashi	Executive Officer	Responsible for Public & Investors Relations Office Sub duties: AN Business Block General Manager of Carbon Fiber & Composite Materials Division, and General Manager of GDL Office
Akira Nakata	Executive Officer
Sub duties: Research & Development Administration Department, Intellectual Property Department, Corporate Research Laboratories, Yokohama Corporate Research Laboratories, Toyohashi Corporate Research Laboratories, Production Technology Laboratories
General Manager of Research & Development Administration Department

Kiyokazu Kitai	Executive Officer	Director and Vice President of UMG ABS Co., Ltd.
Yasunori Kamei	Executive Officer	Sub duties: Human Resources Department, General Administration Department, Control and Finance Department, Logistics & Information Systems Planning Office General Manager of Human Resources Department
Seiichiro Shimomugi	Executive Officer	General Manager of Toyama Production Center Director and President of MRM Toyama Co., Ltd.
Tsukasa Ueda	Executive Officer	Sub duties: Specialty Fibers Business Block General Manager of Cigarette Tow Division, and General Manager of Osaka Branch
Takashi Miyaki	Executive Officer	General Manager of Chemicals Division, and General Manager of Chemicals Division I
Kenichi Mishima	Executive Officer	Director and President of Mitsubishi Rayon Engineering Co., Ltd., and General Manager of Audit Office of Mitsubishi Rayon Engineering Co., Ltd.
Ryoji Tanaka	Executive Officer	General Manager of Corporate Planning Division

(Note 3)
The above information (including Notes 1 and 2 but excluding the “Shareholding Percentage of the Total Shares Outstanding”) is based on the 84th Annual Securities Report submitted by the Target Company to the Kanto Local Finance Bureau on June 29, 2009.

(Note 4)	“Shareholding Percentage of the Total Shares Outstanding” above is rounded off to the nearest to the nearest hundredth.

(Note 5)
According to the 85th Third Quarter Securities Report submitted by the Target Company to the Kanto Local Finance Bureau on February 12, 2010, there was no change to directors, corporate auditors and executive officers from the submission date of the 84th Annual Securities Report (submitted by the Target Company to the Kanto Local Finance Bureau on June 29, 2009) to the date of the Third Quarter Securities Report.

4.	【Other Matters】
N/A
(End of Document)